EXHIBIT 2.1

                                                                  CONFORMED COPY




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                          AGREEMENT AND PLAN OF MERGER



                                  by and among



                          AT&T WIRELESS SERVICES, INC.



                              TL ACQUISITION CORP.



                                       and



                               TELECORP PCS, INC.



                           Dated as of October 7, 2001










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

                                TABLE OF CONTENTS




                                    ARTICLE I

                                   THE MERGER

1.1   The Merger..............................................................
1.2   Effective Time..........................................................
1.3   Effect of the Merger....................................................
1.4   Certificate of Incorporation and By-laws of the Surviving Corporation...
1.5   Directors and Officers..................................................
1.6   Conversion of Capital Stock, Etc........................................
1.7   Cancellation of Certain Shares; Conversion of Merger Sub Stock..........
1.8   Stock Options; Restricted Stock.........................................
1.9   Adjustments.............................................................
1.10  Fractional Shares.......................................................
1.11  Surrender of Certificates...............................................
1.12  Further Ownership Rights in Shares......................................
1.13  Closing.................................................................
1.14  Lost, Stolen or Destroyed Certificates..................................
1.15  Follow-On Merger........................................................
1.16  Dissenting Shares.......................................................

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF TELECORP

2.1   Organization and Qualification; Subsidiaries............................
2.2   Certificate of Incorporation; By-laws...................................
2.3   Capitalization..........................................................
2.4   Authority; Enforceability...............................................
2.5   Board Recommendation; Required Vote.....................................
2.6   No Conflict; Required Filings and Consents..............................
2.7   Material Agreements.....................................................
2.8   Compliance..............................................................
2.9   SEC Filings; Financial Statements.......................................
2.10  Licenses and Authorizations.............................................
2.11  No Violation of Law.....................................................
2.12  Absence of Certain Changes or Events....................................
2.13  Absence of Liabilities..................................................
2.14  Absence of Litigation...................................................
2.15  Employee Benefit Plans..................................................
2.16  Employment and Labor Matters............................................
2.17  Registration Statement; Proxy Statement/Prospectus......................
2.18  Microwave Clearing......................................................
2.19  Title to Assets; Leases.................................................
2.20  Taxes...................................................................
2.21  Environmental Matters...................................................
2.22  Intellectual Property...................................................
2.23  No Restrictions on the Merger; Takeover Statutes........................
2.24  Tax Matters.............................................................
2.25  Build-out Requirements..................................................
2.26  Brokers.................................................................
2.27  Opinion of Financial Advisor............................................

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF AWS

3.1   Organization and Qualification; Subsidiaries............................
3.2   Certificate of Incorporation; By-laws...................................
3.3   Capitalization..........................................................
3.4   Authority; Enforceability...............................................
3.5   No Conflict; Required Filings and Consents..............................
3.6   Compliance..............................................................
3.7   SEC Filings; Financial Statements.......................................
3.8   Licenses and Authorizations.............................................
3.9   No Violation of Law.....................................................
3.10  Absence of Litigation...................................................
3.11  Registration Statement; Proxy Statement/Prospectus......................
3.12  Taxes...................................................................
3.13  Tax Matters.............................................................
3.14  Absence of Changes......................................................
3.15  Brokers.................................................................
3.16  Severance Policy; Letter Agreement......................................

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

4.1   Access to Information; Confidentiality..................................
4.2   Conduct of Business Pending the Closing Date............................
4.3   Registration Statement; Other Filings; Board Recommendations............
4.4   Meeting of TeleCorp Stockholders........................................
4.5   Non-Solicitation........................................................
4.6   Blue Sky................................................................
4.7   Registration and Listing of AWS Capital Stock...........................
4.8   Further Actions.........................................................
4.9   Notification............................................................
4.10  Notice of Breaches; Updates.............................................
4.11  Affiliates..............................................................
4.12  Employee Benefit Matters................................................
4.13  Indemnification and Insurance...........................................
4.14  Plan of Reorganization..................................................
4.15  Tax-Free Exchange.......................................................
4.16  Extension of Birmingham/Tuscaloosa Put Right............................

                                    ARTICLE V

                               CLOSING CONDITIONS

5.1   Conditions to Obligations of TeleCorp and AWS to Effect the Merger......
5.2   Additional Conditions to Obligations of TeleCorp........................
5.3   Additional Conditions to the Obligations of AWS.........................

                                   ARTICLE VI

                                   TERMINATION

6.1   General.................................................................
6.2   Obligations in Event of Termination.....................................
6.3   Termination Fees........................................................

                                   ARTICLE VII

                                   NO SURVIVAL

7.1   No Survival of Representations and Warranties...........................

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1   Public Announcements....................................................
8.2   Fees and Expenses.......................................................
8.3   Notices.................................................................
8.4   Certain Definitions.....................................................
8.5   Interpretation..........................................................
8.6   Entire Agreement........................................................
8.7   Binding Effect; Benefit.................................................
8.8   Assignability...........................................................
8.9   Amendment; Waiver.......................................................
8.10  Section Headings; Table of Contents.....................................
8.11  Severability............................................................
8.12  Counterparts............................................................
8.13  Governing Law; Jurisdiction and Service of Process......................
8.14  Waiver of Jury Trial....................................................

EXHIBITS

Exhibit A      AWS Series C Preferred Certificate of Designations
Exhibit B      Form of AWS Series E Preferred Certificate of Designations
Exhibit C      Form of Affiliates Letter
Exhibit D      Form of AWS Tax Representation Letter
Exhibit E      Form of TeleCorp Tax Representation Letter
Exhibit F      Transfer Agreements
Exhibit G      Change of Control Severance Policy
Exhibit H      Letter Agreement with TeleCorp Management Corp.

                          AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 7, 2001, by and among TeleCorp PCS, Inc., a Delaware corporation ("TeleCorp"), AT&T Wireless Services, Inc., a Delaware corporation ("AWS") and TL Acquisition Corp., a newly formed Delaware corporation and a wholly owned subsidiary of AWS ("Merger Sub").


                                   WITNESSETH:

            WHEREAS, the respective Boards of Directors of TeleCorp, AWS and Merger Sub, as well as all of the directors of TeleCorp who are not employees of AWS (the "Disinterested Directors"), have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Sub with and into TeleCorp on the terms and conditions set forth in this Agreement (the "Merger");

            WHEREAS, for United States federal income tax purposes, it is intended that either the Merger or the combination of the Merger and the Follow-On Merger, as applicable, qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder;


            WHEREAS, as an inducement to and a condition to AWS entering into this Agreement, simultaneously herewith certain stockholders of TeleCorp are entering into Voting Agreements relating to the agreement of such stockholders to vote to approve the transactions contemplated by this Agreement (the "Voting Agreements"); and


            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1 The Merger. At the Effective Time and subject to the terms and conditions of this Agreement, and in accordance with the General Corporation Law of the State of Delaware ("DGCL"), Merger Sub shall be merged with and into TeleCorp, with TeleCorp as the surviving corporation. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease, and TeleCorp, as the surviving corporation, shall continue its existence under the laws of the State of Delaware as a wholly owned subsidiary of AWS. TeleCorp, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

            1.2 Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article V (excluding, but subject to the satisfaction or waiver of, conditions that, by their nature, cannot be satisfied prior to the Closing Date), but in no event prior to the Closing, TeleCorp and AWS shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be specified by mutual agreement in the Certificate of Merger, being the "Effective Time").

            1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the Certificate of Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the assets, property, rights, privileges, immunities, powers and franchises of TeleCorp and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of TeleCorp and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            1.4 Certificate of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, by virtue of the Merger and without further action on the part of any party, the Restated Certificate of Incorporation of TeleCorp shall be amended to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time (except that the name of the corporation shall remain TeleCorp, and the provision relating to the incorporator shall be omitted) and as so amended shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by the DGCL; provided that, if the votes received in connection with the Required Stockholder Approval are not sufficient under the Restated Certificate of Incorporation of TeleCorp to cause such amendment, then the Restated Certificate of Incorporation of TeleCorp as in effect immediately prior to the Effective Time shall remain the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by the DGCL. At the Effective Time, the by-laws of Merger Sub shall be the by-laws of the Surviving Corporation until thereafter amended as provided by the DGCL.

            1.5 Directors and Officers.

            (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

            (b) The officers of TeleCorp immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the By-laws of Merger Sub until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Merger Sub's Certificate of Incorporation and By-laws.

            1.6 Conversion of Capital Stock, Etc. Subject to the provisions of this Article I, at the Effective Time, by virtue of the Merger, and without any action on the part of any party:

            (a) With respect to each share of Common Stock, par value $0.01 per share, of TeleCorp ("TeleCorp Common Stock"):

               (i) each share of TeleCorp Class A Voting Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7) shall be converted automatically into and become changeable for .9 shares of AWS, par value $0.01 per share ("AWS Common Stock");

               (ii) each share of TeleCorp Class C Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for .9 shares of AWS Common Stock;

               (iii) each share of TeleCorp Class D Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for .9 shares of AWS Common Stock;

               (iv) each share of TeleCorp Class E Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for .9 shares of AWS Common Stock;

               (v) each share of TeleCorp Class F Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for .9 shares of AWS Common Stock; and

               (vi) each share of TeleCorp Voting Preference Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section
      1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for .9 shares of AWS Common Stock.

            (b) With respect to each share of Preferred Stock, par value $0.01 per share, of TeleCorp ("TeleCorp Preferred Stock" and, together with the TeleCorp Common Stock, "TeleCorp Capital Stock") that is outstanding:

               (i) each share of TeleCorp Series A Convertible Preferred Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section
      1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for 82.9849 shares of AWS Common Stock;

               (ii) each share of TeleCorp Series B Preferred Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for 81.2439 shares of AWS Common Stock;

               (iii) each share of TeleCorp Series C Preferred Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for one share of a new series of preferred stock of AWS to be designated as Series C Preferred Stock of AWS ("AWS Series C Preferred Stock") having terms substantially as set forth in the form of the Series C Preferred Certificate of Designation attached as Exhibit A hereto;

               (iv) each share of TeleCorp Series D Preferred Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for 27.6425 shares of AWS Common Stock;

               (v) each share of TeleCorp Series E Preferred Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for one share of a new series of Preferred Stock of AWS to be designated as Series E Preferred Stock of AWS, having terms substantially as set forth in the form of the Series E Preferred Certificate of Designation attached as Exhibit B hereto (together with the AWS Series C Preferred Stock, the "AWS Preferred Stock"; the AWS Common Stock and the AWS Preferred Stock, the "AWS Capital Stock");

               (vi) each share of TeleCorp Series F Preferred Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for .9 shares of AWS Common Stock; and

               (vii) each share of TeleCorp Series G Preferred Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 1.7 or the Dissenting Shares) shall be converted automatically into and become exchangeable for .9 shares of AWS Common Stock.

            (c) As of the Effective Time, all shares of TeleCorp Capital Stock shall no longer be outstanding and shall automatically be deemed canceled and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of the applicable AWS Capital Stock as specified in Section 1.6 (the "Merger Consideration"), and any cash, in lieu of fractional shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.10 hereof without interest. The number of shares of AWS Capital Stock into which shares of each class of TeleCorp Capital Stock are converted in accordance with Section 1.6 shall be, with respect to such class, the "Exchange Ratio."

            1.7 Cancellation of Certain Shares; Conversion of Merger Sub Stock.

            (a) At the Effective Time, each share of TeleCorp Capital Stock held in the treasury of TeleCorp or owned by AWS immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no consideration shall be delivered in exchange therefor.

            (b) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one share of common stock of the Surviving Corporation.

            1.8 Stock Options; Restricted Stock.

            (a) At the Effective Time, all options (the "Outstanding Employee Options") to purchase shares of TeleCorp Common Stock then outstanding and unexercised under the TeleCorp PCS, Inc. 2000 Employee, Director and Consultant Stock Plan, the TeleCorp PCS, Inc. 1999 Stock Option Plan, as amended to the date hereof, the Amended and Restated Tritel, Inc. 1999 Stock Option Plan, and the Amended and Restated Tritel, Inc. 1999 Stock Option Plan for Non-employee Directors (the "TeleCorp Option Plans"), whether or not then vested or exercisable, by virtue of the Merger and without any action on the part of the holder thereof, shall no longer be options to acquire TeleCorp Common Stock and shall automatically become options to acquire AWS Common Stock with such terms as provided in Section 1.8(b).

            (b) At the Effective Time, each such Outstanding Employee Option shall continue to have, and be subject to, the same terms and conditions set forth in the TeleCorp Option Plans, option agreements thereunder and other relevant documentation immediately prior to the Effective Time, except that such Outstanding Employee Options will cease to represent an option to purchase shares of TeleCorp Common Stock and will be automatically converted into an option to purchase that number of whole shares of AWS Common Stock equal to the product of (i) the number of shares of TeleCorp Common Stock that were purchasable under such Outstanding Employee Options immediately prior to the Effective Time and (ii) the applicable Exchange Ratio, rounded up to the nearest whole number of shares of AWS Common Stock. The per-share exercise price for the shares of AWS Common Stock issuable upon exercise of such converted Outstanding Employee Options will be equal to the quotient determined by dividing (x) the exercise price per share of TeleCorp Common Stock at which such Outstanding Employee Options were exercisable immediately prior to the Effective Time by (y) the applicable Exchange Ratio, and rounding the resulting exercise price to the nearest whole cent.

            (c) At the Effective Time, all shares of restricted and unvested TeleCorp Common Stock ("Restricted Shares") granted under any of the TeleCorp Option Plans or otherwise, which are outstanding and subject to restriction as of the Effective Time, shall, without any further action on the part of the holders thereof, automatically and immediately be converted into a number of restricted shares of AWS Common Stock ("AWS Restricted Shares") equal to the product of (i) the number of Restricted Shares held by the grantee immediately prior to the Effective Time and (ii) the applicable Exchange Ratio. Following the Effective Time, each AWS Restricted Share will otherwise continue to be subject to the same terms and conditions set forth in the TeleCorp Option Plans, restricted stock agreements thereunder and any other relevant documentation immediately prior to the Effective Time. At the Effective Time, AWS shall assume all of the further obligations of TeleCorp under the TeleCorp PCS, Inc. 1998 Restricted Stock Plan, which was assumed by TeleCorp on November 13, 2000.

            (d) AWS or one of its Affiliates shall reserve for issuance a sufficient number of shares of AWS Common Stock for delivery upon exercise of Outstanding Employee Options. As soon as practicable after the Effective Time, AWS shall file a registration statement on Form S-8 (or any successor form or other appropriate form) under the Securities Act covering the shares of AWS Common Stock issuable upon the exercise of the Outstanding Employee Options assumed by AWS, and shall use all its reasonable efforts to cause such registration statement to become effective as soon thereafter as practicable and to maintain such registration in effect until the exercise or expiration of such assumed Outstanding Employee Options.

            (e) Notwithstanding the foregoing, the number of shares and the per share exercise price of each Outstanding Employee Option that is intended to be an "incentive stock option " (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 422 of the Code.

            (f) TeleCorp shall take all steps necessary prior to the Effective Time to ensure that no individual shall have the right to exercise any Outstanding Employee Options (or other TeleCorp equity awards) for TeleCorp Common Stock following the Effective Time.

            1.9 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, (a) any change in the outstanding shares of TeleCorp Capital Stock or AWS Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any similar transaction, or any stock dividend thereon with a record date during such period, or (b) if the representations set forth in Section 2.3(a), Section 2.3(b) or the first sentence of Section 2.3(c) shall not be true and correct and, solely in the case of clause (b) AWS elects to do so, the Merger Consideration shall be appropriately adjusted to provide the holders of shares of TeleCorp Capital Stock or AWS, as the case may be, the same economic effect as contemplated by this Agreement prior to such event or in the absence of such failure to be true and correct, as the case may be.

            1.10 Fractional Shares. No fraction of a share of AWS Common Stock shall be issued, but in lieu thereof each holder of shares of TeleCorp Capital Stock who would otherwise be entitled to a fraction of a share of AWS Common Stock (after aggregating all fractional shares of AWS Common Stock to be received by such holder) shall receive from the Exchange Agent (as defined below) in lieu of such fractional shares of AWS Common Stock, an amount of cash (rounded to the nearest whole cent and without interest) representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of AWS Common Stock which would otherwise have been issued (the "Excess Shares"). The sale of the Excess Shares by the Exchange Agent shall be executed on the New York Stock Exchange and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of TeleCorp Capital Stock, the Exchange Agent will hold such proceeds in trust for the holders of TeleCorp Capital Stock. AWS shall pay or cause to be paid all commissions, transfer taxes and other out-of-pocket transaction costs, including, without limitation, the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. AWS may decide, at its sole option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares that AWS shall pay or cause to be paid to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of TeleCorp Capital Stock the amount such holder would have received pursuant to the foregoing assuming that the sales of AWS Common Stock were made at a price equal to the average of the closing bid prices of AWS Common Stock on the New York Stock Exchange, for the ten consecutive trading days immediately following the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this sentence. In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of TeleCorp Capital Stock in lieu of any fractional shares of AWS Common Stock, the Exchange Agent shall make available such amounts to such holders of shares of the applicable TeleCorp Capital Stock without interest.

            1.11 Surrender of Certificates.

            (a) Exchange Agent. Prior to the Effective Time, AWS shall designate a bank or trust company to act as exchange agent (the "Exchange Agent") in connection with the Merger.

            (b) AWS to Provide Capital Stock. When and as needed, AWS shall use reasonable best efforts to make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as AWS may adopt, the Merger Consideration.

            (c) Exchange Procedures. Promptly after the Effective Time (but in no event later than five days after the Effective Time), AWS shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of TeleCorp Capital Stock whose shares were converted into the right to receive shares of AWS Capital Stock pursuant to Section 1.6, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as TeleCorp may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of AWS Capital Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number and type of shares of AWS Capital Stock or, as the case may be, payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.10, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of TeleCorp Capital Stock shall be deemed from and after the Effective Time, for all legal purposes, to evidence only the right to receive the number of shares of AWS Capital Stock into which the holder of such shares of TeleCorp Capital Stock is entitled and, as the case may be, the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.10. Any portion of the shares of AWS Capital Stock and cash deposited with the Exchange Agent pursuant to Section 1.11(b) which remains undistributed to the holders of Certificates representing shares of TeleCorp Capital Stock for six months after the Effective Time shall be delivered to AWS, upon demand, and any holders of shares of TeleCorp Capital Stock who have not theretofore complied with the provisions of this Article I shall thereafter look only to AWS and only as general creditors thereof for payment of their claim for AWS Capital Stock, any cash in lieu of fractional shares and any dividends or distributions with respect to AWS Capital Stock to which such holders may then be entitled.

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to AWS Capital Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of AWS Capital Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following the surrender of any such Certificate, there shall be paid to the record holder of the certificates representing shares of AWS Capital Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of AWS Capital Stock.

            (e) Transfers of Ownership. If any certificate for shares of AWS Capital Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered in the stock register of TeleCorp, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the stockholder requesting such exchange shall have paid to AWS, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for shares of AWS Capital Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the reasonable satisfaction of AWS or any agent designated by it that such tax has been paid or is otherwise not payable.

            (f) No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, AWS or the Surviving Corporation shall be liable to a holder of shares of TeleCorp Capital Stock or any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (g) Withholding of Tax. Either AWS or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of TeleCorp Capital Stock such amounts as AWS (or any Affiliate thereof) or the Exchange Agent shall determine in good faith they are required to deduct and withhold with respect to the making of such payment under the Code or any provision of any applicable state, local or foreign tax law. To the extent that amounts are so withheld by AWS or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of TeleCorp Capital Stock in respect of whom such deduction and withholding were made by AWS.

            1.12 Further Ownership Rights in Shares. All shares of AWS Capital Stock issued upon the surrender for exchange of shares of TeleCorp Capital Stock in accordance with the terms of this Article I (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of TeleCorp Capital Stock, and there shall be no further registration of transfers on the records of either AWS or the Surviving Corporation of shares of capital stock of TeleCorp which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to either AWS or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

            1.13 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VI, and subject to the provisions of Article V, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. (eastern standard time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third business day after all the conditions set forth in Article V (excluding, but subject to the satisfaction or waiver of, conditions that, by their nature, cannot be satisfied prior to the Closing Date) shall have been satisfied or waived, unless another time and/or date is agreed to in writing by the parties. The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY, unless another place is agreed to by the parties.

            1.14 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of TeleCorp Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof in form and substance reasonably acceptable to AWS, such shares of AWS Capital Stock to which the holder of such Certificate would otherwise be entitled to pursuant to the provisions of Section 1.6 and cash for fractional shares, if any, as may be required pursuant to Section 1.10; provided, however, that AWS may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against AWS or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

            1.15 Follow-On Merger. In the event that either of the tax opinions required by Section 5.2(b) and 5.3(b) could otherwise not be delivered, AWS shall cause the Surviving Corporation to be merged with and into AWS immediately after the Effective Time (the "Follow-On Merger").

            1.16 Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, shares of TeleCorp Capital Stock (other than the TeleCorp Class A Voting Common Stock, par value $0.01 per share) that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 1.11, of the certificate or certificates that formerly evidenced such shares.

            (b) TeleCorp shall give AWS (i) prompt notice of any demands for appraisal received by TeleCorp, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by TeleCorp and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. TeleCorp shall not, except with the prior written consent of AWS, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF TELECORP

            Except as set forth in the TeleCorp Disclosure Schedule delivered to AWS concurrently herewith (the "TeleCorp Disclosure Schedule"), TeleCorp, on behalf of itself and its Subsidiaries, represents and warrants to AWS that the statements contained in this Article II are true, complete and correct. The TeleCorp Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any paragraph shall qualify only the corresponding paragraph of this Article II. As used in this Agreement, a "TeleCorp Material Adverse Effect" means any change, event, occurrence, effect or state of facts (a) that is materially adverse to or materially impairs (i) the business, assets (including intangible assets), liabilities, financial condition or results of operations of TeleCorp and its Subsidiaries, taken as a whole, or (ii) the ability of TeleCorp to perform its obligations under this Agreement, or (b) prevents consummation of any of the transactions contemplated by this Agreement; provided that none of the following shall be considered a Material Adverse Effect except to the extent TeleCorp is affected in a materially disproportionate manner as compared to other wireless telecommunications service providers: (x) changes in general economic conditions in the United States, (y) conditions affecting the wireless telecommunications services industry generally, and (z) any changes resulting from the announcement of the Merger.

            2.1 Organization and Qualification; Subsidiaries.

            (a) TeleCorp is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. TeleCorp is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a TeleCorp Material Adverse Effect.

            (b) All of the shares of capital stock of each Subsidiary of TeleCorp are owned by TeleCorp or by a Subsidiary of TeleCorp (other than director's qualifying shares in the case of foreign Subsidiaries), and are validly issued, fully paid and non-assessable, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants with respect any such Subsidiaries capital stock.

            (c) Each Subsidiary of TeleCorp is a legal entity, duly incorporated or organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all the requisite power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Subsidiary of TeleCorp is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a TeleCorp Material Adverse Effect.

            2.2 Certificate of Incorporation; By-laws. TeleCorp has heretofore made available to AWS a true, complete and correct copy of its and each of its Subsidiaries' respective Certificate of Incorporation and By-laws (or other equivalent organizational or constitutive documents), each as amended or restated to date. Each such Certificate of Incorporation and By-laws (or other equivalent organizational documents) of TeleCorp and each of its Subsidiaries are in full force and effect. Neither TeleCorp nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-laws or other equivalent organizational documents.

            2.3 Capitalization.

            (a) The authorized capital of TeleCorp consists of: (i) 1,934,463,093 shares of TeleCorp Common Stock, consisting of: (A) 1,108,550,000 shares of TeleCorp Class A Voting Common Stock, (B) 808,550,000 shares of TeleCorp Class B Non-Voting Common Stock, (C) 313,000 shares of TeleCorp Class C Common Stock, (D) 1,047,000 shares of TeleCorp Class D Common Stock, (E) 4,000,000 shares of TeleCorp Class E Common Stock, (F) 12,000,000 shares of TeleCorp Class F Common Stock, and (G) 3,093 shares of TeleCorp Voting Preference Common Stock; (ii) 20,000,000 shares of TeleCorp Preferred Stock, consisting of: (A) 100,000 shares of TeleCorp Series A Convertible Preferred Stock, (B) 200,000 shares of TeleCorp Series B Preferred Stock, (C) 215,000 shares of TeleCorp Series C Preferred Stock, (D) 50,000 shares of TeleCorp Series D Preferred Stock, (E) 30,000 shares of TeleCorp Series E Preferred Stock, (F) 15,450,000 shares of TeleCorp Series F Preferred Stock, (G) 100,000 shares of TeleCorp Series G Preferred Stock, (H) 200,000 shares of TeleCorp Series H Preferred Stock, (I) 300,000 shares of TeleCorp Series I Preferred Stock, and (J) 3,355,000 undesignated shares.

            (b) As of October 7, 2001, 2001: (i) 180,960,930.01 shares of
TeleCorp Common Stock were issued and outstanding, which consisted of: (A) 179,779,632 shares of TeleCorp Class A Voting Common Stock, (B) no shares of TeleCorp Class B Non-Voting Common Stock, (C) 283,813 shares of TeleCorp Class C Common Stock, (D) 851,429 shares of TeleCorp Class D Common Stock, (E) 5,245.70 shares of TeleCorp Class E Common Stock, (F) 37,717.31 shares of TeleCorp Class F Common Stock, and (G) 3,093 shares of TeleCorp Voting Preference Common Stock;
(ii) 15,433,244.82 shares of TeleCorp Preferred Stock were issued and outstanding, which consisted of: (A) 97,472.84 shares of TeleCorp Series A Preferred Stock, (B) 90,666.33 shares of TeleCorp Series B Preferred Stock, (C) 210,608 shares of TeleCorp Series C Preferred Stock, (D) 49,916.98 shares of TeleCorp Series D Preferred Stock, (E) 25,428.57 shares of TeleCorp Series E Preferred Stock, (F) 14,912,778 shares of TeleCorp Series F Preferred Stock, (G) 46,374.10 shares of TeleCorp Series G Preferred Stock, (H) no shares of TeleCorp Series H Preferred Stock, and (I) no shares of TeleCorp Series I Preferred Stock; (iii) 281,525 shares of TeleCorp Common Stock were held in treasury of TeleCorp or any of its Subsidiaries; (iv) no shares of TeleCorp Capital Stock were held by any Subsidiary of TeleCorp; (v) 361,744 shares of TeleCorp Class A Voting Stock and 649.76 shares of TeleCorp Series E Preferred Stock were reserved for issuance pursuant to the TeleCorp PCS, Inc. 2000 Employee, Director and Consultant Stock Plan and TeleCorp PCS, Inc. 1998 Restricted Stock Plan, as amended; and (vi) there were outstanding employee and non-employee options in the amount set forth in Section 2.3(b) of the TeleCorp Disclosure Schedule (the "TeleCorp Options"), with the exercise price, vesting schedule and name of each holder of such options and the amount of options held by each such holder specified in Section 2.3(b) of the TeleCorp Disclosure Schedule, and 22,703,376 shares of TeleCorp Class A Common Stock were reserved for issuance in respect thereof. None of the outstanding shares of TeleCorp Capital Stock are subject to, nor were they issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right.

            (c) Except as set forth above, no shares of voting or non-voting capital stock or other securities or equity interests of TeleCorp were or are issued, reserved for issuance or outstanding. All outstanding shares of TeleCorp Capital Stock are, and all shares which may be issued upon the exercise of TeleCorp Options will be, when issued, duly authorized, validly issued (including under the Securities Act), fully paid and non-assessable and not subject to any kind of preemptive (or similar) rights. There are no bonds, debentures, notes or other indebtedness of TeleCorp with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of TeleCorp may vote.

            (d) All of the outstanding shares of capital stock or other security or equity interests of each of TeleCorp's Subsidiaries have been duly authorized, validly issued, fully paid and non-assessable, are not subject to, and were not issued in violation of any preemptive (or similar) rights, and are owned, of record and beneficially, by TeleCorp or one of its direct or indirect Subsidiaries, free and clear of any and all Liens whatsoever. There are no restrictions of any kind which prevent the payment of dividends, where applicable, by any of TeleCorp's Subsidiaries, and neither TeleCorp nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

            (e) Section 2.3(e) of the TeleCorp Disclosure Schedule sets forth a true, complete and correct list of all securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which TeleCorp or any of its Subsidiaries is a party or by which any of them is bound obligating TeleCorp or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of TeleCorp or of any of its Subsidiaries, whether upon conversion, exchange or otherwise, or obligating TeleCorp or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than the TeleCorp Options) and specifying the material terms of each such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking including the applicable exercise price or purchase price and the name of the person or entity to whom each such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking was issued and other than as set forth in Section 2.3(b) or 2.3(e) of the TeleCorp Disclosure Schedule, there are no such securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings outstanding. There are no outstanding contractual obligations of TeleCorp or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of TeleCorp or its Subsidiaries. There are not outstanding any stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of TeleCorp or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of TeleCorp based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause TeleCorp or any of its Subsidiaries to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or which otherwise relate to the registration of any securities of TeleCorp or its Subsidiaries.

            (f) Except for the Voting Agreements and the Stockholders Agreement, dated November 13, 2000 by and among TeleCorp, AWS and the other parties specified therein (the "Stockholders Agreement"), and such other agreements to which AWS is a party, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which TeleCorp or any of its Subsidiaries or, to the knowledge of TeleCorp, any of the stockholders of TeleCorp, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of TeleCorp or any of its Subsidiaries.

            2.4 Authority; Enforceability. TeleCorp has all necessary corporate power and authority to execute and deliver this Agreement, Amendment No. 1 to the Stockholders Agreement (the "Stockholders Agreement Amendment"), and the Transfer Agreement (collectively, the "Related Agreements") and to perform its obligations hereunder and thereunder and, assuming the requisite stockholder approval is received, to consummate the transactions contemplated hereby and thereby. The execution and delivery by TeleCorp of this Agreement and each Related Agreement to which it is a party, the performance of its obligations hereunder and thereunder, and the consummation by TeleCorp of the transactions contemplated hereby and thereby, have been duly and validly authorized by all corporate action and no other corporate proceedings on the part of TeleCorp are necessary to authorize this Agreement or any Related Agreement or to consummate the transactions so contemplated, other than the Required Stockholder Approval. Each of this Agreement and each Related Agreement has been duly and validly executed and delivered by TeleCorp and, assuming the due authorization, execution and delivery thereof by all other parties to each such agreement, constitutes a legal, valid and binding obligation of TeleCorp in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law).

            2.5 Board Recommendation; Required Vote. A majority of the Disinterested Directors have, and the full Board of Directors of TeleCorp has, at a meeting duly called and held (i) approved and declared advisable this Agreement and approved each Related Agreement, (ii) determined that the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the holders of TeleCorp Capital Stock, (iii) resolved to recommend adoption of this Agreement, the Merger, and the other transactions contemplated hereby and thereby to the stockholders of TeleCorp and (iv) directed that this Agreement be submitted to the stockholders of TeleCorp for their approval and authorization (the recommendations referred to in this sentence, the "Directors' Recommendation"). The affirmative vote of a majority of the voting power of all outstanding shares of TeleCorp Class A Voting Common Stock, TeleCorp Class C Common Stock, TeleCorp Class D Common Stock, TeleCorp Class E Common Stock, TeleCorp Class F Common Stock, and TeleCorp Voting Preference Common Stock, TeleCorp Series A Convertible Preferred Stock, TeleCorp Series B Preferred Stock, TeleCorp Series C Preferred Stock, TeleCorp Series D Preferred Stock, TeleCorp Series E Preferred Stock, and TeleCorp Series F Preferred Stock, voting together as one class in accordance with TeleCorp's Certificate of Incorporation, are the only votes of the holders of any class or series of capital stock of TeleCorp necessary to approve and authorize this Agreement, the Merger and the Related Agreements and the other transactions contemplated hereby and thereby in their capacity as stockholders of TeleCorp (such vote, the "Required Stockholder Approval"). As of the date hereof, the Persons who are signatories to the Voting Agreements in the aggregate possess sufficient voting power to cause the Required Stockholder Approval to be given without the vote of any other stockholder of TeleCorp. The Stockholders Agreement Amendment was and is effective to amend the Stockholders Agreement in the manner and to the extent provided for in the Stockholders Agreement Amendment.

            2.6 No Conflict; Required Filings and Consents.

            (a) The execution and delivery by TeleCorp of this Agreement and the Related Agreements do not, and the performance of this Agreement and the Related Agreements will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or other equivalent organizational or constitutive documents of TeleCorp or any of its Subsidiaries, (ii) conflict with or violate any Law, Regulation or Order in each case applicable to TeleCorp or any of its Subsidiaries or by which any of their respective properties is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair TeleCorp's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of TeleCorp or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which TeleCorp or any of its Subsidiaries is a party or by which TeleCorp or any of its Subsidiaries or its or any of their respective properties is bound or affected, except in the case of clauses (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that would not
(x) individually or in the aggregate, reasonably be expected to have a TeleCorp Material Adverse Effect, (y) prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement and the Related Agreements or (z) individually, or in the aggregate, reasonably be expected to have a material adverse effect on the value of TeleCorp's Capital Stock.

            (b) The execution and delivery by TeleCorp of this Agreement and the Related Agreements do not, and the performance of this Agreement and the Related Agreements, will not, require TeleCorp or any of its Subsidiaries to obtain any approval of any Person or approval of, observe any waiting period imposed by, or make any filing with or notification to or seek any approval or authorization from any Governmental Authority, domestic or foreign, except for (i) compliance with applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Communications Act of 1934, as amended, including, without limitation, as amended by the Telecommunications Act of 1996 (the "Communications Act") and any rules, regulations or policies promulgated by the Federal Communications Commission (the "FCC"), state public utility, telecommunications or public service laws, (ii) the filing of the Certificate of Merger in accordance with the DGCL and/or (iii) where the failure to obtain such approvals, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a TeleCorp Material Adverse Effect. The approval or authorization required to be obtained from the FCC pursuant to the Communications Act and/or the rules and regulations of the FCC, are referred to herein as the "Required TeleCorp Governmental Approvals").

            2.7 Material Agreements. (a) Each agreement, contract or commitment that is of a type which is required, pursuant to Items 404 or 601 of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC"), to be disclosed or included as an exhibit to a TeleCorp SEC Report filed on or after December 31, 2000 has been so disclosed or so included in TeleCorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, or one of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 or June 30, 2001 (any such agreement required to be so disclosed or included, together with any agreements actually disclosed or included, the "TeleCorp SEC Agreements"). Except as entered into after the date hereof without violation of this Agreement, Section 2.7(a) of the TeleCorp Disclosure Schedule sets forth a true and correct list of (i) all uncompleted contracts, arrangements, agreements or understandings with vendors or otherwise for the purchase of equipment or services involving the payment of $3 million or more in any 12 month period or $8 million in the aggregate; and (ii) all contracts, arrangements, agreements or understandings to purchase or acquire any rights under any FCC License or other service licenses or permits; and (iii) all contracts, arrangements, agreements or understandings to purchase, acquire, dispose or transfer any tower or wireless system or part thereof or cell site or any other local service or access system (including any shares of capital stock of any Subsidiary holding any such interest) or material business enterprise or operation. The TeleCorp SEC Agreements, together with the agreements required to be disclosed in Section 2.7(a) of the TeleCorp Disclosure Schedule are referred to herein as the "TeleCorp Material Contracts". TeleCorp has previously made available to AWS true and complete copies of each of the foregoing agreements.

            (b) Neither TeleCorp nor any of its Subsidiaries has breached or violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under any of the provisions of, or received in writing any claim or threat that it has breached or is in default under, any of the terms or conditions of any TeleCorp Material Contract in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to collect material damages from TeleCorp or any of its Subsidiaries under any TeleCorp Material Contract. Each TeleCorp Material Contract (i) is in full force and effect, (ii) is a valid and binding obligation of TeleCorp or such Subsidiary, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law) and, to the knowledge of TeleCorp, of each other party thereto, and (iii) is enforceable against TeleCorp or such Subsidiary in accordance with its terms, and, to the knowledge of TeleCorp, enforceable against each other party thereto, and such TeleCorp Material Contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby with no alteration or acceleration or increase in fees or liabilities. Neither TeleCorp nor any of its Subsidiaries is or is alleged to be and, to the knowledge of TeleCorp, no other party is or is alleged to be in default under, or in breach or violation of, any TeleCorp Material Contract, and no event has occurred which (whether with or without notice or lapse of time or both) would constitute such a default, breach or violation. No party to a TeleCorp Material Contract has terminated or notified TeleCorp in writing of an intent to materially reduce or terminate the amount of business with TeleCorp and its Subsidiaries in the future, except as would not individually or in the aggregate, reasonably be expected to have a TeleCorp Material Adverse Effect.

            (c) There is no agreement, contract or understanding binding upon TeleCorp or any of its Subsidiaries or any of their respective properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business or operations of AWS or any of its Affiliates (other than TeleCorp or its Subsidiaries) or any business practice of AWS or any of its Affiliates (other than TeleCorp or its Subsidiaries) as currently conducted. Without limiting the generality of the foregoing, the exclusivity terms of each of the General Agreement for Purchase of Personal Communications Systems and Services, dated as of May 1, 1998, among Lucent Technologies Inc. and TeleCorp PCS, Inc., and the Acquisition Agreement, dated as of December 30, 1998 among Ericsson Inc., Tritel Finance, Inc. and Tritel Communications, Inc. do not apply to or limit or bind TeleCorp or its Subsidiaries beyond December 30, 2005 and May 1, 2003, respectively, and shall not be or purport to be applicable to, be enforceable against, limit or bind AWS or any of Subsidiaries (other than the Surviving Corporation) at any time.

            (d) Section 2.7(d) of the TeleCorp Disclosure Schedule contains a true and accurate list of (i) all contracts, arrangements, agreements or understandings that are of the type that are required to be disclosed or described pursuant to Item 404 of Regulation S-K, other than those that are filed as an exhibit to a TeleCorp SEC Report filed prior to the date hereof, and
(ii) all agreements or understandings, whether written or oral, giving any Person the right to require TeleCorp to register shares of capital stock or to participate in any such registration.

            2.8 Compliance. Each of TeleCorp and its Subsidiaries is in compliance in all respects with, and is not in default or violation of, (i) its Certificate of Incorporation and By-laws or other equivalent organizational documents, or (ii) any note, bond, mortgage, indenture, contract, permit, franchise or other instruments or obligations to which any of them are a party or by which any of them or any of their respective assets or properties are bound or affected, except, in the case of clause (ii), any such failures of compliance, defaults and violations which would not, individually or in the aggregate, reasonably be expected to have a TeleCorp Material Adverse Effect.

            2.9 SEC Filings; Financial Statements.

            (a) TeleCorp has timely and accurately filed all forms, reports, schedules, statements and documents required to be filed by it with the SEC since October 13, 1999 (the "TeleCorp SEC Reports") pursuant to the federal securities Laws and the SEC regulations promulgated thereunder. Each of TeleCorp's Subsidiaries that are obligated to file with the SEC has timely and accurately filed all forms, reports, schedules, statements and documents required to be filed by it with the SEC since October 13, 1999 (the "TeleCorp Subsidiary SEC Reports") pursuant to the federal securities laws and the SEC regulations promulgated thereunder. The TeleCorp SEC Reports and TeleCorp Subsidiary SEC Reports were (i) prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Each of the audited and unaudited consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the TeleCorp SEC Reports (i) complied in all material respects with applicable accounting requirements and the regulations of the SEC with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, to the extent otherwise permitted by Form 10-Q) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and
(iii) fairly and accurately present in all material respects the consolidated financial position of TeleCorp and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, subject in the case of interim financial statements to normal year-end adjustments.

            2.10 Licenses and Authorizations.

            (a) TeleCorp and its Subsidiaries hold all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations granted or issued by any Governmental Authority, including, without limitation, the FCC or any state authority asserting jurisdiction over TeleCorp, its Subsidiaries and their respective properties and assets, that are required for the conduct of their businesses as currently being conducted (each, as amended to date, the "TeleCorp Authorizations"), other than such licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations the absence of which would not, individually or in the aggregate, be reasonably likely to have a TeleCorp Material Adverse Effect or prevent or materially impair or delay the ability of TeleCorp to consummate the transactions contemplated hereby. TeleCorp has made available to AWS a true, complete and correct list of the TeleCorp Authorizations issued by the FCC.

            (b) TeleCorp has previously made available to AWS a true, complete and correct list of (i) each application of TeleCorp or any of its Subsidiaries pending before the FCC (the "TeleCorp FCC Applications"); and (ii) each FCC permit and FCC license which is not a TeleCorp Authorization but in which TeleCorp, any of its Subsidiaries or any of its Affiliates, directly or indirectly, holds an interest, including as a stakeholder in the licensee (collectively, the "Indirect TeleCorp Authorizations"). The TeleCorp Authorizations, the TeleCorp FCC Applications, and the Indirect TeleCorp Authorizations are the only licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations that are required for the conduct of the business and operations of TeleCorp and its Subsidiaries as currently conducted, other than such licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations the absence of which would not, individually or in the aggregate, be considered reasonably likely to have a TeleCorp Material Adverse Effect or prevent or materially delay or impair the ability of TeleCorp to consummate the transactions contemplated hereby.

            (c) Except as disclosed in Section 2.10(c) of the TeleCorp Disclosure Schedule:

               (i) The TeleCorp Authorizations and the Indirect TeleCorp Authorizations are in full force and effect and have not been pledged or otherwise encumbered (except for such pledges and encumbrances securing the TeleCorp Licensee's indebtedness to the FCC and/or the United States Department of Treasury ("USDT"), as the case may be), assigned, suspended or modified in any material respect (except as a result of FCC rule changes applicable to the industry generally), canceled or revoked, and TeleCorp and each of its Subsidiaries have each operated in compliance with all terms thereof or any renewals thereof applicable to them, other than where the failure to so comply would not, individually or in the aggregate, be considered reasonably likely to have a TeleCorp Material Adverse Effect.

               (ii) To the knowledge of TeleCorp, no event has occurred with respect to any of the TeleCorp Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such TeleCorp Authorizations.

               (iii) To the knowledge of TeleCorp, there is not pending any application, petition, objection or other pleading with the FCC, any state authority or any similar entity having jurisdiction or authority over the operations of TeleCorp or any of its Subsidiaries which questions the validity or contests any TeleCorp Authorization or which could reasonably be expected, if accepted or granted, to result in the revocation, cancellation, suspension or any material adverse modification of any TeleCorp Authorization.

            (d) Except as disclosed in Section 2.10(c) of the TeleCorp Disclosure Schedule:

               (i) Each wholly-owned Subsidiary of TeleCorp set forth in Section 2.10(d) of the TeleCorp Disclosure Schedule hereto (a "TeleCorp Licensee") holds the FCC licenses (each an "FCC License" and collectively, the "FCC Licenses") set forth below its name on such same schedule. Such TeleCorp Licensee has good and marketable title, free and clear of any Liens, to such FCC Licenses, except for such liens securing the TeleCorp Licensee's indebtedness to the FCC and/or USDT, as the case may be, not in excess of $140 million in the aggregate.

               (ii) No person or entity other than the applicable TeleCorp Licensee and the FCC has any right, claim or interest in or to any of the FCC Licenses.

               (iii) The FCC Licenses have been validly issued in the name of such TeleCorp Licensee, are in full force and effect, have been granted by Final Order and TeleCorp has no reason to believe that such licenses will not remain in full force and effect until the respective expiration dates set forth on the FCC Licenses.

               (iv) Except for proceedings affecting the PCS or wireless communications services industry generally, there is not pending, nor to the knowledge of TeleCorp, threatened against TeleCorp or any TeleCorp Licensee or against any of the TeleCorp Licenses, nor is TeleCorp aware of any basis for, any application, action, petition, objection or other pleading, or any proceeding with the FCC or any other Governmental Authority which questions or contests the validity of, or seeks the revocation, forfeiture, non-renewal or suspension of, any of the FCC Licenses, which seeks the imposition of any modification or amendment with respect thereto, or which would adversely affect the ability of AWS to employ any of the FCC Licenses (other than those licenses set forth in Section 2.25(b) of the TeleCorp Disclosure Schedule) in its business after the Closing Date or seeks the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any of the FCC Licenses.

               (v) Each of the FCC Licenses is unimpaired by any acts or omissions of TeleCorp or any TeleCorp Licensee.

               (vi) All material documents required to be filed or fees to be paid at any time by TeleCorp or the applicable TeleCorp Licensee with the FCC with respect to any of the FCC Licenses have been filed or payments made or the time period for such filing or payment has not lapsed. All such documents filed since the date that each of the FCC Licenses was issued or transferred to the applicable TeleCorp Licensee are true and correct in all material respects.

               (vii) None of the FCC Licenses is subject to any conditions other than those generally applicable to the industry at large, those imposed by FCC Law generally upon a specific class of FCC licenses or licensees, and those appearing on the face of the applicable FCC License.

               (viii) TeleCorp and each TeleCorp Licensee complies in all material respects with all pertinent aspects of FCC Law, including without limitation (1) the rules, regulations and policies pertaining to eligibility to hold broadband PCS licenses in general, and the applicable FCC Licenses in particular, including where applicable, Section 24.709 of the FCC's rules, (2) the rules, regulations and policies governing the CMRS spectrum cap and restricting foreign ownership of radio licenses, (3) the Regulations and policies relating to wireless E911 (as set forth in Section 20.18 of the FCC's CMRS rules), and (4) the rules, regulations and policies relating to implementation of Communications Assistance for Law Enforcement Act.

               (ix) TeleCorp and each TeleCorp Licensee is in compliance with all terms and conditions of, and all of its obligations under, the applicable FCC Licenses. Without limiting the foregoing, TeleCorp or the applicable TeleCorp Licensee, where applicable, has made all installment payments due in connection with the applicable FCC Licenses to the FCC and/or the USDT, as the case may be, on a timely basis and has not been assessed any unpaid late payment fees or any unpaid additional interest charges for failing to make installment payments to the FCC or USDT.

               (x) No person or entity other than TeleCorp or the applicable TeleCorp Licensee is authorized to use the spectrum described in Section 2.10(d) of the TeleCorp Disclosure Schedule.

            (e) Except for the approvals contemplated by Section 2.6, no permit, consent, approval, authorization, qualification or registration of, or declaration to or filing with, any Governmental Authority is required to be made or obtained by TeleCorp or any of its Subsidiaries in connection with the transfer or deemed transfer of the FCC Licenses and Authorizations as a result of the consummation of the transactions contemplated hereby and such transactions will not result in a breach of such approvals, except where the failure to obtain or make such permit, consent, approval, authorization, qualification, registration, declaration or filing would not be considered reasonably likely to have a TeleCorp Material Adverse Effect or prevent or materially impair or delay the ability of TeleCorp to consummate the transactions contemplated hereby.

            2.11 No Violation of Law. Except as disclosed in Section 2.11 of the TeleCorp Disclosure Schedule, the business of TeleCorp and its Subsidiaries is not currently conducted nor has such business ever been conducted in violation of any Laws, except for possible violations none of which, individually or in the aggregate, could have a TeleCorp Material Adverse Effect. Except as disclosed in TeleCorp SEC Reports filed prior to the date of this Agreement, and, with respect to the FCC, as disclosed in Section 2.11 of the TeleCorp Disclosure Schedule, no investigation, review or proceeding by any Governmental Authority (including, without limitation, any stock exchange or other self-regulatory body) with respect to TeleCorp or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to TeleCorp's knowledge, threatened, nor has any Governmental Authority (including, without limitation, any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a TeleCorp Material Adverse Effect. Except as set forth in the TeleCorp SEC Reports, neither TeleCorp nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Authority that materially restricts the conduct of its business or which would reasonably be expected to have a TeleCorp Material Adverse Effect, nor has TeleCorp or any of its Subsidiaries been advised that any Governmental Authority is considering issuing or requesting any of the foregoing.

            2.12 Absence of Certain Changes or Events.

            (a) Since December 31, 2000, except as expressly disclosed in the TeleCorp SEC Reports filed prior to the date hereof (other than in the "risk factors" or similar section of any such TeleCorp SEC Report), (i) TeleCorp and its Subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practice (the "Ordinary Course of Business") and,
(ii) there has not been any change, event, development, damage or circumstance affecting TeleCorp or any of its Subsidiaries which, individually or in the aggregate, has had, or could reasonably be expected to have, a TeleCorp Material Adverse Effect.

            (b) Since December 31, 2000, (i) there has not been any material change by TeleCorp in its accounting methods, principles or practices, any revaluation by TeleCorp of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business, and (ii) there has not been any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of TeleCorp to consummate the transactions contemplated by this Agreement or the Related Agreements.

            2.13 Absence of Liabilities. TeleCorp and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise) other than (i) liabilities or obligations (1) which are accrued or reserved against in the consolidated financial statements of TeleCorp and its Subsidiaries included in TeleCorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 or reflected in the notes thereto or (2) which were incurred after December 31, 2000 in the Ordinary Course of Business, (ii) liabilities or obligations which have been discharged or paid in full prior to the date hereof in the Ordinary Course of Business,
(iii) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of TeleCorp and its Subsidiaries prepared in accordance with GAAP.

            2.14 Absence of Litigation. Except as disclosed in the TeleCorp SEC Reports filed prior to the date of this Agreement, there is no Litigation pending or, to the knowledge of TeleCorp, threatened against TeleCorp or any of its Subsidiaries, or any properties or rights of TeleCorp or any of its Subsidiaries, before or subject to any Court or Governmental Authority which, individually or in the aggregate, has had, or would reasonably be expected to have, a TeleCorp Material Adverse Effect.

            2.15 Employee Benefit Plans.

            (a) TeleCorp has delivered to AWS true, complete and correct copies of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock or other security options, stock or other security purchase, stock or other security appreciation right, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, plant closing or similar benefit plans, retiree health or life benefit plans, insurance and other similar fringe or employee benefit plans, programs or arrangements, and any executive employment or executive compensation or severance agreements, or a written summary of the material terms of any of the foregoing agreements if not in writing, which have ever been sponsored, maintained, contributed to or entered into by TeleCorp or any of its Subsidiaries, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with TeleCorp, or any Subsidiary of TeleCorp, within the meaning of Section 414 of the Code or
Section 4001 of ERISA (a "TeleCorp ERISA Affiliate") for the benefit of, or relating to, any present or former employee, officer, director or consultant of such entity, whether or not such plan is terminated (together, the "TeleCorp Employee Plans").

            (b) TeleCorp has delivered to AWS with respect to each TeleCorp Employee Plan true, complete and correct copies of each of the following, if applicable: (i) the most recent summary plan description and any subsequent summary of material modifications, (ii) any related trust, insurance policy or other funding vehicle or contract providing for benefits, (iii) the two most recently filed Form 5500 series Annual Reports with all schedules, (iv) the most recent determination letter from the IRS, (v) the most recent annual financial report and (vi) the most recent annual actuarial report. Subject to the requirements of ERISA, there are no restrictions on the ability of the sponsor of each TeleCorp Employee Plan to amend or terminate any TeleCorp Employee Plan and each TeleCorp Employee Plan may with the consent of TeleCorp (or applicable Subsidiary or TeleCorp ERISA Affiliate) be assumed by AWS or the Surviving Corporation, as the case may be.

            (c) Except as specifically provided in the foregoing documents delivered to AWS, there are no amendments to any TeleCorp Employee Plan that have been adopted or approved nor has TeleCorp or any of its Subsidiaries undertaken or committed to make any such amendments or to adopt or approve any new TeleCorp Employee Plan.

            (d) (i) None of TeleCorp and its Subsidiaries nor, to the knowledge of TeleCorp, any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject TeleCorp, any of its ERISA Affiliates or any person that TeleCorp or any of its ERISA Affiliates has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; (ii) there are no claims pending (other than routine claims for benefits) or threatened against any TeleCorp Employee Plan or against the assets of any TeleCorp Employee Plan, nor are there any current or threatened Liens on the assets of any TeleCorp Employee Plan; (iii) each TeleCorp Employee Plan conforms to, and in its operation and administration is in all material respects in compliance with the terms thereof and the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including, without limitation, all applicable requirements for notification, reporting and disclosure to participants or the Department of Labor, the IRS or Secretary of the Treasury), and TeleCorp, each of its Subsidiaries and each TeleCorp ERISA Affiliate have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or in violation by any other party with respect to, any TeleCorp Employee Plan; (iv) each TeleCorp Employee Plan intended to qualify under Section 401(a) of the Code and each corresponding trust intended to be exempt under Section 501 of the Code is so qualified or exempt, has received or is the subject of a favorable determination or opinion letter from the IRS and nothing has occurred which may be expected to cause the loss of such qualification or exemption; (v) all contributions (including premiums for any insurance policy under which benefits for any TeleCorp Employee Plan are provided) required to be made to any TeleCorp Employee Plan pursuant to
Section 412 of the Code, or any contract, or the terms of the TeleCorp Employee Plan or any collective bargaining agreement, or otherwise have been made on or before their due dates and a reasonable amount has been accrued for contributions to each TeleCorp Employee Plan for its current plan year; (vi) each TeleCorp Employee Plan, if any, which is maintained outside of the United States has been operated in all material respects in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such TeleCorp Employee Plan is present or operates and, to the extent relevant, the United States; and (vii) no TeleCorp Employee Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA (a "Defined Benefit Plan"), or a Multiemployer Plan (as such term is defined in Section 3(37) of ERISA), or a "single-employer plan which has two or more contributing sponsors at least two of whom are not under common control" as described in Section 4063 of ERISA, and none of TeleCorp, any of its Subsidiaries or any TeleCorp ERISA Affiliate has ever maintained or sponsored, participated in, or made or been obligated to make contributions to such a Defined Benefit Plan or such a Multiemployer Plan or such a single employer plan as described in Section 4063 of ERISA.

            (e) Each TeleCorp Employee Plan that is a "group health plan" (within the meaning of Code Section 5000(b)(1)) has been operated in compliance in all material respects with all laws applicable to such plan, its terms, and with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA Coverage"), Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act, the provisions of the Social Security Act, and the provisions of any similar law of any state providing for continuation coverage, in each case to the extent such requirements are applicable. No TeleCorp Employee Plan or written or oral agreement exists which obligates TeleCorp, any of its Subsidiaries or any TeleCorp ERISA Affiliate to provide health care coverage, medical, surgical, hospitalization, death, life insurance or similar benefits (whether or not insured) to any current or former employee, officer, director or consultant of TeleCorp, any of its Subsidiaries or any TeleCorp ERISA Affiliate or to any other person following such current or former employee's, officer's, director's or consultant's termination of employment with TeleCorp, any of its Subsidiaries or any TeleCorp ERISA Affiliate, other than COBRA Coverage.

            (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of TeleCorp or any of its Subsidiaries, or result in any limitation on the right of TeleCorp or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any TeleCorp Employee Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, property, or in the form of benefits) by TeleCorp or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

            (g) The consummation of the transactions contemplated by this Agreement will not constitute a "prohibited transaction" under ERISA or the Code for which an exemption is unavailable.

            (h) TeleCorp and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments that would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

            2.16 Employment and Labor Matters. There are no controversies pending or, to TeleCorp's knowledge, threatened, between TeleCorp or any of its Subsidiaries and any of their respective employees; neither TeleCorp nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by TeleCorp or its Subsidiaries nor to TeleCorp's knowledge are there any activities or proceedings of any labor union to organize any such employees of TeleCorp or any of its Subsidiaries. Since December 31, 2000, there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of TeleCorp or any of its Subsidiaries. TeleCorp does not have nor at the Closing will TeleCorp have any obligation under the Worker Adjustment and Retraining Notification Act as a result of any acts of TeleCorp taken in connection with the transactions contemplated hereby. Each of TeleCorp and its Subsidiaries is in compliance with all applicable Federal, state, local, and foreign employment, wage and hour, labor non-discrimination and other applicable laws or regulations.

            2.17 Registration Statement; Proxy Statement/Prospectus. None of the information supplied by TeleCorp in writing for inclusion in the registration statement on Form S-4, or any amendment or supplement thereto, pursuant to which the shares of AWS Common Stock to be issued in the Merger will be registered with the SEC (including any amendments or supplements thereto, the "Registration Statement") shall, at the time such document is filed, at the time amended or supplemented, at the time the Registration Statement is declared effective by the SEC and at the time of the special meeting of the stockholders of TeleCorp in connection with the Merger (the "TeleCorp Stockholders' Meeting"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by TeleCorp for inclusion in the proxy statement/prospectus to be sent to the stockholders of TeleCorp in connection with the TeleCorp Stockholders Meeting (such proxy statement/prospectus, as amended or supplemented, is referred to herein as the "Proxy Statement") will, on the date the Proxy Statement is first mailed to the stockholders of TeleCorp and at the time of the TeleCorp Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to TeleCorp or any of its Affiliates, officers or directors should be discovered by TeleCorp which should be or should have been set forth in an amendment or supplement to the Registration Statement or an amendment or supplement to the Proxy Statement, TeleCorp shall promptly inform AWS of such event. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, TeleCorp makes no representation or warranty with respect to any information supplied by AWS which is contained in the Registration Statement or Proxy Statement.

            2.18 Microwave Clearing. Section 2.18 of the TeleCorp Disclosure Schedule lists each of the microwave relocation agreements relating to the FCC Licenses (collectively, the "Relocation Agreements"). With respect to each Relocation Agreement, Section 2.18 of the TeleCorp Disclosure Schedule sets forth (i) the number of links being cleared, (ii) the projected timing of completion, (iii) the projected costs related to each such link and (iv) the costs incurred to date with respect to each such link.

            2.19 Title to Assets; Leases. Each of TeleCorp and its Subsidiaries has good and valid title to all of their owned properties and assets. All leases pursuant to which TeleCorp or any of its Subsidiaries lease real or personal property from others are valid and effective in accordance with their respective terms, and there is not, under any such lease, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) and in respect of which TeleCorp or such Subsidiary has not taken adequate steps to prevent such a default from occurring where such default would reasonably be expected to have a TeleCorp Material Adverse Effect. TeleCorp has all permits or licenses necessary to use its leased property.

            2.20 Taxes.

            (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean (i) taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any Federal, state, local or foreign taxing authority, including but not limited to those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto, (ii) liability for the payment of any amounts of the types described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii); and "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

            (b) All Federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) on or before the Effective Time by or on behalf of TeleCorp, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group for Tax purposes of which TeleCorp or any of its Subsidiaries is or has been a member have been or will be timely filed, and all such Tax Returns are or will be true, complete and correct, except to the extent that any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, reasonably be expected to have a TeleCorp Material Adverse Effect.

            (c) All Taxes due and payable on or before the Effective Time by or with respect to TeleCorp and each of its Subsidiaries have been or will be timely paid, or in the case of Taxes due (taking into account extensions) prior to June 30, 2001, are adequately reserved for, including for claims yet unasserted for items that have been assessed in the past (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP on TeleCorp's balance sheet filed with Form 10-Q for the quarter ending June 30, 2001 and will be adequately reserved for (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP on TeleCorp's balance sheet as of the date of the Effective Time, except to the extent that any failure to pay or reserve for such Taxes would not, individually or in the aggregate, reasonably be expected to have a TeleCorp Material Adverse Effect.

            (d) There are no audits, disputes or administrative proceedings pending, or claims asserted in writing, for Taxes or assessments for which TeleCorp or any of its Subsidiaries is responsible, nor has TeleCorp or any of its Subsidiaries been requested to give or has been granted any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, local or foreign income Tax return for which TeleCorp is responsible for any period which audits, disputes, administrative proceedings, claims, assessments or waivers would reasonably be expected, individually or in the aggregate, to have a TeleCorp Material Adverse Effect. All material assessments for Taxes due and owing by or with respect to TeleCorp and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid or accrued.

            (e) Other than with respect to its Subsidiaries, TeleCorp is not and has never been (nor does TeleCorp have any liability for Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither TeleCorp nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement that will be effective as of the Effective Time or that will have further effect for any taxable year (whether the current year, a future year or a past year) or is liable for the Taxes of any other party under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise.

            (f) TeleCorp has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (g) Each of TeleCorp and its Subsidiaries has complied in substantially all respects with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by Law, withheld and paid over to the proper Governmental Authorities substantially all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Each of TeleCorp and its Subsidiaries have duly and timely collected and remitted to the proper Governmental Authorities all material Taxes required to be collected from customers. The federal and state universal service charges are passed through to customers and as of the Closing Date, the amount collected from customers will not be materially different from the amounts paid or payable to the relevant governmental authorities.

            (h) None of TeleCorp or any of its Subsidiaries shall be required to include in a taxable period ending after the Effective Time a material amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any other provisions of Federal, state, local or foreign tax law.

            2.21 Environmental Matters. Except as disclosed in the TeleCorp SEC Reports filed prior to the date of this Agreement, and except for such instances, if any, which would not, individually or in the aggregate, reasonably be expected to have a TeleCorp Material Adverse Effect, (i) TeleCorp and each of its Subsidiaries have obtained all applicable permits, licenses and other authorizations which are required under applicable Environmental Laws as defined below; (ii) TeleCorp and each of its Subsidiaries are in full compliance with all applicable Environmental Laws and with the terms and conditions of all required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any applicable regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and
(iii) as of the date hereof, there has not been any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with the terms of such permits, licenses and authorizations or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from TeleCorp's or any of its Subsidiaries' (or, to the knowledge of TeleCorp, any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any Hazardous Material (as defined below); and (iv) TeleCorp and each of its Subsidiaries has taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by TeleCorp or its Subsidiaries (or, to the knowledge of TeleCorp, any of their respective agents) thereunder. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of TeleCorp, threatened against TeleCorp or any of its Subsidiaries relating in any way to the Environmental Laws or any Regulation, code, plan, Order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except as would not individually or in the aggregate, reasonably be expected to have a TeleCorp Material Adverse Effect.

            2.22 Intellectual Property.

            (a) TeleCorp and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are in use or necessary to conduct the business of TeleCorp and its Subsidiaries as currently conducted, the absence of which would be considered reasonably likely to have a TeleCorp Material Adverse Effect (the "TeleCorp Intellectual Property Rights").

            (b) Neither TeleCorp nor any of its Subsidiaries is, or will as a result of the execution and delivery of this Agreement or the performance of TeleCorp's obligations under this Agreement or otherwise be, in breach of or otherwise cause the termination of or limit any license, sublicense or other agreement relating to the TeleCorp Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which TeleCorp or any of its Subsidiaries is a party and pursuant to which TeleCorp or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software which is used by TeleCorp or any of its Subsidiaries, the breach of which would be considered reasonably likely to have a TeleCorp Material Adverse Effect.

            (c) All patents, trademarks, service marks (or any applications or registrations therefor) and copyrights which are held by TeleCorp or any of its Subsidiaries, and which are material to the business of TeleCorp and its Subsidiaries, are current, in effect, valid and subsisting. TeleCorp (i) has not been sued in any suit, action or proceeding or received any demands or claims that are still pending which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the marketing, licensing or sale of its services infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement would reasonably be expected to have a TeleCorp Material Adverse Effect.

            (d) Section 2.22(d) of the TeleCorp Disclosure Schedule sets forth a true and accurate list of all of the agreements, contracts and licenses that are related to, affect, or give rise to any rights or obligation of TeleCorp or any of its subsidiaries with respect to, the "SunCom" trademark, and related trade names, service names, copyrights and marks, including, without limitation, as relate to Affiliate License Co., LLC or any other entity through which TeleCorp or any of its Subsidiaries holds any such rights.

            2.23 No Restrictions on the Merger; Takeover Statutes. The Board of Directors of TeleCorp has taken the necessary action to render Section 203 of the DGCL, and any other potentially applicable anti-takeover or similar statute or regulation or provision of the Certificate of Incorporation or By-laws, or other organizational or constitutive document or governing instruments of TeleCorp or any of its Subsidiaries or any TeleCorp Material Agreement to which any of them is a party, inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby.

            2.24 Tax Matters. Neither TeleCorp nor any of its Affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that is reasonably likely to prevent the Merger or the combination of the Merger and Follow-On Merger, as applicable, from qualifying as a tax-free reorganization under Section 368(a) of the Code.

            2.25 Build-out Requirements. Other than as set forth in Section 2.10(c) of the TeleCorp Disclosure Schedule, where the five-year deadline for satisfaction of the minimum build-out requirement under 47 C.F.R. 24.203 has passed, TeleCorp has satisfied the build-out requirement and has so notified the FCC in a timely manner. Furthermore, other than for those licenses set forth in
Section 2.25(b) of the TeleCorp Disclosure Schedule, TeleCorp has filed notifications of satisfaction of minimum build-out requirements for all C- and F- Block designated entity licenses that are not otherwise freely transferable to AWS. TeleCorp has not received from the FCC any notice indicating that any FCC License with respect to which TeleCorp has submitted to the FCC a minimum build-out certification failed or fails to satisfy the minimum build-out requirement in respect of such FCC License. Other than as set forth in Section 2.10(c) of the TeleCorp Disclosure Schedule, TeleCorp is not in breach or otherwise in violation of any FCC build-out requirement relating to any FCC License. On or prior to the date hereof, TeleCorp has entered into the agreement (the "Transfer Agreement"), attached hereto as Exhibit F, to transfer control of, assign, or otherwise convey an interest in, on or prior to Closing, the FCC Licenses set forth in Section 2.25(b) of the TeleCorp Disclosure Schedule.

            2.26 Brokers. Except for JP Morgan Chase & Co. and Lehman Bros. Inc., no broker, financial advisor, finder or investment banker or other Person is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TeleCorp. TeleCorp has heretofore furnished to AWS a true, complete and correct copy of all agreements between TeleCorp and JP Morgan Chase & Co. and Lehman Bros. Inc. pursuant to which such firms would be entitled to any payment relating to the transactions contemplated hereunder. The total fees and expenses of JP Morgan Chase & Co. and Lehman Bros. Inc. relating to the transactions contemplated hereunder, shall not exceed the amount set forth in Section 2.26 of the TeleCorp Disclosure Schedule.

            2.27 Opinion of Financial Advisor. TeleCorp has received the written opinions of its financial advisors, Lehman Bros. Inc. and J.P. Morgan Securities Inc., to the effect that, in their opinion, (i) the Exchange Ratio applicable to each class of TeleCorp Common Stock (other than TeleCorp Voting Preference Common Stock) is fair, from a financial point of view, to the holders (other than AWS) of such class of stock and (ii) the Exchange Ratio applicable to each of the TeleCorp Series C Preferred Stock and TeleCorp Series E Preferred Stock is fair, from a financial point of view, to the holders (other than AWS) of such stock.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF AWS

            Except as set forth in the AWS Disclosure Schedule previously delivered to TeleCorp concurrently herewith (the "AWS Disclosure Schedule"), AWS, on behalf of itself and Merger Sub, represents and warrants to TeleCorp that the statements contained in this Article III are true, complete and correct. The AWS Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall qualify only the corresponding paragraph of this Article III. As used in this Agreement, an "AWS Material Adverse Effect" means any change, event, occurrence, effect or state of facts
(a) that is materially adverse to or materially impairs (i) the business, assets (including intangible assets), liabilities, financial condition or results of operations of AWS and its Subsidiaries, taken as a whole, or (ii) the ability of AWS to perform its obligations under this Agreement, (b) prevents consummation of any of the transactions contemplated by this Agreement; provided that none of the following shall be considered a Material Adverse Effect except to the extent AWS is affected in a materially disproportionate manner as compared to other wireless telecommunications service providers: (x) changes in general economic conditions in the United States, (y) conditions affecting the wireless telecommunications services industry generally and (z) any changes resulting from announcement of the Merger.

            3.1 Organization and Qualification; Subsidiaries.

            (a) AWS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority necessary to carry on its business as it is now being conducted. AWS is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have an AWS Material Adverse Effect.

            (b) Each Subsidiary of AWS is a legal entity, duly incorporated or organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all the requisite power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Subsidiary of AWS is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have an AWS Material Adverse Effect. Merger Sub has not engaged in any activities other than in connection with the fulfillment of its or AWS's obligations under this Agreement.

            3.2 Certificate of Incorporation; By-laws. AWS has heretofore made available to TeleCorp a true, complete and correct copy of its and Merger Sub's respective Certificate of Incorporation and By-laws (or other equivalent organizational or constitutive documents), each as amended or restated to date. Each such Certificate of Incorporation and By-laws of AWS and Merger Sub are in full force and effect. Neither AWS nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-laws or other equivalent organizational documents.

            3.3 Capitalization.

            (a) The authorized capital of AWS consists of: 10,000,000,000 shares of AWS Common Stock and 1,000,000,000 shares of Preferred Stock, $0.01 par value per share.

            (b) As of September 28, 2001: (i) 2,529,907,793 shares of AWS Common Stock were issued and outstanding, and (ii) no shares of Preferred Stock, $0.01 par value per share, of AWS were issued and outstanding; and as of the close of business on September 28, 2001 there were outstanding options to acquire 177,367,550 shares of AWS Common Stock and outstanding warrants (all of which warrants had an exercise price on such date of $35.00 per share of AWS Common Stock) to acquire 41,784,273 shares of AWS Common Stock. Except as set forth above, there are no other outstanding rights, options, warrants, conversion rights, or agreements that obligate AWS to issue or sell any shares of AWS Common Stock. None of the outstanding shares of AWS Common Stock are subject to, nor were they issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right.

            (c) All outstanding shares of AWS Common Stock are duly authorized, validly issued (including pursuant to the Securities Act), fully paid and non-assessable and not subject to any kind of preemptive (or similar) rights.

            (d) As of October 7, 2001, AWS and its Subsidiaries own: (i) 18,288,835 shares of TeleCorp Class A Voting Common Stock, (ii) no shares of TeleCorp Class C Common Stock, (iii) 20,902 shares of TeleCorp Class D Common Stock, (iv) no shares of TeleCorp Class E Common Stock, (v) 2,309.31 shares of TeleCorp Class F Common Stock, (vi) 97,472.84 shares of TeleCorp Series A Preferred Stock, (vii) 90,688.33 shares of TeleCorp Series B Preferred Stock,
(viii) 3,070.58 shares of TeleCorp Series C Preferred Stock, (ix) 49,416.98 shares of TeleCorp Series D Preferred Stock, (x) no shares of TeleCorp Series E Preferred Stock, (xi) 14,912,778 shares of TeleCorp Series F Preferred Stock and
(xii) 46,374 shares of TeleCorp Series G Preferred Stock.

            3.4 Authority; Enforceability. AWS has all necessary corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement Amendment and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by AWS of this Agreement and the Stockholders Agreement Amendment, the performance of its obligations hereunder and thereunder, and the consummation by AWS of the transactions contemplated hereby and thereby, have been duly and validly authorized by all corporate action and no other corporate proceedings on the part of AWS are necessary to authorize this Agreement or the Stockholders Agreement Amendment or to consummate the transactions so contemplated. Each of this Agreement and the Stockholders Agreement Amendment has been duly and validly executed and delivered by AWS and, assuming the due authorization, execution and delivery thereof by all other parties to such agreements, constitutes a legal, valid and binding obligation of AWS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law).

            3.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery by each of AWS and Merger Sub of this Agreement and the Stockholders Agreement Amendment do not, and the performance of this Agreement and the Stockholders Agreement Amendment will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or other equivalent organizational or constitutive documents of AWS or Merger Sub, (ii) conflict with or violate any Law, Regulation or Order in each case applicable to AWS or Merger Sub or by which any of their respective properties is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair AWS's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of AWS or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which AWS or Merger Sub is a party or by which AWS or Merger Sub or its or any of their respective properties is bound or affected, except in the case of clauses (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that would not individually or in the aggregate, reasonably be expected to have an AWS Material Adverse Effect or prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.

            (b) The execution and delivery by AWS of this Agreement and the Stockholders Agreement Amendment do not, and the performance of this Agreement and the and Stockholders Agreement Amendment will not, require AWS to obtain any approval of any Person or approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority domestic or foreign, except for (i) compliance with applicable requirements of the Securities Act, the Securities Exchange Act, Blue Sky Laws, the HSR Act, or any Foreign Competition Laws, the Communications Act, and the regulations of the FCC, state public utility, telecommunications or public service laws, (ii) the filing of the Certificate of Merger in accordance with the DGCL and/or (iii) where the failure to obtain such approvals, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have an AWS Material Adverse Effect. The approval or authorization required to be obtained from the FCC pursuant to the Communications Act and/or the rules and regulations of the FCC, are referred to herein as the "Required AWS Governmental Approvals" and, together with the Required TeleCorp Governmental Approvals, as the "Required Governmental Approvals").

            3.6 Compliance. Except as disclosed in the AWS SEC Reports filed prior to the date of this Agreement, each of AWS and Merger Sub is in compliance in all material respects with, and is not in default or violation of, (i) its Certificate of Incorporation and By-laws or other equivalent organizational or constitutive documents or (ii) any material note, bond, mortgage, indenture, contract, permit, franchise or other instruments or obligations to which any of them are a party or by which any of them or any of their respective assets or properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such failures of compliance, defaults and violations which would not, individually or in the aggregate, reasonably be expected to have an AWS Material Adverse Effect.

            3.7 SEC Filings; Financial Statements.

            (a) AWS has timely filed all forms, reports, schedules, statements and documents required to be filed with the SEC since July 9, 2001 (such filings, together with Amendment No. 4 to Registration Statement on Form S-1 dated July 6, 2001, collectively, the "AWS SEC Reports") pursuant to the Federal securities Laws and the SEC regulations promulgated thereunder. The AWS SEC Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Each of the audited and unaudited consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the AWS SEC Reports (i) complied in all material respects with applicable accounting requirements and the published regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of unaudited statements, to the extent otherwise permitted by Form 10-Q) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of AWS and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, subject in the case of interim financial statements to normal year-end adjustments.

            3.8 Licenses and Authorizations. Except as disclosed in the AWS SEC Reports filed prior to the date of this Agreement, AWS and its Subsidiaries hold all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations required to be filed with or granted or issued by any Governmental Authority, including, without limitation, the FCC or any state authority asserting over AWS and its Subsidiaries, and their respective properties and assets, that are required for the conduct of their businesses as currently being conducted (each, as amended to date, the "AWS Authorizations"), other than such licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations the absence of which would not, individually or in the aggregate, be reasonably likely to have an AWS Material Adverse Effect.

            3.9 No Violation of Law. Except as set forth in the AWS SEC Reports filed prior to the date of this Agreement, neither AWS nor any of its Subsidiaries is subject to any cease and desist, or other, order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Authority that materially restricts the conduct of its business or which would reasonably be expected to have an AWS Material Adverse Effect, nor has AWS or any of its Subsidiaries been advised that any Governmental Authority is considering issuing or requesting any of the foregoing.

            3.10 Absence of Litigation. Except as disclosed in the AWS SEC Reports filed prior to the date of this Agreement, there is no Litigation pending or, to the knowledge of AWS, threatened against AWS or Merger Sub, or any properties or rights of AWS or Merger Sub, before or subject to any Court or Governmental Authority which, individually or in the aggregate, has had, or would reasonably be expected to have, an AWS Material Adverse Effect.

            3.11 Registration Statement; Proxy Statement/Prospectus. None of the information supplied by AWS in writing for inclusion in the Registration Statement shall, at the time such document is filed, at the time amended or supplemented, at the time the Registration Statement is declared effective by the SEC and at date of the TeleCorp Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by AWS for inclusion in the Proxy Statement in connection with the TeleCorp Stockholders' Meeting will, on the date the Proxy Statement is first mailed to the stockholders of TeleCorp and at the date of the TeleCorp Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to AWS or any of its Affiliates, officers or directors should be discovered by AWS which should be set forth in an amendment or supplement to the Registration Statement or an amendment or supplement to the Proxy Statement, AWS shall promptly inform TeleCorp. Notwithstanding the foregoing, AWS makes no representation or warranty with respect to any information supplied by TeleCorp which is contained in the Registration Statement or Proxy Statement.

            3.12 Taxes.

            (a) All Federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) on or before the Effective Time by or on behalf of AWS, Merger Sub, and each affiliated, combined, consolidated or unitary group for Tax purposes of which AWS or Merger Sub is or has been a member have been or will be timely filed, and all such Tax Returns are or will be true, complete and correct, except to the extent that any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, be reasonably expected to have an AWS Material Adverse Effect.

            (b) All Taxes due and payable on or before the Effective Time by or with respect to AWS and Merger Sub have been or will be timely paid, or, in the case of Taxes due (taking into account extensions) prior to June 30, 2001, are adequately reserved for including for claims yet unasserted for items that have been assessed in the past (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP on AWS's balance sheet filed with Form 10-Q for the quarter ending June 30, 2001 and will be adequately reserved for (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP on AWS's balance sheet as of the date of the Effective Time, except to the extent that any failure to pay or reserve for such Taxes would not, individually or in the aggregate, reasonably be expected to have an AWS Material Adverse Effect.

            (c) There are no audits, disputes pending or administrative proceedings, or claims asserted in writing, for Taxes or assessments for which AWS or Merger Sub is responsible, nor has AWS or Merger Sub been requested to give or has been granted any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, local or foreign income Tax return for which AWS is responsible for any period which audits, disputes, administrative proceedings, claims, assessments or waivers would reasonably be expected, individually or in the aggregate, to have an AWS Material Adverse Effect. All assessments for Taxes due and owing by or with respect to AWS and Merger Sub with respect to completed and settled examinations or concluded litigation have been paid or accrued.

            (d) None of AWS or any of its Subsidiaries shall be required to include in a taxable period ending after the Effective Time an amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the cash method of accounting or Section 481 of the Code or any other provisions of Federal, state, local or foreign tax law, if any such inclusion of income would reasonably be expected, individually or in the aggregate, to have an AWS Material Adverse Effect.

            (e) AWS has not distributed the stock of a "controlled corporation" as defined in Section 355(a) of the Code, and other than pursuant to the distribution by AWS's former parent on July 9, 2001 (the "AWS Spin-Off"), AWS stock has not been distributed in a transaction intended to qualify under section 355 of the Code. The Merger is not part of a plan or series of related transactions together with the Spin-Off pursuant to which one or more persons acquire directly or indirectly AWS stock representing a 50% or greater interest in AWS.

            3.13 Tax Matters. AWS nor any of its Affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that is reasonably likely to prevent the Merger or the combination of the Merger and the Follow-On Merger, as applicable, from qualifying as a tax-free reorganization under Section 368(a) of the Code.

            3.14 Absence of Changes. Since July 9, 2001, except as expressly disclosed in the AWS SEC Reports filed prior to the date hereof (other than in the "risk factors" or similar section of any such AWS SEC Report), (i) AWS and its Subsidiaries have conducted their businesses only in the Ordinary Course of Business and (ii) there has not been any change, event, development, damage or circumstance affecting AWS or any of its Subsidiaries which, individually or in the aggregate, has had, or could reasonably be expected to have, an AWS Material Adverse Effect.

            3.15 Brokers. Except for Merrill Lynch & Co., no broker, financial advisor, finder or investment banker or other Person is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AWS.

            3.16 Severance Policy; Letter Agreement. TeleCorp has adopted the Change of Control Severance Policy in the form attached hereto as Exhibit G, and has entered into the letter agreement with TeleCorp Management Corp. in the form attached hereto as Exhibit H.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

            4.1 Access to Information; Confidentiality. TeleCorp agrees that, during the period commencing on the date hereof and ending on earlier to occur of the termination of this Agreement in accordance with Article VI or the Closing Date (in either case, the "Interim Period") and subject to applicable law, (i) it will give or cause to be given to AWS and its counsel, financial advisors, auditors and other authorized representatives (collectively, "AWS Representatives") such access, during normal business hours and upon reasonable advance notice, to the plants, properties, books and records of it and its Subsidiaries as AWS may from time to time reasonably request, (ii) it will furnish or cause to be furnished to AWS and the AWS Representatives such financial and operating data and other information as it may from time to time reasonably request and (iii) it will provide AWS and the AWS Representatives such access to the representatives, officers and employees of it and its Subsidiaries as AWS may reasonably request. TeleCorp shall not be required to provide access to or disclose information where such access of disclosure would contravene any applicable Law. AWS agrees that it will, and will cause the AWS Representatives to, continue to treat all information obtained hereunder as "Evaluation Material" under the Confidentiality Agreement, dated October 2, 2001 ("Confidentiality Agreement").

            4.2 Conduct of Business Pending the Closing Date.

            (a) TeleCorp agrees and hereby covenants that, except as permitted, required or contemplated by this Agreement or as described in clear detail in
Section 4.2 of the Company Disclosure Schedule or as otherwise consented to in writing by AWS during the Interim Period:

               (i) it shall (x) cause its business (including that of its Subsidiaries) to be conducted only in the Ordinary Course of Business consistent with reasonably anticipated subscriber growth and in compliance with applicable Laws and (y) use all reasonable efforts to preserve intact TeleCorp's business organization, keep available the services of its employees and preserve the current relationships with its customers, suppliers and other persons with which it has significant business relations; and

               (ii) without limiting the foregoing, it shall not, and shall not permit any of its Subsidiaries to:

                  (A) amend its Certificate of Incorporation or By-laws or other equivalent organizational document;

                  (B) (1) merge, consolidate or engage in a similar business combination or (2) make any disposition of any direct or indirect ownership interest in or assets comprising any tower or wireless system or part thereof or cell site or any other local service or access system (including any shares of capital stock of any Subsidiary holding any such interest) or other investment (other than cash equivalents) or material business enterprise or operation (except for the replacement or upgrade of assets, or disposition of redundant assets, in each case in the Ordinary Course of Business), except sales of individual assets (other than inventory) in the Ordinary Course of Business and sales of licenses to the extent permitted by Section 4.2(a)(ii)(G)(4);

                  (C) issue or sell any shares of its capital stock or other equity or equity-based interests in or securities convertible into or exchangeable for such shares or equity interests, except for (A) the issuance of additional options to purchase TeleCorp Class A Voting Common Stock pursuant to the TeleCorp Option Plans in a manner and amount that is consistent as to timing and amount with the timing and amount of such grants made under such plans during the 12 months ending October 5, 2001 and in any case does not result in there being outstanding options to purchase more than 13,278,252 shares of TeleCorp Class A Voting Stock (assuming, for purposes of this clause (A), that no outstanding options are exercised), and provided that the consummation of the transactions contemplated hereby shall not constitute a change of control with respect to any of such options (except that any such options held by participants in Titan's Change of Control Severance Policy shall be subject to such accelerated vesting provisions as may be provided in such plan), and provided, further that the exercise price of such options shall be no less than the fair market value of such shares on the date of grant, and (B) the issuance of TeleCorp Class A Voting Common Stock issuable upon exercise of the Outstanding TeleCorp Options and any options granted in accordance with clause (A);

                  (D) split, combine or reclassify any outstanding shares of its capital stock;

                  (E) declare, set aside, make or pay any dividend (other than dividends by Subsidiaries of TeleCorp to wholly owned Subsidiaries of TeleCorp or to TeleCorp) or other distribution, payable in stock, property or otherwise, with respect to any of its capital stock or redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock except the acquisition, redemption or repurchase of capital stock pursuant to and required by existing arrangements;

                  (F) (1) establish, or increase compensation or benefits
            provided under, any stay, bonus, incentive, insurance, severance, termination, change of control, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, restricted stock awards or similar instruments), stock purchase or other employee benefit plan, program, policy, or agreement or arrangement or (2) otherwise increase or accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any of its current or former directors, officers, employees, consultants or service providers or those of any Subsidiary, or otherwise pay any amounts not due such individual, (3) enter into any new or amend any existing employment or consulting agreement with any director, officer, employees, consultants or service provider or hire retain the services of any such person if the compensation (base and bonus) shall exceed $150,000 or (4) establish, adopt or enter into any collective bargaining agreement, except in each of clauses (1) and (2), as may be required to comply with applicable law or existing contractual arrangements;

                  (G) (1) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company, other business organization or any division thereof, (2) acquire any amount of assets of any of the foregoing other than to the extent not prohibited by Section 4.2(a)(ii)(I) or (J), (3) enter into any joint venture, partnership or similar arrangement or (4) acquire or dispose of any FCC Licenses (except the acquisitions and swap of FCC Licenses set forth in Section 2.7(a)(ii) of the TeleCorp Disclosure Schedule);

                  (H) assume, guarantee or endorse, or otherwise as an
            accommodation become responsible for, the obligations of, or make any loans or advances to, any Person other than TeleCorp or a wholly-owned Subsidiary of TeleCorp, other than FCC or USDT debt assumed in connection with the license acquisitions permitted by
            Section 4.2(a)(ii)(G)(4) not in excess of $10 million in the aggregate;

                  (I) make any capital expenditures that are not provided for in the capital expenditure budget set forth in Section 4.2 of the TeleCorp Disclosure Schedule;

                  (J) make a purchase commitment outside the Ordinary Course of
            Business or materially in excess of the normal, ordinary and usual requirements;

                  (K) change accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

                  (L) incur any indebtedness for borrowed money other than to the extent permitted in Section 4.2(c);

                  (M) sell, assign, transfer or license any TeleCorp
            Intellectual Property Rights, except in the Ordinary Course of Business;

                  (N) enter into, amend, terminate, take or omit to take any action that would constitute a material violation of or default under, or waive any material rights under, any TeleCorp Material Contracts or any agreement, contract or understanding of the type referred to in 2.7(c) and (d);

                  (O) take any action or fail to take any reasonable action
            permitted by this Agreement if such action or failure to take action would result in (x) any of its representations and warranties set forth in this Agreement becoming untrue in any material respect or
            (y) any of the conditions to the Closing set forth in Article V of this Agreement not being satisfied;

                  (P) make any material Tax election or enter into any
            settlement or compromise of any material Tax liability except as required by a change in applicable Law;

                  (Q) enter into any agreement, contract or arrangement that materially limits or otherwise materially restricts TeleCorp or any of its Subsidiaries or Affiliates or that would reasonably be expected, after the Effective Time, to limit or restrict AWS or any of its Subsidiaries or Affiliates, from engaging in the business of providing wireless communication services or otherwise from engaging in any other business, in each case at any time or in any geographic location;

                  (R) settle or compromise any action, suit or claim, in excess of $1 million individually, or $5 million in the aggregate, or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any action, suit or claim;

                  (S) enter into, or amend or waive any right under, any
            agreement with any Affiliates of the Company (other than its Subsidiaries or AWS); or

                  (T) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter otherwise prohibited by this
            Section 4.2.

            (b) Systems. TeleCorp shall use all reasonable efforts to complete the conversion of its billing system to the Convergys system. Other than as provided for in the immediately preceding sentence, TeleCorp shall not, without AWS's advance written consent, materially change or replace its internal computer systems and processes, including for those billing, data base management, customer information and call processing.

            (c) Additional Indebtedness. Section 4.2(a)(ii)(L) notwithstanding:
(i) TeleCorp and its Subsidiaries, may incur new or additional indebtedness under agreements with Lucent Technologies, Inc. existing on the date hereof,
(ii) TeleCorp and its Subsidiaries may incur additional indebtedness for borrowed money ("Additional Debt"), provided that (x) the total amount of such Additional Debt incurred by TeleCorp and its Subsidiaries shall not exceed $250 million, and (y) the terms of any such Additional Debt shall be reasonably within the range of then-prevailing market terms, and (iii) TeleCorp and its Subsidiaries may incur Additional Debt of up to $40 million from an expansion tranche under its bank credit agreement existing on the date hereof.

            (d) New Technology.

                  (i) During the Interim Period, neither TeleCorp nor any of its Subsidiaries shall construct, build, deploy or purchase any equipment or network relating to the provision of, or provide or offer any, services that are so-called "2.5G" or "3G" or "Third Generation" services, as those terms are commonly understood in the wireless communications industry or as defined herein, including, with limitation, global system for mobile communications/generalized packet radio service or "GSM"/"GPRS" (collectively, "Advanced Services").

                  (ii) From and after the expiration or termination of any applicable waiting period under the HSR Act, TeleCorp and AWS agree to discuss from time to time at either party's request TeleCorp's short-and long-term plans for the development and deployment of Advanced Services, including its plans for commencing Advanced Services.

            4.3 Registration Statement; Other Filings; Board Recommendations.

            (a) As promptly as practicable after the execution of this Agreement, TeleCorp and AWS will cooperate in preparing and will file with the SEC the Registration Statement, which shall include the Proxy Statement. Each of TeleCorp and AWS will respond jointly and promptly to any comments of the SEC, will use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and TeleCorp will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the Registration Statement has been declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of TeleCorp and AWS will prepare and file any other documents required to be filed by it under the Exchange Act, the Securities Act or any other Federal, state, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). No amendment or supplement to the Proxy Statement or the Registration Statement will be made by TeleCorp or AWS, without the prior approval of the other party except as required by Law, and then only to the extent necessary. Each of TeleCorp and AWS will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. Each of TeleCorp and AWS will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 4.3(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, TeleCorp or AWS, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of TeleCorp, such amendment or supplement.

            (b) The Directors' Recommendations shall be included in the Proxy Statement, except that the TeleCorp Board may, to the extent required, withdraw or modify in a manner adverse to AWS such recommendation only if the TeleCorp Board of Directors determines, in good faith, after consultation with, outside legal counsel, that such action is required in order for the TeleCorp directors to comply with their fiduciary duties to its stockholders under applicable law.

            4.4 Meeting of TeleCorp Stockholders. TeleCorp shall promptly after the date hereof take all action necessary in accordance with the DGCL and its Certificate of Incorporation and By-laws to duly call, give notice of and hold the TeleCorp Stockholders' Meeting as soon as practicable following the date hereof in order to permit the consummation of the Merger as promptly as practicable, for the purpose of obtaining the Required Stockholder Approval. Once the TeleCorp Stockholders' Meeting has been called and noticed, TeleCorp shall not postpone or adjourn (other than for the absence of a quorum and then only to the next possible future date) the TeleCorp Stockholders' Meeting without AWS's consent. The Board of Directors of TeleCorp shall submit this Agreement to the stockholders of TeleCorp, whether or not the Board of Directors of TeleCorp at any time changes, withdraws or modifies its recommendation. TeleCorp shall solicit from stockholders of TeleCorp proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL and its Certificate of Incorporation to authorize this Agreement and the Merger, subject to Section 4.3(b). Without limiting the generality of the foregoing, (i) TeleCorp agrees that its obligation to duly call, give notice of, convene and hold the TeleCorp Stockholders' Meeting as required by this Section 4.4, shall not be affected by any withdrawal, amendment or modification of the TeleCorp Board of Directors' recommendation of the Merger and this Agreement, and (ii) TeleCorp agrees that its obligations under this Section 4.4 shall not be affected by the commencement, public proposal, public disclosure or communication to TeleCorp of any Acquisition Proposal.

            4.5 Non-Solicitation.

            (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with
Article VI, TeleCorp shall not, nor shall TeleCorp permit any of their Subsidiaries to, nor shall TeleCorp authorize or permit any of its officers, directors or employees to, and shall use its reasonable best efforts to cause any investment banker, financial advisor, attorney, accountant, or other representatives retained by them or any of their respective Subsidiaries not to
(i) solicit, initiate or encourage (including by way of furnishing information) any proposals that constitute, or could reasonably be expected to result in, a proposal or offer for an Acquisition Proposal or (ii) engage in negotiations or discussions concerning, or provide any non-public information regarding TeleCorp or any of its Subsidiaries to any person or entity relating to, any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent TeleCorp or its Board of Directors from, (A) prior to receipt of the Required Stockholder Approval, furnishing non-public information to, or entering into discussions with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity if and only to the extent that (1) the Company is not then in breach of its obligations under this Section 4.5(a), (2) the Board of Directors of TeleCorp believes in good faith (after consultation with its financial advisors) that such Acquisition Proposal constitutes or may reasonably be expected to result in a Superior Proposal and the Board of Directors of TeleCorp determines in good faith after consultation with its outside legal counsel that failure to take such action may constitute a breach of the Board of Directors' fiduciary duties to its stockholders under applicable law and (3) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such Person or entity, such Board of Directors receives from such Person or entity an executed confidentiality agreement with terms no less restrictive than those contained in the Confidentiality Agreement or (B) complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal.

            (b) Upon receiving an Acquisition Proposal, TeleCorp will promptly notify AWS (which notice shall be provided orally and in writing and shall identify the Person making the Acquisition Proposal), after receipt of any Acquisition Proposal or any amendment or change in any previously received Acquisition Proposal, or any request for nonpublic information relating to TeleCorp or any Subsidiary of TeleCorp or for access to the properties, books or records of TeleCorp or any Subsidiary of TeleCorp by any Person that has made, or to TeleCorp's knowledge may be considering making, an Acquisition Proposal. TeleCorp shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated, and use best efforts to cause its officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date hereof with any Persons with respect to any Acquisition Proposal and shall request the return or destruction of all confidential information provided to any such Person.

            (c) TeleCorp (i) agrees not to release any Person from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreement to which it is a party related to, or which could affect, an Acquisition Proposal and (ii) acknowledges that the provisions of clause (i) are an important and integral part of this Agreement.

            (d) For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, any (i) direct or indirect acquisition or purchase of a business or asset of TeleCorp or any of its Subsidiaries that constitutes 15% or more of the net revenues, net income or assets of TeleCorp and its Subsidiaries, taken as a whole; (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities, or 15% of the voting power, of TeleCorp or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of TeleCorp and its Subsidiaries, taken as a whole; (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of equity securities, or 15% of the voting power, of TeleCorp or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of TeleCorp and its Subsidiaries, taken as a whole; or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving TeleCorp or any of its Subsidiaries whose business constitutes 15% or more of the net revenue, net income or assets of TeleCorp and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. For purposes of this Agreement, "Superior Proposal" means any bona fide written Acquisition Proposal obtained not in breach of this Section 4.5 for or in respect of all of the outstanding TeleCorp Capital Stock, on terms that the Board of Directors of TeleCorp determines in its good faith judgment (after consultation with its financial advisors and taking into account all the terms and conditions of the Acquisition Proposal and this Agreement deemed relevant by such Board of Directors, including any break-up fees, expense reimbursement provisions, conditions to and expected timing and risks of consummation, and the ability of the party making such proposal to obtain financing for such Acquisition Proposal and taking into account all other legal, financial, regulatory and all other aspects of such proposal) are more favorable to its stockholders than the Merger.

            4.6 Blue Sky. TeleCorp and AWS will use all their respective reasonable efforts to obtain prior to the Effective Time all necessary state securities or "blue sky" Permits and approvals required to permit the distribution of the shares of AWS Common Stock to be issued in accordance with the provisions of this Agreement.

            4.7 Registration and Listing of AWS Capital Stock.

            (a) AWS will use all reasonable efforts to register the shares of AWS Common Stock to be issued pursuant to this Agreement, and upon exercise of stock options granted to employees of TeleCorp and its Subsidiaries, under the applicable provisions of the Securities Act and, if required, under any applicable state securities laws.

            (b) AWS will use all reasonable efforts to cause the shares of AWS Common Stock to be issued pursuant to this Agreement and upon the exercise of stock options granted to employees of TeleCorp and its Subsidiaries, to be listed for trading on the New York Stock Exchange.

            4.8 Further Actions.

            (a) Subject to the terms and conditions hereof, TeleCorp and AWS agree to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements including, without limitation, using all reasonable efforts: (i) to obtain prior to the Closing Date, and satisfy any conditions precedent to the grant of, all licenses, certificates, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and any other Person, including Persons who are parties to contracts with TeleCorp or any of its Subsidiaries or AWS or any of its Subsidiaries as are necessary for the consummation of the transactions contemplated hereby or thereby, including, without limitation, the Required Governmental Approvals and such consents and approvals as may be required under the Communications Act, the HSR Act and any similar Federal, state or foreign legislation; (ii) to effect all necessary registrations and filings; and (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing. Each of TeleCorp and AWS shall cooperate fully with each other to the extent reasonably required to obtain such consents. The Parties agree to respond promptly to requests received from any Governmental Authority for additional information in connection with the Merger.

            (b) TeleCorp and AWS shall use all reasonable efforts promptly to make all filings which may be required by each of them in connection with the consummation of the transactions contemplated hereby under the HSR Act and any similar Federal, state or foreign legislation.

            (c) TeleCorp and AWS shall each use their reasonable best efforts to resolve any competitive issues relating to or arising under the HSR Act or any other Federal, state or foreign antitrust or fair trade law raised by any Governmental Authority and to obtain any approval or authorization required to be obtained from the FCC pursuant to the Communications Act and/or the rules and regulations of the FCC, in each case, in connection with the transactions contemplated by this Agreement and the Related Agreements. If offers to resolve any issues are not accepted by such Governmental Authority on FCC, TeleCorp (with AWS's cooperation) shall promptly pursue all litigation resulting from such issues. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf or any party hereto in connection with proceedings under or relating to the HSR Act or any other Federal, state or foreign antitrust or fair trade law or the Communications Act or any FCC Regulations. In the event of a challenge to the transaction contemplated by this Agreement pursuant to the HSR Act or the Communications Act or any FCC Regulations, the parties hereto shall use their reasonable best efforts to defeat such challenge, including by institution and defense of litigation, or to settle such challenge on terms that permit the consummation of the Merger.

            (d) Notwithstanding any other provision of this Agreement to the contrary, (i) except as set forth in Section 4.8(f), neither TeleCorp nor any of its Subsidiaries shall, without AWS's prior written consent, commit to any divestiture or hold separate or similar transaction, and (ii) each of TeleCorp and its Subsidiaries shall commit to, and shall use all their reasonable efforts to effect, such transactions or divestitures (which may, at TeleCorp's option, be conditioned upon the Closing and be effective as of the Effective Time) as AWS shall request; provided that, with respect to any of TeleCorp's FCC Licenses for which divestiture may be required to ensure compliance with the spectrum cap (47 C.F.R. ss. 20.6), AWS agrees to make any such request to the extent required pursuant to FCC Regulations to enable receipt of any approvals or authorizations of the FCC required in connection with or to permit consummation of the Merger unless such request could lead to an action or result that AWS would not be required take or accept pursuant to the next following sentence. Notwithstanding any other provision of this Agreement to the contrary, nothing herein shall require AWS to agree to divest or hold separate any portion of, or restrict or limit the operations of, any of its business or TeleCorp's business or otherwise take action that could reasonably be expected to (A) impair the ability of (1) AWS, directly or through its Subsidiaries, to own and operate the respective businesses of AWS and its Subsidiaries after the Closing, or (2) AWS to own the shares of the Surviving Corporation after the Closing, or (3) AWS to own and operate its business if the transactions contemplated hereby are not consummated, in each case, in substantially the same manner as operated immediately prior to the date hereof or (B) materially impair the ability of AWS, directly or through its Subsidiaries, to own and operate the business of TeleCorp and its Subsidiaries after the Closing or result in a TeleCorp Material Adverse Effect.

            (e) TeleCorp shall use its reasonable best efforts to consummate, on or prior to the Closing, the transactions contemplated by the Transfer Agreement.

            (f) TeleCorp shall or shall cause its appropriate subsidiaries to divest itself or themselves of the FCC Licenses set forth on Section 2.25 of the TeleCorp Disclosure Schedule as and to the extent required pursuant to FCC Regulations to enable receipt of any approvals or authorizations of the FCC required in connection with or to permit consummation of the Merger.

            (g) AWS agrees that, at any time prior to the earlier of (x) termination of this Agreement, (y) receipt of the Required Stockholder Approval or (z) the withdrawal or modification of the Directors' Recommendation in a manner adverse to AWS or the recommendation of the TeleCorp Board of any transaction that is inconsistent with the transactions contemplated by this Agreement, it shall vote any shares of TeleCorp Capital Stock owned by AWS and entitled to vote thereon (i) in favor of adoption of this Agreement and the transactions contemplated hereby and (ii) against any other matters that would be inconsistent with consummation of this Agreement or the transactions contemplated hereby.

            (h) TeleCorp shall cause that certain Management Agreement between TeleCorp Management Corp. and TeleCorp PCS,Inc., dated as of July 17, 1998, as amended May 25,1999, October 18, 1999, and November 13, 2000 ("Management Agreement") to be terminated effective on the Closing Date, no later than simultaneously with the Closing, with no further obligation on the part of TeleCorp or any of its Subsidiaries, provided that, Sections 8(b), 8(c), 8(d) and Section 13 of the Management Agreement shall survive upon termination of the Management Agreement, and Section 4(a) of the Management Agreement shall survive with respect to any reimbursable expenses under Section 4(a) of the Management Agreement incurred by Management prior to the date of termination of the Management Agreement.

            4.9 Notification. Each party shall promptly notify the other parties of:

            (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the Related Agreements;

            (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or the Stockholders Agreement Amendment; and

            (c) any action suit, claim, investigation or proceeding commenced or, to its knowledge, threatened against or otherwise affecting such notifying party, which relates to the consummation of the transactions contemplated by this Agreement or the Related Agreement.

            4.10 Notice of Breaches; Updates.

            (a) TeleCorp shall promptly deliver to AWS written notice of any event or development that would (i) render any statement, representation or warranty of TeleCorp in this Agreement or the Related Agreements (including the TeleCorp Disclosure Schedule) inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by TeleCorp of, or a failure by TeleCorp or any Subsidiary of TeleCorp to comply with, any agreement or covenant in this Agreement or the Related Agreements. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

            (b) AWS shall promptly deliver to TeleCorp written notice of any event or development that would (i) render any statement, representation or warranty of AWS in this Agreement (including the AWS Disclosure Schedule) or the Stockholders Agreement Amendment inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by AWS of, or a failure by AWS or any Subsidiary to comply with, any agreement or covenant in this Agreement or the Stockholders Agreement Amendment applicable to it. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

            4.11 Affiliates. TeleCorp (i) has disclosed to AWS in Section 4.11 of the TeleCorp Disclosure Schedule hereof all persons who are, or may be, as of the date hereof its "affiliates" for purposes of Rule 145 under the Securities Act, and (ii) shall use all its reasonable efforts to cause each person who is identified as its "affiliate" in Section 4.11 of the TeleCorp Disclosure Schedule to deliver to AWS as promptly as practicable but in no event later than 10 days prior to the Closing Date, a signed agreement substantially in the form attached hereto as Exhibit C. TeleCorp shall notify AWS from time to time of any other persons who then are, or may be, such an "affiliate" and use all its reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 4.11.

            4.12 Employee Benefit Matters. Following the Effective Time for a period of at least one year, AWS shall provide to officers and employees of TeleCorp and its Subsidiaries who continue employment employee benefits under employee benefit plans on terms and conditions which are substantially similar in the aggregate to those provided by TeleCorp and its Subsidiaries to their officers and employees prior to the Effective Time; provided, that in its discretion AWS may provide to such officers and employees the employee benefits provided to similarly situated AWS officers and employees. With respect to any benefits plans of AWS or its Subsidiaries in which the officers and employees of TeleCorp and its Subsidiaries participate after the Effective Time, AWS shall:
(i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such officers and employees under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time (provided, however, that no such waiver shall apply to a pre-existing condition of any such officer or employee who was, as of the Effective Time, excluded from participation in a TeleCorp benefit plan by nature of such pre-existing condition), (ii) provide each such officer and employee with credit for any co-payments and deductibles paid prior to the Effective Time during the year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time, and (iii) recognize all service of such officers and employees with TeleCorp and its Subsidiaries (and their respective predecessors) as an employee or officer of AWS to the extent that such service was credited under similar TeleCorp Employee Plans for purposes of eligibility to participate and vesting credit in any benefit plan in which such employees may be eligible to participate after the Effective Time, except to the extent such treatment would result in duplicative accrual of benefits for the same period of service, and with respect to newly adopted AWS plans, to the extent that similarly situated AWS employees are not provided with recognition of service. Nothing herein shall be construed as conferring upon any employee any legal rights with respect to a continuation of employment or other relationship with AWS or its Subsidiaries.

            4.13 Indemnification and Insurance.

            (a) The Surviving Corporation and AWS shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable Law (in the case of AWS, only to the extent that would be permitted by applicable Law if the Indemnitee were an officer, director or employee of AWS rather than TeleCorp or its Subsidiaries at the relevant time), the individuals who on or prior to the Effective Time were officers, directors and employees of TeleCorp or its Subsidiaries (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such or taken at the request of TeleCorp or any of its Subsidiaries at any time on or prior to the Effective Time. Following the Effective Time, the Surviving Corporation shall honor all indemnification obligations presently provided under TeleCorp's Certificate of Incorporation and By-Laws in effect on the date hereof. The Surviving Corporation shall honor all indemnification agreements with Indemnitees (including under TeleCorp's By-Laws) in effect as of the date of this Agreement in accordance with the terms thereof. TeleCorp has disclosed to AWS all such indemnification agreements prior to the date of this Agreement.

            (b) For six years after the Effective Time, AWS shall or shall cause the Surviving Corporation to procure the provision of officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by TeleCorp's officers' and directors' liability insurance policy on terms with respect to coverage and in amounts no less favorable than those of such policy in effect on the date hereof; provided, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 250% of the per annum rate of premium paid by TeleCorp and its Subsidiaries as of the date hereof for such insurance, then AWS shall, or shall cause the Surviving Corporation to, purchase only such coverage as shall then be available at an annual premium equal to 250% of such rate.

            (c) The certificate of incorporation of the Surviving Corporation shall, from and after the Effective Time, contain provisions no less favorable with respect to limitation of certain liabilities of directors and indemnification than are set forth as of the date of this Agreement in the Certificate of Incorporation of TeleCorp, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of TeleCorp.

            (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, or otherwise dissolves the Surviving Corporation, then, and in each such case, AWS shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations of the Surviving Corporation set forth in this Section 4.13.

            4.14 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treasury Regulations
Section 1.368-2(g).

            4.15 Tax-Free Exchange. The parties intend the Merger or the combination of the Merger and the Follow-On Merger, as applicable, to qualify as a reorganization under Section 368(a) of the Code. Each of the Parties will use all reasonable efforts, and each agrees to cooperate with the other and provide each other with such documentation, information and materials, as may be reasonably necessary, proper or advisable, to cause the Merger or the combination of the Merger and the Follow-On Merger, as applicable, to so qualify and to obtain, as of the Effective Time and, to the extent necessary, as of the date the Form S-4 shall become effective, the opinions required pursuant to
Section 5.2(b) and Section 5.3(b) hereof. No party hereto will knowingly take any action, fail to take any action, or cause any action to be taken if such action or failure to take such action would cause the Merger or the combination of the Merger and the Follow-On Merger, as applicable, not to qualify as a reorganization under Section 368(a) of the Code. Except as required pursuant to a determination (as defined in Section 1313 of the Code), no party hereto will take any Tax reporting position (whether on a Tax Return or otherwise) that is inconsistent with the treatment of the Merger, or the combination of the Merger and the Follow-On Merger, as the case may be, as a reorganization within the meaning of Section 368(a) of the Code.

            4.16 Extension of Birmingham/Tuscaloosa Put Right. TeleCorp and AWS hereby agree that, in the event that this Agreement is terminated pursuant to
Article VI hereof, the Put Right of TeleCorp, as such term is defined in that certain letter to AWS from TeleCorp, dated October 20, 2000, with respect to a 10MHz PCS license in each of the Birmingham, AL BTA and the Tuscasloosa, AL BTA, shall be exercisable through the fifth day following such termination.


                                    ARTICLE V

                               CLOSING CONDITIONS

            5.1 Conditions to Obligations of TeleCorp and AWS to Effect the Merger. The respective obligations of TeleCorp and AWS to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

            (a) Stockholder Approval of TeleCorp. The Required Stockholder Approval shall have been received.

            (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and be in effect and no proceeding for that purpose, and no similar proceeding with respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC and not concluded or withdrawn.

            (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of prohibiting consummation of the Merger.

            (d) HSR Act. Any waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated.

            (e) NYSE Listing. The shares of AWS Common Stock issuable to the stockholders of TeleCorp in the Merger shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

            5.2 Additional Conditions to Obligations of TeleCorp. The obligation of TeleCorp to consummate the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by TeleCorp:

            (a) Representations and Warranties; Agreements and Covenants. (i) AWS shall have performed or complied with in all material respects its covenants and agreements under this Agreement that are required to be performed or complied with prior to the Closing, (ii) the representations and warranties of AWS contained in this Agreement (other than those referred to in clause (iii) below) shall have been true and correct as of the date of this Agreement and as of the Closing (except for those representations and warranties which expressly address matters only as of the date of this Agreement or any other particular date, which shall be true and correct in all respects only as of such date), except to the extent that any failures of such representations and warranties to be true and correct, individually or when aggregated with any other such failures, does not constitute an AWS Material Adverse Effect (it being understood that, for purposes of determining the truth and correctness of such representations and warranties, all "AWS Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded); (iii) the representations and warranties of AWS contained in Sections 3.3, 3.4 and 3.5(a)(i) shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing (except for those representations and warranties which expressly address matters only as of the date of this Agreement or any other particular date, which shall be true and correct in all material respects only as of such date); and (iv) and TeleCorp shall have received a certificate of a duly authorized officer of AWS to the effects set forth in clauses (i), (ii) and (iii) above.

            (b) Tax Opinion. TeleCorp shall have received an opinion of Cadwalader, Wickersham & Taft, dated as of the date of the Effective Time and, if necessary, dated as of the date the Form S-4 shall become effective, in form and substance reasonably satisfactory to TeleCorp based upon facts, representations and assumptions set forth in such opinion, substantially to the effect that for federal income tax purposes the Merger or the combination of the Merger and the Follow-On Merger, as applicable, will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion or opinions, as the case may be, Cadwalader, Wickersham & Taft may require and shall be entitled to rely upon customary representations contained in certificates of officers of AWS, Merger Sub and TeleCorp substantially in the form of Exhibits D and E hereto, allowing for such amendments to the representations of AWS and TeleCorp as counsel to AWS or TeleCorp, respectively, deems reasonably necessary.

            (c) Regulatory Approvals. All Required Governmental Approvals (including all required consents of the FCC to all matters contemplated by the Merger) shall have been obtained.

            5.3 Additional Conditions to the Obligations of AWS. The obligations of AWS to consummate the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by AWS:

            (a) Representations and Warranties; Agreements and Covenants. (i) TeleCorp shall have performed or complied with in all material respects its covenants and agreements under this Agreement that are required to be performed or complied with prior to the Closing, (ii) the representations and warranties of TeleCorp contained in this Agreement (other than those referred to in clause
(iii) below) shall have been true and correct as of the date of this Agreement and as of the Closing (except for those representations and warranties which expressly address matters only as of the date of this Agreement or any other particular date, which shall be true and correct in all respects only as of such date), except to the extent that any failures of such representations and warranties to be true and correct, individually or when aggregated with any other such failures, does not constitute a TeleCorp Material Adverse Effect (it being understood that, for purposes of determining the truth and correctness of such representations and warranties, all "TeleCorp Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded);
(iii) the representations and warranties of TeleCorp contained in Sections 2.3, 2.4, 2.5, 2.6(a)(i) and 2.23 shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing (except for those representations and warranties which expressly address matters only as of the date of this Agreement or any other particular date, which shall be true and correct in all material respects only as of such date ); and (iv) and AWS shall have received a certificate of a duly authorized officer of TeleCorp to the effects set forth in clauses (i), (ii) and (iii) above.

            (b) Tax Opinion. AWS shall have received an opinion of Wachtell, Lipton, Rosen & Katz, dated as of the date of the Effective Time and, if necessary, dated as of the date the Form S-4 shall become effective, in form and substance reasonably satisfactory to AWS based upon facts, representations and assumptions set forth in such opinion, substantially to the effect that that for federal income tax purposes the Merger or the combination of the Merger and the Follow-On Merger, as applicable, will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion or opinions, as the case may be, Wachtell, Lipton, Rosen & Katz may require and shall be entitled to rely upon customary representations contained in certificates of officers of AWS, Merger Sub and TeleCorp substantially in the form of Exhibits D and E hereto, allowing for such amendments to the representations of AWS and TeleCorp as counsel to AWS or TeleCorp, respectively, deems reasonably necessary.

            (c) Consents. AWS and TeleCorp shall have obtained the consent or approval of any Person (excluding any Governmental Authority) whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a TeleCorp Material Adverse Effect or an AWS Material Adverse Effect.

            (d) Regulatory Approvals. All Required Governmental Approvals (including all required consents of the FCC to all matters contemplated by the Merger) shall have been obtained pursuant to Final Orders, free of any conditions that AWS would not be required to accept pursuant to Section 4.8, and all other consents, approval, authorizations or filings the absence of which could reasonably be expected to have a TeleCorp Material Adverse Effect or AWS Material Adverse Effect if the Closing were to occur shall have been obtained or made. For the purposes of this Agreement, "Final Order" means an action or decision that has been granted by the relevant Governmental Authority as to which (A) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (B) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (C) the relevant Governmental Authority does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (D) no appeal is pending, including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

            (e) Dissenting Shares. The Dissenting Shares shall not represent more than 5% of the voting power of the outstanding TeleCorp Capital Stock.

            (f) Management Agreement. The Management Agreement shall have been terminated as contemplated by Section 4.8(h).

            (g) Unfunded Commitment. The unfunded commitment of certain cash equity investors of TeleCorp under the TeleCorp Stock Purchase Agreement, dated January 23, 1998, as amended, shall have been called by TeleCorp on or before January 15, 2002.


                                   ARTICLE VI

                                   TERMINATION

            6.1 General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time notwithstanding approval thereof by the stockholders of TeleCorp:

            (a) by mutual written consent duly authorized by the Boards of TeleCorp and AWS;

            (b) by TeleCorp or AWS if the Closing shall not have occurred on or before August 7, 2002 (the "Outside Date"); provided, however, that if the Merger shall not have been consummated by such date solely due to the waiting period (or any extension thereof) or approvals under the HSR Act or approvals or consent of the FCC not having expired or been terminated or received, then such date shall be extended to March 7, 2003; and provided, further, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur before such date;

            (c) by TeleCorp, if AWS shall have breached in any material respect any of its representations or warranties or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by AWS prior to the Outside Date and (2) renders any condition under Sections 5.1 or 5.2 incapable of being satisfied prior to the Outside Date;

            (d) by AWS, if TeleCorp shall have breached in any material respect any of its representations or warranties or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by TeleCorp prior to the Outside Date and (2) renders any condition under Sections 5.1 or
5.3 incapable of being satisfied prior to the Outside Date;

            (e) by TeleCorp or AWS, upon written notice to the other party, if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action (which Order or other action the party seeking to terminate shall have used all of its reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 4.8) enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (e) has fulfilled its obligations under Section 4.8;

            (f) by AWS if (i) the Board of Directors of TeleCorp shall have withdrawn or changed or modified the Directors' Recommendation in a manner adverse to AWS; (ii) the Board of Directors of TeleCorp or the Disinterested Directors thereof shall have approved, or determined to recommend to the shareholders of TeleCorp that they approve an Acquisition Proposal other than that contemplated by this Agreement; (iii) for any reason TeleCorp fails to call or hold the TeleCorp Shareholders Meeting within six months of the date hereof (provided that if the Registration Statement shall not have become effective for purposes of the Federal securities laws by the date that is 20 business days prior to the date that is five months from the date hereof, then such six month period shall be extended by the number of days from that elapse from the end of the five-month period until the effective date of the Registration Statement); and

            (g) by TeleCorp or AWS, if the Required Stockholder Approval shall not have been received at a duly held meeting of the stockholders of TeleCorp called for such purpose (including any adjournment or postponement thereof).

            6.2 Obligations in Event of Termination. In the event of any termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of TeleCorp or AWS, except that the obligations of the parties, the last sentence of Section 4.1, Section 6.3, Section 8.2 and this
Section 6.2 shall remain in full force and effect, and except that termination shall not preclude any party from suing the other party for willful breach of this Agreement.

            6.3 Termination Fees.

            (a) If:

               (i) AWS shall terminate this Agreement pursuant to
      Section 6.1(f)(iii); or

               (ii) either AWS or TeleCorp shall terminate this Agreement pursuant to Section 6.1(g); or

               (iii) AWS shall terminate this Agreement pursuant to Section 6.1(d) and prior to such termination any offer or proposal (or intent to make any offer or proposal) that would be an Acquisition Proposal shall have been announced or otherwise publicly disclosed and not withdrawn;

then, (1) in the case of a termination by AWS under clause (i) or clause (ii), TeleCorp shall pay to AWS, not later than the close of business on the Business Day following such termination an amount equal to $65,000,000 (the "Termination Fee"); (2) in the case of a termination by TeleCorp under clause (ii) TeleCorp shall pay to AWS, not later than, and as a condition precedent to, termination of this Agreement, an amount equal to the Termination Fee; and (3) in the case of a termination by AWS under clause (iii), if within 12 months after the termination of this Agreement TeleCorp enters into an agreement with respect of an Acquisition Proposal with any Person (other than AWS or its Subsidiaries) or an Acquisition Proposal is consummated (it being understood that in the event the Board of Directors of TeleCorp recommends the acceptance by the TeleCorp stockholders of a tender offer or exchange offer with respect to an Acquisition Proposal, such recommendation shall be treated as though an agreement with respect to an Acquisition Proposal had been entered into on such date), TeleCorp shall pay to AWS, not later than the date such agreement is entered into, an amount equal to the Termination Fee. For purposes of this Section 6.3, a proposal or offer will be deemed to have been publicly disclosed, without limitation, if it becomes known to holders of a majority of the voting power of the TeleCorp Capital Stock.

            (b) All payments and reimbursements made under this Section 6.3 shall be made by wire transfer of immediately available funds to an account specified by AWS.


                                   ARTICLE VII

                                   NO SURVIVAL

            7.1 No Survival of Representations and Warranties. All representations and warranties of the Parties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.


                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1 Public Announcements. TeleCorp and AWS shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts to ensure that, all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, TeleCorp shall consult with, and use all reasonable efforts to accommodate the comments of, before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

            8.2 Fees and Expenses. Except as set forth in this Section 8.2, all fees and expenses, including Taxes, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that TeleCorp and AWS shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing with the SEC of the Registration Statement and Proxy Statement and any amendments or supplements thereto.

            8.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent via facsimile or mailed, first class mail, postage prepaid, return receipt requested, or by overnight courier as follows:

            If to TeleCorp:

                  TeleCorp PCS, Inc.
                  1010 North Glebe Road
                  Suite 800
                  Arlington, VA  22201
                  Attention: Tom Sullivan, Executive Vice
                  President
                  Fax: 703-236-1376

            with a copy to:

                  Cadwalader Wickersham & Taft
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:  Brian Hoffmann, Esq.
                  Fax:  (212) 504-6666

            and a copy to:

                  Richards, Layton & Finger
                  One Rodney Square
                  Wilmington, Delaware  19801
                  Attention:  C. Stephen Bigler, Esq.
                  Fax:  (302) 784-7017

            If to AWS:

                  AT&T Wireless Services, Inc.
                  Building 1
                  7277 164th Avenue, N.E.
                  Redmond, WA  98052
                  Attention: Gregory P. Landis, Esq.
                  Fax (425) 580-8333

            with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attention:  Steven A. Rosenblum, Esq.
                  Fax:  (212) 403-2000

            and a copy to:

                  Friedman Kaplan Seidler & Adelman LLP
                  875 Third Avenue
                  New York, NY  10022
                  Attention:  Gregg S. Lerner, Esq.
                  Fax:  (212) 355-6401

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on the date of personal delivery, upon the transmission and confirmation of the facsimile, on the third business day after the mailing thereof or on the first day after delivery by overnight courier.

            8.4 Certain Definitions. For purposes of this Agreement, the term:

            (a) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

            (b) "Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof;

            (c) "Environmental Laws" means any Law pertaining to: (i) the protection of the indoor or outdoor environment; (ii) the conservation, management or use of natural resources and wildlife; (iii) the protection or use of surface water and ground water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, emission, discharge, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material; (v) zoning; or (vi) pollution of air, land, surface water and ground water; and includes, without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, and the Regulations promulgated thereunder and the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss. 6901 et seq.;

            (d) "Foreign Competition Laws" means any foreign statutes, rules, regulations, Orders, administrative and judicial directives, and other foreign Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade;

            (e) "Governmental Authority" means any governmental, legislature agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any taxing authority, administrative agency or commission;

            (f) "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic and is regulated under any Environmental Law, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls or petroleum (including crude oil or any fraction thereof), or any substance defined or regulated as a "hazardous material", "hazardous waste", "hazardous substance", "toxic substance", or similar term under any Environmental Law or regulation promulgated thereunder;

            (g) "Law" means all laws, statutes, ordinances and Regulations of any Governmental Authority including all decisions of Courts having the effect of law in each such jurisdiction;

            (h) "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws;

            (i) "Litigation" means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court or Governmental Authority, before any arbitrator or other tribunal;

            (j) "Order" means any judgment, order, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of any Court or Governmental Authority;

            (k) "Parties" shall mean the signatories to this Agreement;

            (l) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

            (m) "Regulation" means any rule, regulation, order or binding interpretation of any Governmental Authority; and

            (n) "Subsidiary" or "Subsidiaries" of any corporation, partnership, joint venture, limited liability company or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the economic interests in, or voting rights with respect to the election of the board of directors or other governing body of, such corporation or other legal entity.

            (o) "3G" shall mean third generation mobile communications systems that are, or are based on technology that is, defined as IMT-2000 by the International Telecommunications Union.

            8.5 Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article.

            8.6 Entire Agreement. This Agreement, the Confidentiality Agreement and the Related Agreements, including the Exhibits and Schedules hereto, constitute the entire agreement between the parties hereto and supersedes all prior agreements and understanding, oral and written, between the parties hereto with respect to the subject matter hereof.

            8.7 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as otherwise provided in Section 4.14, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            8.8 Assignability. This Agreement shall not be assignable by any Party without the prior written consent of the other Parties (except that AWS may designate by written notice another wholly owned Subsidiary in lieu of Merger Sub).

            8.9 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by all the Parties. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

            8.10 Section Headings; Table of Contents. The section headings contained in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            8.11 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

            8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            8.13 GOVERNING LAW; JURISDICTION AND SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF BROUGHT BY ANY OTHER PARTY HERETO OR ITS SUCCESSORS OR ASSIGNS SHALL BE BROUGHT AND DETERMINED IN THE COURTS OF THE STATE OF DELAWARE, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY CLAIM (A) THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON, (B) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF JUDGMENT, EXECUTION OF JUDGMENT, OR OTHERWISE), OR (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT (I) THE SUIT, ACTION OR PROCEEDING IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (II) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER AND (III) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

            8.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



                                     TELECORP PCS, INC.

                                     By:  /s/ Thomas M. Sullivan
                                          -------------------------------------
                                           Name:  Thomas M. Sullivan
                                                  -----------------------------
                                           Title: Chief Financial Officer &
                                                  -----------------------------
                                                  Executive Vice President




                                     AT&T WIRELESS SERVICES, INC.

                                     By:  /s/ John D. Zeglis
                                          -------------------------------------
                                           Name:  John D. Zeglis
                                                  -----------------------------
                                           Title: Chairman and Chief
                                                  -----------------------------
                                                  Executive Officer




                                     TL ACQUISITION CORP.

                                     By:  /s/ William W. Hague
                                          -------------------------------------
                                           Name:  William W. Hague
                                                  -----------------------------
                                           Title: President
                                                  -----------------------------

                                GLOSSARY OF TERMS


Defined Term                                                      Section
------------                                                      -------

3G................................................................8.4(o)

Acquisition Proposal..............................................4.5(d)

Additional Debt...................................................4.2(c)

Advanced Services ................................................4.2(d)(i)

Affiliate.........................................................8.4(a)

Agreement.........................................................Preamble

AWS...............................................................Preamble

AWS Authorizations................................................3.8

AWS Capital Stock.................................................1.6(b)(v)

AWS Common Stock..................................................1.6(a)(i)

AWS Disclosure Schedule...........................................Article III

AWS Material Adverse Effect.......................................Article III

AWS Preferred Stock...............................................1.6(b)(v)

AWS Representatives...............................................4.1

AWS Restricted Shares.............................................1.8(c)

AWS SEC Reports...................................................3.7(a)

AWS Series C Preferred Stock......................................1.6(b)(iii)

AWS Series E Preferred Stock......................................1.6(b)(iii)

Certificate of Merger.............................................1.2

Certificates......................................................1.11(c)

Closing...........................................................1.13

Closing Date......................................................1.13

COBRA Coverage....................................................2.15(e)

Code..............................................................Recitals

Communications Act................................................2.6(b)

Confidentiality Agreement ........................................4.1

Court.............................................................8.4(b)

Defined Benefit Plan..............................................2.15(d)

DGCL..............................................................1.1

Directors' Recommendation ........................................2.5

Disinterested Directors ..........................................Recitals

Dissenting Shares ................................................1.16(a)

Effective Time....................................................1.2

Environmental Laws................................................8.4(c)

ERISA.............................................................2.15(a)

Excess Shares.....................................................1.10

Exchange Act......................................................2.6(b)

Exchange Agent....................................................1.11(a)

Exchange Ratio....................................................1.6(c)

FCC...............................................................2.6(b)

FCC License(s)....................................................2.10(d)

Final Order.......................................................5.3(d)

Follow-On Merger .................................................1.15

Foreign Competition Laws..........................................8.4(d)

GAAP..............................................................2.9(b)

Governmental Authority............................................8.4(e)

HSR Act...........................................................2.6(b)

Hazardous Material................................................8.4(f)

Indemnitees.......................................................4.13(a)

Indirect TeleCorp Authorizations..................................2.10(b)

Interim Period....................................................4.1

Law...............................................................8.4(g)

Lien..............................................................8.4(h)

Litigation........................................................8.4(i)

Management Agreement..............................................4.8(h)

Merger............................................................Recitals

Merger Consideration..............................................1.6(c)

Merger Sub........................................................Preamble

Order.............................................................8.4(j)

Ordinary Course of Business.......................................2.12(a)

Other Filings.....................................................4.3(a)

Outside Date......................................................6.1(b)

Outstanding Employee Options......................................1.8(a)

Parties...........................................................8.4(k)

Person............................................................8.4(l)

Proxy Statement...................................................2.17

Registration Statement............................................2.17

Regulation........................................................8.4(m)

Related Agreements................................................2.4

Required AWS Governmental Approvals...............................3.5(b)

Required Governmental Approvals...................................3.5(b)

Required Stockholder Approval.....................................2.5

Required TeleCorp Governmental Approvals..........................2.6(b)

Restricted Shares.................................................1.8(c)

SEC...............................................................2.7(a)

Securities Act....................................................2.3(e)

Stockholders Agreement............................................2.3(f)

Stockholders Agreement Amendment..................................2.4

Subsidiaries......................................................8.4(n)

Subsidiary........................................................8.4(n)

Superior Proposal.................................................4.5(d)

Surviving Corporation.............................................1.1

Tax...............................................................2.20(a)

Taxes.............................................................2.20(a)

Tax Returns.......................................................2.20(a)

Termination Fee...................................................6.2

TeleCorp..........................................................Preamble

TeleCorp Authorizations...........................................2.10(a)

TeleCorp Capital Stock............................................1.6(b)

TeleCorp Common Stock.............................................1.6(a)

TeleCorp Disclosure Schedule......................................Article II

TeleCorp Employee Plans...........................................2.15(a)

TeleCorp ERISA Affiliate..........................................2.15(a)

TeleCorp FCC Applications.........................................2.10(b)

TeleCorp Intellectual Property Rights.............................2.22(a)

TeleCorp Licensee.................................................2.10(d)

TeleCorp Material Adverse Effect..................................Article II

TeleCorp Material Contracts.......................................2.7(a)

TeleCorp Option Plans.............................................1.8(a)

TeleCorp Options..................................................2.3(b)

TeleCorp Preferred Stock..........................................1.6(b)

TeleCorp SEC Agreements...........................................2.7(a)

TeleCorp SEC Reports..............................................2.9(a)

TeleCorp State Authorizations.....................................2.10(b)

TeleCorp Stockholders' Meeting....................................2.17

TeleCorp Subsidiary SEC Reports...................................2.9(a)

Transfer Agreement ...............................................2.25

USDT..............................................................2.10(d)

Voting Agreements.................................................Recitals

         This Filing omits the TeleCorp PCS, Inc. Disclosure Schedule.

                                                                       EXHIBIT A

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                  AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                     LIMITATIONS AND RESTRICTIONS THEREOF OF

                           SERIES C PREFERRED STOCK OF
                          AT&T WIRELESS SERVICES, INC.

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

      AT&T Wireless Services, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority conferred upon the Board of Directors of the Corporation pursuant to its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, at a meeting duly called and held on October 7, 2001, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

      RESOLVED, that pursuant to the authority vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of preferred stock having a par value of $0.01 per share which shall be designated Series C Preferred Stock (the "Series C Preferred Stock") consisting of up to 215,000 shares, which shall be issued pursuant to that certain Agreement and Plan of Merger, dated as of October 7, 2001, between the Corporation and TeleCorp PCS, Inc., and shall have the powers, preferences and relative, optional and other special rights, and qualifications, limitations and restrictions thereon as follows:

      1. Powers, Preferences and Rights of Series C Preferred Stock

      The powers, preferences and rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

      (a) Ranking

      The Series C Preferred Stock shall rank senior to the Common Stock and any series or class of the Corporation's common or preferred stock, now or hereafter authorized, with respect to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

      (b) Dividends

      Holders of Series C Preferred Stock shall be entitled to dividends in cash or property when, as and if, declared by the Board of Directors of the Corporation; provided that, in no event shall dividends in excess of the Liquidation Preference be declared or paid. So long as shares of Series C Preferred Stock are outstanding and dividends payable on shares of Series C Preferred Stock have not been paid in full in cash, the Corporation shall not declare or pay cash dividends on, or redeem, purchase or otherwise acquire for consideration, any shares of any class of common stock or series of preferred stock ranking junior to or on a parity with the Series C Preferred Stock, except that the Corporation may acquire, in accordance with the terms of any agreement between the Corporation and its employees, shares of Common Stock or Preferred Stock at a price not greater than the Market Price as of such date.

      (c) Liquidation Preference

            (i) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, after payment is made to holders of all series of preferred stock ranking senior to the Series C Preferred Stock with respect to rights on liquidation, dissolution or winding up, but before any payment shall be made or any assets distributed to the holders of Common Stock or any series of preferred stock ranking junior to the Series C Preferred Stock with respect to rights on liquidation, dissolution or winding up, an amount equal to the Liquidation Preference and no more.

            (ii) If upon any liquidation, dissolution or winding up of the Corporation the assets of the Corporation to be distributed are insufficient to permit the payment to all holders of Series C Preferred Stock and any other series of preferred stock ranking on a parity with Series C Preferred Stock with respect to rights on liquidation, dissolution or winding up, to receive their full preferential amounts, the entire assets of the Corporation shall be distributed among the holders of Series C Preferred Stock and all such other series ratably in accordance with their respective Liquidation Preference.

            (iii) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 1(c).

      (d) Voting Rights

            (i) The holders of shares of Series C Preferred Stock shall be entitled to such voting rights as hereinafter provided, and shall be entitled to notice of any stockholders' meeting and to vote upon such matters as provided herein and in the Bylaws of the Corporation, and as may be provided by law. Holders of Series C Preferred Stock shall not be entitled to cumulate their votes for any purpose. Except as otherwise required by law or provided herein, regardless of the number of shares of Series C Preferred Stock then outstanding, the holders of the Series C Preferred Stock shall be entitled in the aggregate to 1,926,069 votes, voting as a class with the Common Stock of the Corporation, and the number of votes or fractional votes to which each share of Series C Preferred Stock shall be entitled shall be the quotient determined by dividing 1,926,069 by the number of shares of such Series C Preferred Stock then outstanding.

            (ii) In any matter requiring a separate class vote of holders of Series C Preferred Stock or a separate vote of two or more series of preferred stock voting together as a single class, for the purposes of such a class vote, each share of Series C Preferred Stock shall be entitled to one vote per share.

            (iii) The affirmative vote of holders of not less than a majority of Series C Preferred Stock shall be required to (A) authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes of stock ranking senior to or pari passu with the Series C Preferred Stock or any additional shares of Series C Preferred Stock, (B) authorize, adopt or approve each amendment to the Amended and Restated Certificate of Incorporation of the Corporation that would increase or decrease the par value of the shares of Series C Preferred Stock, alter or change the powers, preferences or rights of the shares of Series C Preferred Stock or alter or change the powers, preferences or rights of any other capital stock of the Corporation if such alteration or change results in such capital stock ranking senior to or pari passu with the Series C Preferred Stock, (C) amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation of the Corporation so as to affect the shares of Series C Preferred Stock adversely, or (D) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of stock senior to or pari passu with the Series C Preferred Stock.

      (e) Redemption at Option of the Corporation

      The Corporation shall have the right to redeem shares of Series C Preferred Stock pursuant to the following provisions:

            (i) Subject to the restrictions set forth in Section 1(g)(i), the Corporation shall have the right, at its sole option and election, to redeem the shares of the Series C Preferred Stock, in whole but not in part, at any time at a redemption price per share (the "Series C Redemption Price") equal to the Liquidation Preference thereof as of the redemption date; provided, that if the funds legally available to the Corporation are insufficient to effect the redemption of the Series C Preferred Stock in full, such funds shall be allocated among the shares of Series C Preferred Stock ratably in accordance with the number of shares of such Series outstanding as of the redemption date;

            (ii) Notice of any redemption of the Series C Preferred Stock shall be mailed at least ten but not more than 60 days prior to the date fixed for redemption to each holder of Series C Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Series C Preferred Stock, the Board of Directors of the Corporation may fix a record date for the determination of holders of Series C Preferred Stock to be redeemed, or may cause the transfer books of the Corporation to be closed for the transfer of the Series C Preferred Stock, not more than 60 days prior to the date fixed for such redemption;

            (iii) Within two Business Days after the redemption date specified in the notice given pursuant to paragraph (ii) above and the surrender of the certificate(s) representing shares of Series C Preferred Stock, the Corporation shall pay to the holder of the shares being redeemed the Series C Redemption Price therefor. Such payment shall be made by wire transfer of immediately available funds to an account designated by such holder or by overnight delivery (by a nationally recognized courier) of a bank check to such holder's address as it appears on the books of the Corporation; and

            (iv) Effective upon the date of the notice given pursuant to paragraph (ii) above, notwithstanding that any certificate for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Series C Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Series C Redemption Price therefor in accordance with paragraph (iii) above.

      (f) Redemption at Option of Holder

            (i) No holder of shares of Series C Preferred Stock shall have any right to require the Corporation to redeem any shares of Series C Preferred Stock prior to, with respect to any shares of the Series C Preferred Stock, December 13, 2020. Thereafter, subject to the restrictions set forth in Section 1(g)(i), each holder of shares of Series C Preferred Stock shall have the right, at the sole option and election of such holder, to require the Corporation to redeem all (but not less than all) of the shares of Series C Preferred Stock owned by such holder at a price per share equal to the Series C Redemption Price;

            (ii) The holder of any shares of the Series C Preferred Stock may exercise such holder's right to require the Corporation to redeem such shares by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, certificates representing the shares of Series C Preferred Stock to be redeemed, accompanied by a written notice stating that such holder elects to require the Corporation to redeem all (but not less than all) of such shares in accordance with the provisions of this Section 1(f), which notice may specify an account for delivery of the Series C Redemption Price;

            (iii) Within two Business Days after the surrender of such certificates, the Corporation shall pay to the holder of the shares being redeemed the Series C Redemption Price therefor. Such payment shall be made by wire transfer of immediately available funds to an account designated by such holder or by overnight delivery (by a nationally recognized courier) of a bank check to such holder's address as it appears on the books of the Corporation; and

            (iv) Such redemptions shall be deemed to have been made at the close of business on the date of the receipt of such notice and of such surrender of the certificates representing the shares of the Series C Preferred Stock to be redeemed and the rights of the holder thereof, except for the right to receive the Series C Redemption Price therefor in accordance herewith, shall cease on such date of receipt and surrender.

      (g) Certain Restrictions

            (i) Notwithstanding the provisions of Section 1(b) or Section 1(f), cash dividends on the Series C Preferred Stock may not be declared, paid or set apart for payment, nor may the Corporation redeem, purchase or otherwise acquire any shares of Series C Preferred Stock, if (A) the Corporation is not solvent or would be rendered insolvent thereby or (B) at such time the terms and provisions of any law or agreement of the Corporation, including any agreement relating to its indebtedness, specifically prohibit such declaration, payment or setting apart for payment or such redemption, purchase or other acquisition, or provide that such declaration, payment or setting apart for payment or such redemption, purchase or other acquisition would constitute a violation or breach thereof or a default thereunder.

            (ii) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to make any distribution with respect to, or purchase or otherwise acquire for consideration, any shares of Common Stock or other shares of capital stock of the Corporation ranking junior to or on a parity basis with the Series C Preferred Stock unless the Corporation could, pursuant to paragraph (i) above, make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

      2. Share Certificates

      (a) Each certificate representing the shares of Series C Preferred Stock or delivered in substitution or exchange for any of the foregoing certificates shall be stamped with a legend in substantially the following form, to the extent that such legend is applicable pursuant to the provisions hereof:

            "The securities represented by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities or `Blue Sky' laws. Said securities may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, unless and until registered under the Act and the rules and regulations thereunder and all applicable state securities or `Blue Sky' laws or exempted therefrom under the Act and all applicable state securities or `Blue Sky' laws."

      (b) Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing shares of Series C Preferred Stock subject to this Agreement and of a bond or other indemnity reasonably satisfactory to the Corporation, and upon reimbursement to the Corporation of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Corporation will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

      3. Definitions

      For the purposes of this Certificate of Designations, the following terms shall have the meanings indicated:

      "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

      "Closing Price" shall mean, with respect to each share of any class or series of capital stock for any day, (i) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such class or series of capital stock is listed or admitted for trading or (ii) if such class or series of capital stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such class or series of capital stock, in either case as reported on NASDAQ or a similar service if NASDAQ is no longer reporting such information.

      "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation.

      "Invested Amount" means, as of any date with respect to each share of Series C Preferred Stock held by any stockholder, an amount equal to the quotient of (i) the aggregate paid-in capital actually paid with respect to all shares of Series C Preferred Stock held by such stockholder as of such date, and all shares of capital stock of TeleCorp PCS, Inc. or its predecessors-in-interest, TeleCorp Wireless, Inc. and Tritel, Inc., divided by
(ii) the total number of shares of Series C Preferred Stock held by such stockholder as of such date.

      "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein or encumbrance of any nature whatsoever in respect of such asset.

      "Liquidation Preference" shall mean, as of any date, and subject to adjustment for subdivisions or combinations affecting the number of shares of Series C Preferred Stock, with respect to each share of Series C Preferred Stock, the Invested Amount plus accrued and unpaid dividends on such share (if any), plus an amount equal to interest on the Invested Amount, at the rate of six percent (6%) per annum, compounded quarterly, less the amount of dividends (if any) theretofore declared and paid in respect of such share.

      "Market Price" shall mean, with respect to each share of any class or series of capital stock for any day, (i) the average of the daily Closing Prices for the ten consecutive trading days commencing 15 days before the day in question or (ii) if on such date the shares of such class or series of capital stock are not listed or admitted for trading on any national securities exchange and are not quoted on NASDAQ or any similar service, the cash amount that a willing buyer would pay a willing seller (neither acting under compulsion) in an arm's-length transaction without time constraints per share of such class or series of capital stock as of such date, viewing the Corporation on a going concern basis, as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive; provided that, in determining such cash amount, the following shall be ignored: (i) any contract or legal limitation in respect of shares of common stock or preferred stock of the Corporation, including transfer, voting and other rights, and (ii) any illiquidity arising by contract in respect of the shares of common stock and any voting rights or control rights amongst the stockholders.

      "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

      "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or political subdivision thereof or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

      "Series C Preferred Stock" has the meaning specified in Section 4.1.

      "Series C Redemption Price" has the meaning specified in Section
1.5(a)(i).

      "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

      "Transfer" shall mean any direct or indirect transfer, sale, assignment, pledge, encumbrance, tender, or otherwise grant, creation or sufferage of a Lien in or upon, giving, placement in trust or otherwise (including transfers by testamentary or intestate succession) disposing of by operation of law or any short sale, collar, or hedging transaction or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by the Secretary of the Corporation as of October __, 2001.

                                    AT&T WIRELESS SERVICES, INC.


                                    By
                                       ----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT B

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                  AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                     LIMITATIONS AND RESTRICTIONS THEREOF OF

                           SERIES E PREFERRED STOCK OF
                          AT&T WIRELESS SERVICES, INC.

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

      AT&T Wireless Services, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority conferred upon the Board of Directors of the Corporation pursuant to its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, at a meeting duly called and held on October 7, 2001, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

      RESOLVED, that pursuant to the authority vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of preferred stock having a par value of $0.01 per share which shall be designated Series E Preferred Stock (the "Series E Preferred Stock") consisting of up to 30,000 shares, which shall be issued pursuant to that certain Agreement and Plan of Merger, dated as of October 7, 2001, between the Corporation and TeleCorp PCS, Inc., and shall have the powers, preferences and relative, optional and other special rights, and qualifications, limitations and restrictions thereon as follows:

      1. Powers, Preferences and Rights of Series E Preferred Stock

      The powers, preferences and rights of the Series E Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

      (a) Ranking

      The Series E Preferred Stock shall rank (i) junior to the Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), of the Corporation, with respect to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and (ii) senior to the Common Stock and any series or class of the Corporation's common or preferred stock, now or hereafter authorized (other than the Series C Preferred Stock), with respect to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

      (b) Dividends

      Holders of Series E Preferred Stock shall be entitled to dividends in cash or property when, as and if, declared by the Board of Directors of the Corporation; provided that, in no event shall dividends in excess of the Liquidation Preference be declared or paid. So long as shares of Series E Preferred Stock are outstanding and dividends payable on shares of Series E Preferred Stock have not been paid in full in cash, the Corporation shall not declare or pay cash dividends on, or redeem, purchase or otherwise acquire for consideration, any shares of any class of common stock or series of preferred stock ranking junior to or on a parity with the Series E Preferred Stock, except that the Corporation may acquire, in accordance with the terms of any agreement between the Corporation and its employees, shares of Common Stock or Preferred Stock at a price not greater than the Market Price as of such date.

      (c) Liquidation Preference

            (i) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, after payment is made to holders of all series of preferred stock ranking senior to the Series E Preferred Stock with respect to rights on liquidation, dissolution or winding up, but before any payment shall be made or any assets distributed to the holders of Common Stock or any series of preferred stock ranking junior to the Series E Preferred Stock with respect to rights on liquidation, dissolution or winding up, an amount equal to the Liquidation Preference and no more.

            (ii) If upon any liquidation, dissolution or winding up of the Corporation the assets of the Corporation to be distributed are insufficient to permit the payment to all holders of Series E Preferred Stock and any other series of preferred stock ranking on a parity with Series E Preferred Stock with respect to rights on liquidation, dissolution or winding up, to receive their full preferential amounts, the entire assets of the Corporation shall be distributed among the holders of Series E Preferred Stock and all such other series ratably in accordance with their respective Liquidation Preference.

            (iii) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 1(c).

      (d) Voting Rights

            (i) The holders of shares of Series E Preferred Stock shall be entitled to such voting rights as hereinafter provided, and shall be entitled to notice of any stockholders' meeting and to vote upon such matters as provided herein and in the Bylaws of the Corporation, and as may be provided by law. Holders of Series E Preferred Stock shall not be entitled to cumulate their votes for any purpose. Except as otherwise required by law or provided herein, regardless of the number of shares of Series E Preferred Stock then outstanding, the holders of the Series E Preferred Stock shall be entitled in the aggregate to 251,189 votes, voting as a class with the Common Stock of the Corporation, and the number of votes or fractional votes to which each share of Series E Preferred Stock shall be entitled shall be the quotient determined by dividing 251,189 by the number of shares of such Series E Preferred Stock then outstanding.

            (ii) In any matter requiring a separate class vote of holders of Series E Preferred Stock or a separate vote of two or more series of preferred stock voting together as a single class, for the purposes of such a class vote, each share of Series E Preferred Stock shall be entitled to one vote per share.

            (iii) The affirmative vote of holders of not less than a majority of Series E Preferred Stock shall be required to (A) authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes of stock ranking senior to or pari passu with the Series E Preferred Stock or any additional shares of Series E Preferred Stock, (B) authorize, adopt or approve each amendment to the Amended and Restated Certificate of Incorporation of the Corporation that would increase or decrease the par value of the shares of Series E Preferred Stock, alter or change the powers, preferences or rights of the shares of Series E Preferred Stock or alter or change the powers, preferences or rights of any other capital stock of the Corporation if such alteration or change results in such capital stock ranking senior to or pari passu with the Series E Preferred Stock, (C) amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation of the Corporation so as to affect the shares of Series E Preferred Stock adversely, or (D) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of stock senior to or pari passu with the Series E Preferred Stock.

      (e) Redemption at Option of the Corporation

      The Corporation shall have the right to redeem shares of Series E Preferred Stock pursuant to the following provisions:

            (i) Subject to the restrictions set forth in Section 1(g)(i), the Corporation shall have the right, at its sole option and election, to redeem the shares of the Series E Preferred Stock, in whole but not in part, at any time at a redemption price per share (the "Series E Redemption Price") equal to the Liquidation Preference thereof as of the redemption date; provided, that if the funds legally available to the Corporation are insufficient to effect the redemption of the Series E Preferred Stock in full, such funds shall be allocated among the shares of Series E Preferred Stock ratably in accordance with the number of shares of such Series outstanding as of the redemption date;

            (ii) Notice of any redemption of the Series E Preferred Stock shall be mailed at least ten but not more than 60 days prior to the date fixed for redemption to each holder of Series E Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Series E Preferred Stock, the Board of Directors of the Corporation may fix a record date for the determination of holders of Series E Preferred Stock to be redeemed, or may cause the transfer books of the Corporation to be closed for the transfer of the Series E Preferred Stock, not more than 60 days prior to the date fixed for such redemption;

            (iii) Within two Business Days after the redemption date specified in the notice given pursuant to paragraph (ii) above and the surrender of the certificate(s) representing shares of Series E Preferred Stock, the Corporation shall pay to the holder of the shares being redeemed the Series E Redemption Price therefor. Such payment shall be made by wire transfer of immediately available funds to an account designated by such holder or by overnight delivery (by a nationally recognized courier) of a bank check to such holder's address as it appears on the books of the Corporation; and

            (iv) Effective upon the date of the notice given pursuant to paragraph (ii) above, notwithstanding that any certificate for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Series E Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Series E Redemption Price therefor in accordance with paragraph (iii) above.

      (f) Redemption at Option of Holder

            (i) No holder of shares of Series E Preferred Stock shall have any right to require the Corporation to redeem any shares of Series E Preferred Stock prior to, with respect to any shares of the Series E Preferred Stock, December 13, 2020. Thereafter, subject to the restrictions set forth in Section 1(g)(i), each holder of shares of Series E Preferred Stock shall have the right, at the sole option and election of such holder, to require the Corporation to redeem all (but not less than all) of the shares of Series E Preferred Stock owned by such holder at a price per share equal to the Series E Redemption Price;

            (ii) The holder of any shares of the Series E Preferred Stock may exercise such holder's right to require the Corporation to redeem such shares by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, certificates representing the shares of Series E Preferred Stock to be redeemed, accompanied by a written notice stating that such holder elects to require the Corporation to redeem all (but not less than all) of such shares in accordance with the provisions of this Section 1(f), which notice may specify an account for delivery of the Series E Redemption Price;

            (iii) Within two Business Days after the surrender of such certificates, the Corporation shall pay to the holder of the shares being redeemed the Series E Redemption Price therefor. Such payment shall be made by wire transfer of immediately available funds to an account designated by such holder or by overnight delivery (by a nationally recognized courier) of a bank check to such holder's address as it appears on the books of the Corporation; and

            (iv) Such redemptions shall be deemed to have been made at the close of business on the date of the receipt of such notice and of such surrender of the certificates representing the shares of the Series E Preferred Stock to be redeemed and the rights of the holder thereof, except for the right to receive the Series E Redemption Price therefor in accordance herewith, shall cease on such date of receipt and surrender.

      (g) Certain Restrictions

            (i) Notwithstanding the provisions of Section 1(b) or Section 1(f), cash dividends on the Series E Preferred Stock may not be declared, paid or set apart for payment, nor may the Corporation redeem, purchase or otherwise acquire any shares of Series E Preferred Stock, if (A) the Corporation is not solvent or would be rendered insolvent thereby or (B) at such time as the terms and provisions of any law or agreement of the Corporation, including any agreement relating to its indebtedness, specifically prohibit such declaration, payment or setting apart for payment or such redemption, purchase or other acquisition, or provide that such declaration, payment or setting apart for payment or such redemption, purchase or other acquisition would constitute a violation or breach thereof or a default thereunder.

            (ii) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to make any distribution with respect to, or purchase or otherwise acquire for consideration, any shares of Common Stock or other shares of capital stock of the Corporation ranking junior to or on a parity basis with the Series E Preferred Stock unless the Corporation could, pursuant to paragraph (i) above, make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

      2. Share Certificates

      (a) Each certificate representing the shares of Series E Preferred Stock or delivered in substitution or exchange for any of the foregoing certificates shall be stamped with a legend in substantially the following form, to the extent that such legend is applicable pursuant to the provisions hereof:

            "The securities represented by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities or `Blue Sky' laws. Said securities may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, unless and until registered under the Act and the rules and regulations thereunder and all applicable state securities or `Blue Sky' laws or exempted therefrom under the Act and all applicable state securities or `Blue Sky' laws."

      (b) Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing shares of Series E Preferred Stock subject to this Agreement and of a bond or other indemnity reasonably satisfactory to the Corporation, and upon reimbursement to the Corporation of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Corporation will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

      3. Definitions

      For the purposes of this Certificate of Designations, the following terms shall have the meanings indicated:

      "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

      "Closing Price" shall mean, with respect to each share of any class or series of capital stock for any day, (i) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which such class or series of capital stock is listed or admitted for trading or (ii) if such class or series of capital stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for such class or series of capital stock, in either case as reported on NASDAQ or a similar service if NASDAQ is no longer reporting such information.

      "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation.

      "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein or encumbrance of any nature whatsoever in respect of such asset.

      "Liquidation Preference" shall mean, as of any date, and subject to adjustment for subdivisions or combinations affecting the number of shares of Series E Preferred Stock, with respect to each share of Series E Preferred Stock, accrued and unpaid dividends thereon (if any), plus an amount equal to interest on $1,000 at the rate of six percent (6%) per annum, compounded quarterly, from the date of issuance of such share and, with respect to shares of Series E Preferred Stock received in exchange for any share of capital stock of any predecessor-in-interest to TeleCorp PCS, Inc. or its Subsidiaries, the date when such capital stock was issued, to and including the date of the calculation, less the amount of dividends (if any) theretofore declared and paid in respect of such share.

      "Market Price" shall mean, with respect to each share of any class or series of capital stock for any day, (i) the average of the daily Closing Prices for the ten consecutive trading days commencing 15 days before the day in question or (ii) if on such date the shares of such class or series of capital stock are not listed or admitted for trading on any national securities exchange and are not quoted on NASDAQ or any similar service, the cash amount that a willing buyer would pay a willing seller (neither acting under compulsion) in an arm's-length transaction without time constraints per share of such class or series of capital stock as of such date, viewing the Corporation on a going concern basis, as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive; provided that, in determining such cash amount, the following shall be ignored: (i) any contract or legal limitation in respect of shares of common stock or preferred stock of the Corporation, including transfer, voting and other rights, and (ii) any illiquidity arising by contract in respect of the shares of common stock and any voting rights or control rights amongst the stockholders.

      "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

      "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or political subdivision thereof or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

      "Series C Preferred Stock" has the meaning specified in Section 1(a).

      "Series E Preferred Stock" has the meaning specified in the preamble hereto.

      "Series E Redemption Price" has the meaning specified in Section 1(e).

      "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

      "Transfer" shall mean any direct or indirect transfer, sale, assignment, pledge, encumbrance, tender, or otherwise grant, creation or sufferage of a Lien in or upon, giving, placement in trust or otherwise (including transfers by testamentary or intestate succession) disposing of by operation of law or any short sale, collar, or hedging transaction or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by the Secretary of the Corporation as of October __, 2001.

                                    AT&T WIRELESS SERVICES, INC.


                                    By
                                       ----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT C

                                     FORM OF

                                AFFILIATES LETTER



                                                _______________, _____



AT&T Wireless Services, Inc.
7277 164th Ave. NE, Bldg. 1
Redmond, WA 98052


Ladies and Gentlemen:

            The undersigned has been advised that as of the date of this letter agreement the undersigned may be deemed to be an "affiliate" of TeleCorp PCS, Inc., a Delaware corporation ("TeleCorp"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Execution of this letter shall not be construed as an admission of "affiliate" status or as a waiver of any rights that the undersigned may have to object to a claim that the undersigned is an "affiliate" on or after the date of this letter.

            Pursuant to the terms of the Agreement and Plan of Merger, dated as of October [ ], 2001 (the "Merger Agreement"), among TeleCorp, AT&T Wireless Services, Inc., a Delaware corporation ("AT&T Wireless"), and TL Acquisition Corp., a Delaware corporation and wholly owned subsidiary of AT&T Wireless ("Merger Sub"), TeleCorp will be merged with and into Merger Sub, with TeleCorp to be the surviving corporation in the merger (the "Merger"). As a result of the Merger, the undersigned will receive shares of AT&T Wireless Capital Stock (as defined in the Merger Agreement, the "AT&T Wireless Capital Stock")) in exchange for shares of TeleCorp Capital Stock (as defined the in the Merger Agreement, the "TeleCorp Capital Stock").

            The undersigned represents, warrants and covenants with and to AT&T Wireless that in the event the undersigned receives any AT&T Wireless Capital Stock as a result of the Merger:

            (a) The undersigned will not sell, transfer or otherwise dispose of such AT&T Wireless Capital Stock unless (a) either (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Act (as such rule may be hereafter from time to time amended), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to AT&T Wireless, or under a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Act and (b) such sale, transfer or other disposition otherwise complies with all applicable laws.

            (b) The undersigned has carefully read this letter agreement and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the AT&T Wireless Capital Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for TeleCorp.

            (c) The undersigned understands that AT&T Wireless is under no obligation to register the sale, transfer or other disposition of the AT&T Wireless Capital Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned in compliance with an exemption from such registration.

            (d) The undersigned also understands that stop transfer instructions will be given to AT&T Wireless's transfer agent with respect to the shares of AT&T Wireless Capital Stock issued to the undersigned and that there will be placed on the certificates for the AT&T Wireless Capital Stock issued to the undersigned or any substitution thereof, a legend stating in substance:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND AT&T WIRELESS SERVICES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF AT&T WIRELESS SERVICES, INC."

            (e) The undersigned also understands that, unless the transfer by the undersigned of the AT&T Wireless Capital Stock issued to the undersigned has been registered under the Act or is a sale made in conformity with the provisions of Rule 145(d) under the Act, AT&T Wireless reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

            It is understood and agreed that the legends set forth in paragraphs
(d) and (e) above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Act or (ii) (A) in the case of common stock of AT&T Wireless, AT&T Wireless has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to AT&T Wireless, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned, or (B) in the case of AT&T Wireless Capital Stock other than common stock of AT&T Wireless, AT&T Wireless has received an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to AT&T Wireless, to the effect set forth in clause (ii)(A) hereof and confirming that any sale of or transfer of any such shares will not require registration under the Act or under any blue sky or similar laws.

            (f) The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of AT&T Wireless and will be relied upon by AT&T Wireless and its counsel and accountants.

            (g) The undersigned further represents, warrants and covenants with and to AT&T Wireless that the undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to paragraph (h) below to, have all shares of TeleCorp Capital Stock owned by the undersigned or such parties registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearing house.

            (h) The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of AT&T Wireless and TeleCorp that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

                                    Very truly yours,



                                    ---------------------------------------
                                    Name:

                                    [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate.]


                                    ---------------------------------------
                                    Name:


                                    ---------------------------------------
                                    Name:


                                    ---------------------------------------
                                    Name:

Acknowledged this ___
day of _____________, ____.



AT&T Wireless Services, Inc.

By:
   ------------------------------
   Name:
   Title:

                                                                       EXHIBIT D


                       APPLE A2E TAX REPRESENTATION LETTER

                              [Letterhead of APPLE]









[________ __], 2001

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019-6150

Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York 10038

Re:   The Merger of [Merger Sub] with and into [Titan]
      ------------------------------------------------

Ladies and Gentlemen:

            In connection with the opinions to be delivered pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of [__], 2001, by and among [Apple], a Delaware corporation ("Parent"), [Merger Sub], a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and [Titan], a Delaware corporation (the "Company"), the undersigned certifies and represents on behalf of Parent and Merger Sub and as to Parent and Merger Sub, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

            1. The facts relating to the contemplated merger (the "Merger") of Merger Sub with and into the Company pursuant to the Merger Agreement, as described in the Merger Agreement and the documents described in the Merger Agreement are, insofar as such facts pertain to Parent and Merger Sub, true, correct and complete in all material respects. The Merger will be consummated strictly in accordance with the Merger Agreement and none of the material terms and conditions therein related to the Merger has been or will be waived or modified. The facts that relate to the Merger and related transactions, as described in the Registration Statement on Form S-4 filed in connection with the Merger and the proxy statement-prospectus (the "Proxy Statement-Prospectus") contained therein, each as amended or supplemented through the date hereof, are true, correct, and complete in all material respects and will be true, correct, and complete in all material respects at the Effective Time. The Merger is being effected for bona fide business reasons.

            2. The fair market value of the voting common stock, par value $.01 per share, of Parent ("Parent Common Stock"), the Series C Preferred Stock of Parent (the "Parent Series C Preferred Stock") to be designated as having terms substantially as set forth in the form of the Series C Preferred Certificate of Designation attached as Exhibit A to the Merger Agreement, and the Preferred Stock of Parent to be designated as Series E Preferred Stock of Parent, having terms substantially as set forth in the form of the Series E Preferred Certificate of Designation attached as Exhibit B to the Merger Agreement (together with the Parent Series C Preferred Stock, the "Parent Preferred Stock"; the Parent Common Stock and the Parent Preferred Stock, the "Parent Stock"), and cash in lieu of a fractional share of Parent Stock to be received by each shareholder of the Company in the Merger will be approximately equal to the fair market value of the Class A Voting Common Stock, par value $0.01 per share, of the Company (the "Company Class A Common Stock"), the Class C Common Stock, par value $0.01 per share, of the Company (the "Company Class C Common Stock"), the Class D Common Stock, par value $0.01 per share, of the Company (the "Company Class D Common Stock"), the Class E Common Stock, par value $0.01 per share, of the Company (the "Company Class E Common Stock"), the Class F Common Stock, par value $0.01 per share, of the Company (the "Company Class F Common Stock"), and the Voting Preference Common Stock, par value $0.01 per share, of the Company (the "Company Voting Preference Common Stock", and together with the Company Class A Common Stock, the Company Class C Common Stock, the Company Class D Common Stock, the Company Class E Common Stock, and the Company Class F Common Stock, the "Company Common Stock), and the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Company Series A Preferred Stock"), the Series B Preferred Stock, par value $0.01 per share, of the Company (the "Company Series B Preferred Stock"), the Series C Preferred Stock, par value $0.01 per share, of the Company (the "Company Series C Preferred Stock"), the Series D Preferred Stock, par value $0.01 per share, of the Company (the "Company Series D Preferred Stock, the Series E Preferred Stock, par value $0.01 per share, of the Company (the "Company Series E Preferred Stock"), the Series F Preferred Stock, par value $0.01 per share, of the Company (the "Company Series F Preferred Stock"), and the Series G Preferred Stock, par value $0.01 per share, of the Company (the Company Series G Preferred Stock", together with the Company Common Stock, the Company Series A Preferred Stock, the Company Series B Preferred Stock, the Company Series C Preferred Stock, the Company Series D Preferred Stock, the Company Series E Preferred Stock, and the Company Series F Preferred Stock, the "Company Stock"), surrendered in exchange therefore. The consideration to be received in the Merger by holders of Company Stock was determined by arm's length negotiations between the managements of Parent and the Company.

            3. In connection with the Merger, no holder of Company Stock will receive in exchange for Company Stock, directly or indirectly, any consideration from Parent or Merger Sub other than Parent Stock, cash in lieu of a fractional share thereof, and cash paid to dissenting shareholders of the Company.

            4. Following the Merger, the Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company and Merger Sub, as the case may be, immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Sub to shareholders who receive cash or other property (including cash in lieu of fractional shares of Parent Stock), amounts used by the Company and Merger Sub to pay reorganization expenses incurred in connection with the Merger and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding, or in contemplation of, the Merger will be considered assets held by the Company or Merger Sub, as the case may be, immediately prior to the Merger.

            5. At least 50 percent of the value of the shareholders' proprietary interests in Company will be preserved as a proprietary interest in Parent received in exchange for Company Stock. Proprietary interests in Company will not be preserved to the extent that: (i) consideration received prior to the Merger, either in a redemption of Company Stock or in a distribution with respect to Company Stock, is treated as other property or money received in the exchange for purposes of Section 356, or would be so treated if the Company shareholder also had received Parent Stock in exchange for Company Stock; (ii) Parent or a person related to Parent as defined in Treasury Regulation Section 1.368-1(e)(3) (a "Parent Related Person") acquires Company Stock for consideration other than Parent Stock in connection with the merger; or (iii) Parent Stock received in the Merger in exchange for Company Stock is redeemed or otherwise acquired by Parent or a Parent Related Person for consideration other than Parent Stock in connection with the Merger, other than acquisitions which are made on the open market through a broker at the prevailing market price from a shareholder whose identity is not known to Parent and are made pursuant to a stock repurchase program that was not a matter negotiated with Company or any Company shareholder, does not favor participation by any Company shareholder and pursuant to which the number of shares repurchased does not exceed the number of Parent shares outstanding prior to the Merger (a "Parent Stock Repurchase Program"). Parent is not aware of any extraordinary distribution with respect to Company Stock that has occurred or is intended, in each case, in connection with the Merger. Parent also has not participated, and in connection with the Merger, will not participate, in a redemption or acquisition of Company Stock made by Company or a person related to Company as defined in Treasury Regulation Section 1.368-1(e)(3) (a "Company Related Person"). Any reference to Parent or Company in this paragraph includes a reference to any successor or predecessor of such corporation, except that Company is not treated as a predecessor of Parent and Parent is not treated as a successor of Company. Each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. For purposes of this Officer's Certificate, an acquisition of Parent Stock or Company Stock by a person pursuant to any transaction, agreement, arrangement or other understanding with Parent, Company, a Parent Related Person or a Company Related Person will be treated as made by Parent, Company, the Parent Related Person or the Company Related Person, respectively. Parent has no plan or intention to reacquire any of its stock issued in the Merger, either directly or through any transaction, agreement, arrangement or other understanding with a Parent Related Person, except for any plan or intention to reacquire such stock pursuant to the Parent Stock Repurchase Plan.

            6. Other than transactions described in the Transfer Agreement, Parent has no present plan or intention to (i) liquidate the Company, (ii) merge the Company with or into another corporation or entity (or to convert the Company into a "disregarded" entity within the meaning of Treasury Regulation section 301.7701-3), (iii) sell or otherwise dispose of any stock of the Company, except for transfers (including successive transfers) of such stock to corporations controlled by the transferor, or (iv) cause the Company to sell or otherwise dispose of any of its assets, or any assets that it acquired from Merger Sub, except for (w) dispositions in the ordinary course of its business,
(x) transactions described in the Transfer Agreement, (y) transfers (including successive transfers) of assets to one or more corporations controlled in each transfer by the transferor or transfers permitted under Treasury Regulation sections 1.368-2(f), -2(k) and -1(d)(4), or (z) arm's length dispositions to persons not related to Parent other than dispositions which would result in Parent ceasing to use a significant portion of the Company's historic business assets in a business and provided that the consideration is retained or reinvested in the business. Parent has no plan or intention to cause the Company to issue any additional shares of stock following the Merger, or take any other action, that could result in Parent losing control of the Company following the Merger. For purposes of this paragraph, control with respect to a corporation shall mean ownership of at least (i) 80% of the total combined voting power of all classes of stock entitled to vote, and (ii) 80% of the total number of shares of each other class of stock of the corporation.

            7. Following the Merger, the Company, Parent or another member of Parent's "qualified group" will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business. For purposes of this representation, Parent's "qualified group" means one or more chains of corporations connected through stock ownership with the Parent, but only if the Parent directly owns at least (i) 80% of the total combined voting power of all classes of stock entitled to vote, and (ii) 80% of the total number of shares of each other class of stock, in at least one other corporation, and at least (x) 80% of the total combined voting power of all classes of stock entitled to vote, and (y) 80% of the total number of shares of each other class of stock, in each of the corporations (except Parent) is owned directly by one of the other corporations. For purposes of this test, Parent and such members (i) shall be deemed to own that portion of the assets of a partnership reflecting their interest therein, and (ii) shall be treated as conducting the business of a partnership of which they are members, provided that (A) they own in the aggregate at least a 33 1/3% capital and profits interest in such partnership, or (B) they own in the aggregate at least a 20% capital and profits interest in such partnership and perform active and substantial management functions with respect thereto.

            8. Prior to the Merger and at the Effective Time, Parent will own all of the outstanding stock of Merger Sub. Parent has no plan or intention to cause Merger Sub to, and Merger Sub has no plan or intention to, issue additional shares of its stock that would result in Parent owning less than all of the capital stock of Merger Sub.

            9. Merger Sub has been newly formed solely to effect the Merger and at no time has or will Merger Sub conduct any business or other activities other than the issuance of its stock to Parent prior to the Merger or activities necessary to effectuate the Merger. Merger Sub will have no liabilities that will be assumed by the Company and it will not transfer any assets to the Company in the Merger that are subject to any liabilities.

            10. Pursuant to the Merger, at least (i) 80% of the total combined voting power of all classes of Company stock entitled to vote and (ii) 80% of each other class of stock of the Company will be exchanged solely for voting Parent Stock. For purposes of this representation, shares of Company Stock exchanged for cash or other property originating with Parent or Merger Sub will be treated as outstanding Company Stock at the Effective Time.

            11. Except as provided in the Merger Agreement, Parent, Merger Sub, the Company and holders of Company Stock will each pay their respective expenses, if any, incurred in connection with the Merger. To the extent any expenses related to the Merger will be funded directly or indirectly by a party other than the incurring party, such expenses will be solely and directly related to the Merger, and will not include (i) expenses incurred for investment or estate planning advice to shareholders or (ii) expenses incurred by an individual shareholder or group of shareholders for legal, accounting or investment advice or counsel relating to the Merger. Parent has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Stock in connection with or as part of the Merger or any related transaction; provided further that all liability for Taxes incurred by a holder of Company Stock will be paid by such shareholder of the Company and in no event by Parent or a related person, directly or indirectly.

            12. There is no and will be no intercorporate indebtedness existing between Parent or its subsidiaries and the Company or its subsidiaries that was issued, acquired or will be settled at a discount.

            13. Neither Parent nor Merger Sub will (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust," or (ii) be an "investment company" as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

            14. As of the Effective Time, the only Company Stock, or other securities, options, warrants or instruments giving Parent the right to acquire Company Stock held by Parent is (i) 97,472.84 shares of the Company Series A Preferred Stock, (ii) 90,668.33 shares of the Company Series B Preferred Stock,
(iii) 3,070.58 shares of the Company Series C Preferred Stock, (iv) 49,416.98 shares of the Company Series D Preferred Stock, (v) 14,912,778 shares of the Company Series F preferred stock, (vi) 46,374 shares of the Company Series G Preferred Stock, (vii) 18,288,835 shares of the Company Class A Common Stock,
(viii) 20,902 shares of the Company Class D Common Stock, and (iv) 2,309.31 shares of the Company Class F Common Stock.

            15. The Parent Stock into which the Company Stock will be converted in the Merger will be "voting stock" within the meaning of Section 368 of the Code.

            16. None of the compensation to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of such employee's shares of Company Stock; none of the Parent Stock to be received by any shareholder-employee of the Company in connection with the Merger will be separate consideration for, or allocable to, any employment, consulting or similar agreement; and the compensation paid to any shareholder-employee of the Company will be for services actually rendered and will be determined by bargaining at arm's length.

            17. The payment of cash in lieu of fractional shares of Parent Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Stock instead of issuing fractional shares of Parent Stock is not expected to exceed 1% of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their shares of Company Stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder, with the possible exception of shareholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in an amount equal to or greater than one full share of Parent Stock.

            18. Parent is not aware of, and has not participated in, any plan of the Company (or a person related to the Company) to effect (i) an extraordinary distribution with respect to Company Stock or (ii) any redemption or acquisition of Company Stock (other than the acquisition of Company Stock in the Merger).

            19. At the time of the merger of Titan with [Tap] on November 13, 2000 neither Parent nor, to the best knowledge of Parent's management, the Company's management, had any plan or expectation, to effect, or engaged in any discussions, negotiations, agreements or arrangements regarding, the Merger.

            20. At the Effective Time, neither Parent nor Merger Sub will be under the jurisdiction of a court in a "Title 11 or similar case". For purposes of the foregoing, a "Title 11 or similar case" means a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a Federal or state court.

            21. The undersigned is authorized to make all the representations set forth herein on behalf of Parent.

            We understand that Cadwalader, Wickersham & Taft and Wachtell, Lipton, Rosen & Katz will rely, without further inquiry, on this representation letter in rendering their respective opinions as to certain United States Federal income tax consequences of the Merger. We will promptly and timely inform them if, after signing this representation letter, we have reason to believe that any of the facts described herein or in the Proxy Statement-Prospectus or any of the representations made in this representation letter are or have become untrue, incorrect or incomplete in any respect.

                                          Very truly yours,



                                          PARENT

                                          ______________________________
                                          By:
                                          Title:

                                                                       Exhibit E


                       TITAN A2E TAX REPRESENTATION LETTER


                              [Letterhead of TITAN]




[_______ __], 2001

Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York 10038

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019-6150

Re:   The Merger of [Merger Sub] with and into [Titan]
      ------------------------------------------------

Ladies and Gentlemen:

            In connection with the opinions to be delivered pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated [_____], by and among [Apple], a Delaware corporation ("Parent"), [Merger Sub], a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and [Titan], a Delaware corporation (the "Company"), the undersigned certifies and represents on behalf of the Company and as to the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

            1. The facts relating to the contemplated merger (the "Merger") of Merger Sub with and into the Company pursuant to the Merger Agreement, as described in the Merger Agreement and the documents described in the Merger Agreement are, insofar as such facts pertain to the Company, true, correct and complete in all material respects. The Merger will be consummated strictly in accordance with the Merger Agreement and none of the material terms and conditions therein related to the Merger has been or will be waived or modified. The facts that relate to the Merger and related transactions, as described in the Registration Statement on Form S-4 filed in connection with the Merger and the proxy statement-prospectus (the "Proxy Statement-Prospectus") contained therein, each as amended or supplemented through the date hereof, are true, correct, and complete in all material respects and will be true, correct, and complete in all material respects at the Effective Time. The Merger is being effected for bona fide business reasons.

            2. The fair market value of the voting common stock, par value $.01 per share, of Parent ("Parent Common Stock"), the Series C Preferred Stock of Parent (the "Parent Series C Preferred Stock") to be designated as having terms substantially as set forth in the form of the Series C Preferred Certificate of Designation attached as Exhibit A to the Merger Agreement, and the Preferred Stock of Parent to be designated as Series E Preferred Stock of Parent, having terms substantially as set forth in the form of the Series E Preferred Certificate of Designation attached as Exhibit B to the Merger Agreement (together with the Parent Series C Preferred Stock, the "Parent Preferred Stock"; the Parent Common Stock and the Parent Preferred Stock, the "Parent Stock"), and cash in lieu of a fractional share of Parent Stock received by each shareholder of the Company in the Merger will be approximately equal to the fair market value of the Class A Voting Common Stock, par value $0.01 per share, of the Company (the "Company Class A Common Stock"), the Class C Common Stock, par value $0.01 per share, of the Company (the "Company Class C Common Stock"), the Class D Common Stock, par value $0.01 per share, of the Company (the "Company Class D Common Stock"), the Class E Common Stock, par value $0.01 per share, of the Company (the "Company Class E Common Stock"), the Class F Common Stock, par value $0.01 per share, of the Company (the "Company Class F Common Stock"), and the Voting Preference Common Stock, par value $0.01 per share, of the Company (the "Company Voting Preference Common Stock", and together with the Company Class A Common Stock, the Company Class C Common Stock, the Company Class D Common Stock, the Company Class E Common Stock, and the Company Class F Common Stock, the "Company Common Stock), and the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Company Series A Preferred Stock"), the Series B Preferred Stock, par value $0.01 per share, of the Company (the "Company Series B Preferred Stock"), the Series C Preferred Stock, par value $0.01 per share, of the Company (the "Company Series C Preferred Stock"), the Series D Preferred Stock, par value $0.01 per share, of the Company (the "Company Series D Preferred Stock, the Series E Preferred Stock, par value $0.01 per share, of the Company (the "Company Series E Preferred Stock"), the Series F Preferred Stock, par value $0.01 per share, of the Company (the "Company Series F Preferred Stock"), and the Series G Preferred Stock, par value $0.01 per share, of the Company (the Company Series G Preferred Stock", together with the Company Common Stock, the Company Series A Preferred Stock, the Company Series B Preferred Stock, the Company Series C Preferred Stock, the Company Series D Preferred Stock, the Company Series E Preferred Stock, and the Company Series F Preferred Stock, the "Company Stock"), surrendered in exchange therefore. The consideration to be received in the Merger by holders of Company Stock was determined by arm's length negotiations between the managements of Parent and the Company.

            3. In connection with the Merger, no holder of Company Stock will receive in exchange for Company Stock, directly or indirectly, any consideration from Parent or Merger Sub other than Parent Stock, cash in lieu of a fractional share thereof, and cash paid to dissenting shareholders of the Company.

            4. At least 50 percent of the value of the shareholders' proprietary interests in Company will be preserved as a proprietary interest in Parent received in exchange for Company Stock. Proprietary interests in Company will not be preserved to the extent that: (i) consideration received prior to the Merger, either in a redemption of Company Stock or in a distribution with respect to Company Stock, is treated as other property or money received in the exchange for purposes of Section 356, or would be so treated if the Company shareholder also had received Parent Stock in exchange for Company Stock; (ii) Parent or a person related to Parent as defined in Treasury Regulation Section 1.368-1(e)(3) (a "Parent Related Person") acquires Company Stock for consideration other than Parent Stock in connection with the Merger; or (iii) Parent Stock received in the Merger in exchange for Company Stock is redeemed or otherwise acquired by Parent or a Parent Related Person for consideration other than Parent Stock in connection with the Merger, other than acquisitions which are made on the open market through a broker at the prevailing market price from a shareholder whose identity is not known to Parent and are made pursuant to a stock repurchase program that was not a matter negotiated with Company or any Company shareholder, does not favor participation by any Company shareholder and pursuant to which the number of shares repurchased does not exceed the number of Parent shares outstanding prior to the Merger. Company has not caused, and in connection with the Merger, will not cause, an extraordinary distribution with respect to its shares to occur. Neither Company nor a person related to Company as defined in Treasury Regulation Section 1.368-1(e)(3) (a "Company Related Person") has participated, in connection with the Merger, nor will it so participate, in a redemption or acquisition of Company Stock. Neither Company, any Company Related Person nor any affiliate of Company, has paid or will pay, in connection with the Merger, any amount to, or on behalf of, any Company shareholder in connection with any sale, redemption or other disposition of any Company Stock. Any reference to Parent or Company in this paragraph includes a reference to any successor or predecessor of such corporation, except that Company is not treated as a predecessor of Parent and Parent is not treated as a successor of Company. Each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. For purposes of this Officer's Certificate, an acquisition of Parent Stock or Company Stock by a person pursuant to any transaction, agreement, arrangement or other understanding with Parent, Company, a Parent Related Person or a Company Related Person will be treated as made by Parent, Company, the Parent Related Person or the Company Related Person, respectively. It is understood for purposes of this representation that 3 shares of Titan Voting Preference Stock held by William M. Mounger, II may be put to [Tap] after November 13, 2001.

            5. The payment of cash in lieu of fractional shares of Parent Stock is made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of Company Stock instead of issuing fractional shares of Parent Stock is not expected to exceed 1% of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their shares of Company Stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder, with the possible exception of shareholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in an amount equal to or greater than one full share of Parent Stock.

            6. The Company has no plan or intention to issue any additional shares of stock that would cause Parent to own less than (i) 80% of the total combined voting power of all classes of Company stock entitled to vote, or (ii) 80% of each other class of stock in the Company.

            7. The Company has not made and does not have any present plan or intention to make any distributions (other than dividends made in the ordinary course of business) prior to, in contemplation of or otherwise in connection with, the Merger.

            8. Immediately following the Merger, the Company will hold (i) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by the Company immediately prior to the Merger. For purposes of this representation, amounts used to repay debt, amounts paid by the Company to shareholders who receive cash or other property (including cash in lieu of fractional shares of Parent Stock) in connection with the Merger, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding, or in contemplation of, the Merger, including any dispositions described in the Transfer Agreement, will be considered assets held by the Company immediately prior to the Merger. Any dispositions of assets held by the Company prior to the Merger which are made in contemplation of, or as part of the Merger will be for fair market value, and the proceeds thereof will be retained by the Company.

            9. At the Effective Time, the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Company Stock that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as defined in Section 368(c) of the Code.

            10. As of the date hereof, the only capital stock of the Company is the Company Stock. Since the date of the Merger Agreement the Company has not issued any additional shares of Company Stock. The Company Stock is "voting stock" within the meaning of Section 368 of the Code.

            11. Except as provided in the Merger Agreement, Parent, Merger Sub, the Company and holders of Company Stock will each pay their respective expenses, if any, incurred in connection with the Merger. To the extent any expenses related to the Merger will be funded directly or indirectly by a party other than the incurring party, such expenses will be solely and directly related to the Merger, and will not include (i) expenses incurred for investment or estate planning advice to shareholders or (ii) expenses incurred by an individual shareholder or group of shareholders for legal, accounting or investment advice or counsel relating to the Merger. Parent has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Stock in connection with or as part of the Merger or any related transaction; provided further that all liability for Taxes incurred by a holder of Company Stock will be paid by such shareholder of the Company and in no event by Parent or a related person, directly or indirectly.

            12. Pursuant to the Merger, at least (i) 80% of the total combined voting power of all classes of Company stock entitled to vote, and (ii) 80% of each other class of stock of the Company, will be exchanged solely for voting Parent Stock. For purposes of this representation, shares of the Company Stock exchanged for cash or other property originating with the Parent or Merger Sub will be treated as outstanding Company Stock on the date of the Merger.

            13. To the best knowledge of the management of the Company, Parent will neither (i) assume any liabilities of the shareholders of the Company in the Merger, nor (ii) take subject to any liabilities any Company Stock acquired in the Merger. Furthermore, to the knowledge of the management of the Company, there is no plan or intention for Parent to assume any liabilities of the Company.

            14. The Company will not (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust," or (ii) be an "investment company" as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

            15. None of the compensation to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of such employee's shares of Company Stock; none of the Parent Stock to be received by any shareholder-employee of the Company in connection with the Merger will be separate consideration for, or allocable to any employment, consulting or similar agreement; and the compensation paid to any shareholder-employee of the Company will be for services actually rendered and will be determined by bargaining at arm's-length.

            16. There is no intercorporate indebtedness existing between Parent or its subsidiaries, and the Company or its subsidiaries that was issued, acquired or will be settled at a discount.

            17. At the Effective Time, the Company will not be under the jurisdiction of a court in a "Title 11 or similar case". For purposes of the foregoing, a "Title 11 or similar case" means a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a Federal or state court.

            18. No assets of the Company have been sold, transferred or otherwise disposed of which would prevent Parent from continuing the "historic business" of the Company or from using a significant portion of the "historic business assets" of the Company in a business following the Merger (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

            19. The merger of Titan with [Tap] on November 13, 2000 (the "Titan-[Tap] Merger") was motivated by a business purpose separate from and unrelated to the Merger. At the time of the Titan-[Tap] Merger neither the Company nor, to the best knowledge of the Company's management, Parent's management, had any plan or expectation, to effect, or engaged in any discussions, negotiations, agreements or arrangements regarding, the Merger.

            20. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

            21. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

            We understand that Cadwalader, Wickersham & Taft and Wachtell, Lipton, Rosen & Katz will rely, without further inquiry, on this representation letter in rendering their respective opinions as to certain United States Federal income tax consequences of the Merger. We will promptly and timely inform them if, after signing this representation letter, we have reason to believe that any of the facts described herein or in the Proxy Statement-Prospectus or any of the representations made in this representation letter are or have become untrue, incorrect or incomplete in any respect.

                                       Very truly yours,



                                       [TITAN]

                                       by ____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT F

                                                                  Execution Copy














==============================================================================


                          LICENSE ACQUISITION AGREEMENT

                                      among

                                TRITEL, INC.,

                           TELECORP WIRELESS, INC.

                                       and

                              SKAGIT WIRELESS, LLC



                           Dated as of October 7, 2001


==============================================================================

                          LICENSE ACQUISITION AGREEMENT

      LICENSE ACQUISITION AGREEMENT, dated as of October 7, 2001, among TRITEL, INC., a Delaware corporation ("Tritel"), TELECORP WIRELESS, INC., a Delaware corporation ("TeleCorp Wireless" and, together with Tritel, "Sellers"), and SKAGIT WIRELESS, LLC, an Oregon limited liability company ("Purchaser").

      WHEREAS, a subsidiary of Tritel has been granted the personal communications services ("PCS") license described on Schedule I (the "Existing License");

      WHEREAS, Sellers have contractual rights to acquire the licenses described on Schedule II (the "Acquisition Licenses") pursuant to various acquisition agreements (the "Acquisition Agreements");

      WHEREAS, Sellers wish to sell to Purchaser, and Purchaser wishes to acquire from Sellers, the Existing License and the Acquisition Licenses (sometimes collectively referred to as the "Licenses"), all on the terms and subject to the conditions hereof;

      WHEREAS, concurrently herewith TeleCorp PCS, Inc. ("TeleCorp") and AT&T Wireless Services, Inc. ("AWS") are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, a wholly owned subsidiary of AWS will be merged with and into TeleCorp (the "Merger"); and

      WHEREAS, the consummation of the closing under this Agreement is subject to the satisfaction or waiver of all conditions to the closing under the Merger Agreement.

      NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE 1
                                PURCHASE AND SALE

      Section 1.1. Initial Closing

      (a) Upon the terms and subject to the conditions hereof, the closing of the purchase and sale of the Existing License, and the Acquisition Licenses (if any) then held by Sellers (the "Initial Closing"), shall take place simultaneously with the Merger and shall be deemed to have closed immediately prior to the Merger, on the date of the closing under the Merger Agreement (the "Initial Closing Date") at the same place as such closing occurs, or at such other time and place as the parties may agree.

      (b) At the Initial Closing:

            (i) Sellers shall cause their respective subsidiaries to sell, convey, transfer, deliver and assign to Purchaser, free and clear of any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever ("Liens"), other than Liens securing the indebtedness to be assumed by Purchaser pursuant to Section 1.1(b)(ii), and Purchaser shall purchase, acquire and accept from Sellers' subsidiaries, the Existing License and the Acquisition Licenses, if any, then held by Sellers..

            (ii) Purchaser shall pay to Sellers in immediately available funds the sum of (i) $1,731,894 for the Existing License and (ii) the aggregate cash purchase price paid by Sellers for the Acquisition Licenses, if any, then held by Sellers, plus the aggregate amount of interest paid by Sellers on indebtedness (if any) to the United States Department of the Treasury (the "USDT") to be assumed by Purchaser pursuant to this Section 1.1(b)(ii) with respect to such Licenses, from the date that Sellers assumed such indebtedness through the date of the Initial Closing.

      Section 1.2. Subsequent Closings

      (a) Following the closing under the Merger Agreement, upon the terms and subject to the conditions hereof, each closing of the purchase and sale of Acquisition Licenses (if any) acquired by Sellers after the Initial Closing Date (each, a "Subsequent Closing") shall take place at the offices of Davis Wright Tremaine LLP, 1300 S.W. Fifth Avenue, Suite 2300, Portland, Oregon 97201, at 10:00 a.m. local time on the fifth business day following the satisfaction or waiver of all of the conditions precedent applicable to such Subsequent Closing (each, a "Subsequent Closing Date") or at such other time and place as the parties may agree.

      (b) At each Subsequent Closing:

            (i) Sellers shall cause their respective subsidiaries to sell, convey, transfer, deliver and assign to Purchaser, free and clear of Liens, other than Liens securing the indebtedness to be assumed by Purchaser pursuant to Section 1.2(b)(ii), and Purchaser shall purchase, acquire and accept from Sellers' subsidiaries, the Acquisition Licenses, if any, then held by Sellers..

            (ii) Purchaser shall pay to Sellers in immediately available funds the sum of the aggregate cash purchase price paid by Sellers for the Acquisition Licenses, if any, then held by Sellers, plus the aggregate amount of interest paid by Sellers on indebtedness (if any) to the USDT to be assumed by Purchaser pursuant to this Section 1.2(b)(ii) with respect to such Licenses, from the date that Sellers assumed such indebtedness through the date of such Subsequent Closing.

      Section 1.3. Closing Deliveries

      At the Initial Closing and each Subsequent Closing (each, a "Closing"):

      (a) Sellers shall cause their respective subsidiaries to execute and deliver to Purchaser one or more instruments of assignment, in substantially the form attached hereto as Exhibit A.

      (b) Purchaser shall pay to Sellers in immediately available funds, pursuant to wire transfer instructions to be delivered to Purchaser at least two business days prior to the Initial Closing Date or the Subsequent Closing Date, as the case may be (each, a "Closing Date"), the applicable purchase price for the Licenses being acquired.

      (c) Purchaser shall execute and deliver to Sellers one or more instruments of assumption, in form and substance satisfactory to the Federal Communications Commission (the "FCC") and reasonably satisfactory to Sellers, in respect of the indebtedness (if any) to be assumed by Purchaser pursuant to Section 1.2(b)(ii).

      (d) The parties shall execute and deliver or cause to be executed and delivered all other documents, instruments, and certificates, if any, contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the transactions contemplated to be consummated on the Closing Date.

      Section 1.4. Certain Covenants

      Each party shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement and to consummate the transactions contemplated hereby, which efforts shall include, without limitation, promptly cooperating in the preparation and filing of one or more transfer applications seeking FCC approval of the assignment of all of the Licenses to be assigned to Purchaser, and in the preparation and filing of any notices, if required, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act").

                                    ARTICLE 2
                              CONDITIONS TO CLOSING

      Section 2.1. Each Party's Condition to Closing

      Each party's obligations to consummate the transactions contemplated by this Agreement at any Closing are subject to the satisfaction or waiver on or prior to the applicable Closing Date of each of the following conditions:

      (a) FCC Consent

      The FCC shall have issued a preliminary grant approving the assignment of all of the Licenses to be transferred to Purchaser at such Closing, and such preliminary grant shall be in full force and effect and free of any conditions that would have a material adverse effect on such Licenses.

      (b) HSR Clearance, Etc.

      The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act, if any, shall have expired or been earlier terminated, and all notices and other filings required to be made prior to the applicable Closing Date by either party or any of its affiliates with, and all permits, authorizations, consents and approvals required to be obtained prior to such Closing Date by either party or any of its affiliates from, any governmental authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained.

      (c) Closing of Merger

      With respect to the Initial Closing only, all conditions to closing under the Merger Agreement shall have been satisfied or expressly waived in writing by the parties thereto.

      (d) Closing Deliveries

      Sellers' obligation to consummate the transactions contemplated by this Agreement is subject to Purchaser's making the deliveries required by Section
1.3. Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject to Sellers' making the deliveries required by Section 1.3.

      Section 2.2. Sellers' Condition to Closing

      Sellers' obligation at any Closing to consummate the transactions contemplated by this Agreement is subject to the representation of Purchaser set forth in Section 3.1 being true and correct on such Closing Date as though made on such Closing Date.

                                   ARTICLE 3
                                 MISCELLANEOUS

      Section 3.1. Representation by Purchaser

      Purchaser represents to Sellers that Purchaser qualifies as a "very small business" for purposes of 47 C.F.R. Sections 1.2110, 24.709 and 24.720.

      Section 3.2. Entire Agreement; Amendments and Waivers

      This Agreement, the Merger Agreement and all other agreements dated the date hereof to which the parties hereto are a party constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by both parties, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      Section 3.3. Other Agreements

      The parties acknowledge and agree that Sellers shall be entitled to terminate any or all of the Acquisition Agreements, and in the event Sellers terminate any such Acquisition Agreement, Sellers shall give prompt notice to Purchaser of such termination.

      Section 3.4. Assignment; Termination

      No party to this Agreement may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement shall automatically be deemed terminated without any further action by any party in the event that the Merger Agreement terminates for any reason. Upon such termination, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to the other parties, except that nothing herein will relieve any party from liability for any breach by such party of this Agreement prior to termination.

      Section 3.5. GOVERNING LAW

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

      Section 3.6. Expenses

      Except as otherwise expressly provided in this Agreement or any other agreement of even date herewith entered into between the parties hereto, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

      Section 3.7. Publicity

      The parties hereby agree that except as may be required to comply with the requirements of applicable law or the rules and regulations of any national securities exchange or automated quotation system such as NASDAQ upon which the securities of one of the parties or its affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto.

      Section 3.8. Counterparts

      This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 3.9. Headings

      The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      Section 3.10. Notices

      All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made upon delivery if delivered personally (by courier service or otherwise) to the applicable addresses set forth below:

      If to Tritel or TeleCorp:

            Tritel, Inc.
            TeleCorp Wireless, Inc.
            1010 N. Glebe Road, Suite 800
            Arlington, VA 22201
            Attn:  Thomas H. Sullivan
            Facsimile: (703) 236-1376

      With a copy to:

            Alicia M.V. Wyman
            Mintz Levin
            One Financial Center
            Boston, MA  02111
            Facsimile: (617) 542-2241


      If to Skagit:

            Don A. Adams
            4411 164th Lane SE
            Issaquah, WA  98027
            Telephone:  (206) 953-5694
            Facsimile: (425) 401-9853

      With a copy to:

            Davis Wright Tremaine LLP
            2300 First Interstate Tower
            1300 SW Fifth Avenue
            Portland, Oregon 97201
            Attn: Benjamin G. Wolff
            Telephone:  (503) 778-5322
            Facsimile:  (503) 778-5299

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    TRITEL, INC.



                                    By /s/ Thomas H. Sullivan
                                       -------------------------------------
                                       Name:  Thomas H. Sullivan
                                       Title: President, Treasurer and
                                              Secretary


                                    TELECORP WIRELESS, INC.



                                    By /s/ Thomas H. Sullivan
                                       -------------------------------------
                                       Name:  Thomas H. Sullivan
                                       Title: Chief Financial Officer and
                                              Executive Vice President


                                    SKAGIT WIRELESS, LLC



                                    By /s/ Don Adams
                                       -------------------------------------
                                       Name:  Don Adams
                                       Title: Manager

                                   Schedule I

                                Existing License


--------------------------------------------------------------------------
Market     Call Sign     Block     Location
--------------------------------------------------------------------------
BTA423     WPOK659       C (30)    Somerset, KY
--------------------------------------------------------------------------

                                   Schedule II

                              Acquisition Licenses


--------------------------------------------------------------------------
Market     Call Sign     Block     Location
--------------------------------------------------------------------------
BTA234     KNLG949       F         La Crosse, WI-Winona, MN
--------------------------------------------------------------------------
BTA421     KNLH285       F         Sioux City, IA
--------------------------------------------------------------------------
BTA083     KNLG230       F         Clarksville, TN-Hopkinsville, KY
--------------------------------------------------------------------------
BTA232     KNLH633       F         Knoxville, TN
--------------------------------------------------------------------------
BTA017     KNLG227       F         Anniston, AL
--------------------------------------------------------------------------
BTA237     KNLH623       F         La Grange, GA
--------------------------------------------------------------------------
BTA334     KNLH624       F         Opelika-Auburn, AL
--------------------------------------------------------------------------
BTA096     KNLH632       F         Cookeville, TN
--------------------------------------------------------------------------

                                    EXHIBIT A

                        Form of Instrument of Assignment


      INSTRUMENT OF ASSIGNMENT dated as of _____________, 200_, by ___________________________, a ______________ ("Assignor"), in favor of Skagit
Wireless, LLC, an Oregon limited liability company ("Assignee"). Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Acquisition Agreement (as defined below).

      WHEREAS, Assignor and Assignee have entered into a License Acquisition Agreement (the "Acquisition Agreement"), dated as of October ___, 2001, pursuant to which Assignor agreed to convey to Assignee, and Assignee agreed to acquire, the Licenses;

      WHEREAS, Assignor and Assignee have filed an application with the FCC requesting the assignment of the Licenses to Assignee; and

      WHEREAS, the FCC has granted such application.

      NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions, and agreements hereinafter set forth, the parties agree as follows:

      1. Assignment. Pursuant to Section 1.1(a) of the Acquisition Agreement, for valuable consideration, receipt of which is hereby acknowledged, Assignor, intending to be legally bound, does hereby sell, assign, transfer, convey, and deliver toAssignee, its successors and assigns forever, all right and interest of Assignor in and to each License, free and clear of all Liens.

      2. Terms of Acquisition Agreement Control. Nothing contained in this Instrument of Assignment shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge, or in any way affect the provisions of the Acquisition Agreement, including the warranties, covenants, agreements, conditions and representations contained in the Acquisition Agreement and, in general, any of the rights and remedies, and any of the obligations and indemnifications, of Assignor or Assignee set forth in the Acquisition Agreement.

      3. Power of Attorney. Assignor hereby grants its power-of-attorney to Assignee as Assignor's attorney-in-fact to take any appropriate action in connection with each License, in the name of Assignor or in its own or any other name, it being understood that this authorization and power-of-attorney are coupled with an interest and are irrevocable.

      4. Representations and Warranties. Assignor represents and warrants to Assignee that (a) no interest in any License has been previously assigned to any Person, (b) all rights and interests in and to each License are assignable free and clear of Liens without any further action or consent and (c) the rights and interests being assigned to Assignee hereby constitute all rights and interests in and to each License.

      5. Further Assurances. Assignor covenants and agrees, in connection with the Acquisition Agreement and this Instrument of Assignment, promptly to execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or desirable to effectuate and perform more fully the provisions of this Instrument of Assignment and the assignments provided for in Section 1 hereof.

      6. Miscellaneous. This Instrument of Assignment (i) is executed pursuant to the Acquisition Agreement and may be executed in counterparts, each of which as so executed shall be deemed to be an original, but all of which together shall constitute one instrument,
            (ii) shall be governed by and in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof and (iii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            IN WITNESS WHEREOF, Assignor and Assignee have caused this Instrument of Assignment to be duly executed and delivered as of the date first written above.

                                    [ASSIGNOR]


                                    By
                                       ---------------------------------
                                          Name:
                                          Title:

                                    SKAGIT WIRELESS, LLC


                                    By
                                       ---------------------------------
                                          Name:
                                          Title:

                                                                  Execution Copy


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Assignment and Assumption Agreement, dated October 7, 2001 ("Agreement"), is entered into by and between Skagit Wireless, LLC, an Oregon limited liability company ("Skagit"), and RW Acquisition, L.L.C., a Delaware limited liability company ("RW").

                                    RECITALS
                                    --------

      WHEREAS, RW now wishes to assign all of its right, title and interest in and to, and Skagit wishes to assume all of the obligations and liabilities under, the (i) Settlement Agreement Regarding Purchase and Distribution of the Assets of Airadigm Communications, Inc., dated October 13, 2000 (the "Settlement Agreement"), by and between Telephone and Data Systems, Inc. and RW Acquisition, L.L.C., and (ii) the Collective Plan of Reorganization for Airadigm Communications, Inc. as of Friday, October 13, 2000 As Amended on the Record at the Confirmation Hearing, United States Bankruptcy Court for the Western District of Wisconsin, Case No. 99-33500-11 (the "Collective Plan").

      NOW, THEREFORE in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            (1) Assignment. RW does hereby assign, transfer and convey to Skagit, its successors and assigns to and for its or their use forever, all right, title and interest of RW in and to the Settlement Agreement and the Collective Plan, including without limitation all of the benefits of the Settlement Agreement and the Collective Plan and the covenants, conditions, stipulations and remedies for the enforcement thereunder. Wherever the Settlement Agreement and the Collective Plan refer to the designee of RW, Skagit shall hereafter be deemed to be such designee. RW hereby agrees to indemnify, defend and hold harmless Skagit, its affiliates, successors and assigns, from and against all claims, liabilities and expenses (including, without limitation, reasonable attorneys' fees) of any nature whatsoever, asserted against, suffered or incurred by Skagit or its affiliates, successors and assigns arising out of any of the obligations, duties or liabilities on RW's part so to be performed under the Settlement Agreement or the Collective Plan prior to the date hereof.

            (2) Assumption. Skagit hereby agrees to be the designee of RW pursuant to the Settlement Agreement and the Collective Plan and accepts assignment to it by RW of all of RW's right, title and interest in and to the Settlement Agreement and the Collective Plan, and assumes all of the obligations and liabilities of RW in connection with the Settlement Agreement and the Collective Plan. Skagit further agrees to indemnify, defend and hold harmless RW, its affiliates, successors and assigns, from and against all claims, liabilities and expenses (including, without limitation, reasonable attorneys' fees) of any nature whatsoever, asserted against, suffered or incurred by RW or its affiliates, successors and assigns arising out of any of the obligations, duties or liabilities on RW's part so to be performed under the Settlement Agreement or the Collective Plan from and after the date hereof.

            (3) Representation of Skagit. Skagit represents to RW that Skagit qualifies as a "very small business" for purposes of 47 C.F.R. Sections 1.2110, 24.709 and 24.720.

            (4) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            (5) Miscellaneous. All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall be governed and in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

            (6) Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made upon delivery if delivered personally (by courier service or otherwise) to the applicable addresses set forth below:

      If to RW:

            RW Acquisition, L.L.C.
            1010 N. Glebe Road, Suite 800
            Arlington, VA 22201
            Attn:  Thomas H. Sullivan
            Facsimile: (703) 236-1376

      With a copy to:

            Alicia M.V. Wyman
            Mintz Levin
            One Financial Center
            Boston, MA  02111
            Facsimile: (617) 542-2241

      If to Skagit:

            Don A. Adams
            4411 164th Lane SE
            Issaquah, WA  98027
            Telephone:  (206) 953-5694
            Facsimile: (425) 401-9853

      With a copy to:

            Davis Wright Tremaine LLP
            2300 First Interstate Tower
            1300 SW Fifth Avenue
            Portland, Oregon 97201
            Attn: Benjamin G. Wolff
            Telephone:  (503) 778-5322
            Facsimile:  (503) 778-5299

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    SKAGIT WIRELESS, LLC



                                    By
                                      ----------------------------------
                                      Name:
                                      Title:



                                    RW ACQUISITION, L.L.C.


                                    By
                                      ----------------------------------
                                      Name:
                                      Title:

                                                                  Execution Copy


      Put-Call Agreement, dated as of October 7, 2001, between Skagit Wireless, LLC, an Oregon limited liability company ("Skagit"), and RW Acquisition, L.L.C., a Delaware limited liability company ("RWA") and a wholly owned subsidiary of TeleCorp PCS, Inc. ("TeleCorp").

      Whereas, RWA and Skagit have entered into an Assignment and Assumption Agreement, dated as of the date hereof (the "Assignment"), pursuant to which RWA has assigned to Skagit, and Skagit has assumed, all of the right, title and interest of RWA in and to the Settlement Agreement and the Collective Plan (as such terms are defined in the Assignment);

      Whereas, TeleCorp has entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with AT&T Wireless Services, Inc., a Delaware corporation ("AWS"), and one of its subsidiaries;

      Whereas, RWA wishes to have the right to purchase, and Skagit wishes to have the right to cause RWA to purchase, all of the right, title and interest of Skagit in and to (i) the Settlement Agreement and the Collective Plan (the "Subject Rights") or (ii) any FCC licenses that Skagit may acquire pursuant to the Settlement Agreement and the Collective Plan (the "Subject Licenses"), as the case may be, in the event that the Merger Agreement is terminated.

      Now, therefore, the parties hereby agree as follows:

      1.  Right to Call
          -------------

      RWA shall have the right, exercisable at any time prior to the 91st day following the termination of the Merger Agreement in accordance with its terms, to purchase from Skagit the Subject Rights or all of the Subject Licenses, as the case may be.

      2.  Right to Put
          ------------

      Skagit shall have the right, exercisable at any time within 90 days following the termination of the Merger Agreement in accordance with its terms, to cause RWA to purchase from Skagit the Subject Rights or all of the Subject Licenses, as the case may be; provided, that RWA shall not be required to effect such purchase if, prior to the expiration of such 90-day period, (i) AWS shall have been relieved of any contractual prohibitions or limitations for the benefit of TeleCorp and its shareholders (whether relating to exclusivity or preferential roaming obligations or otherwise) on AWS's right to provide mobile wireless communications services under the AWS brand in that portion of TeleCorp's territory covered by the Subject Licenses or (ii) AWS fails to consent to the amendment of any agreement to which it is a party that would effect such relief, and that does not otherwise adversely affect the rights or benefits of AWS thereunder.

      3.  Purchase Price
          --------------

      The consideration payable by RWA pursuant to Section 1 or 2, as the case may be, will be (i) for the Subject Rights, the execution and delivery by RWA of an assignment and assumption agreement in substantially the form of the Assignment, and (ii) for the Subject Licenses, the purchase price therefor actually paid by Skagit.

      4.  Exercise of Rights
          ------------------

      The party exercising its rights under Section 1 or 2, as the case may be, must send a written notice to the other party within the applicable time period, and thereafter the parties will use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated under Section 1 or
Section 2, as the case may be.

      Without limiting the generality of the foregoing, the purchase and sale of the Subject Rights will be effected pursuant to an assignment and assumption agreement in substantially the form of the Assignment, and the purchase and sale of Subject Licenses will be effected pursuant to a mutually satisfactory license acquisition agreement that contains terms and conditions that are customary in the industry for similar transactions.

      5.  Miscellaneous
          -------------

      This Agreement, when read together with the Assignment, embodies the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and supersedes any prior agreements or understandings with respect to such subject matter. This Agreement may not be amended except by a written instrument executed by the parties. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be governed by the internal laws of the State of New York, without regard to choice of law principles.

      6.  Notices
          -------

      All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made upon delivery if delivered personally (by courier service or otherwise) to the applicable addresses set forth below:

      If to RWA:

            RW Acquisition, L.L.C.
            1010 N. Glebe Road, Suite 800
            Arlington, VA 22201
            Attn:  Thomas H. Sullivan
            Facsimile: (703) 236-1376

      With a copy to:

            Alicia M.V. Wyman
            Mintz Levin
            One Financial Center
            Boston, MA  02111
            Facsimile: (617) 542-2241

      If to Skagit:

            Don A. Adams
            4411 164th Lane SE
            Issaquah, WA  98027
            Telephone:  (206) 953-5694
            Facsimile: (425) 401-9853

      With a copy to:

            Davis Wright Tremaine LLP
            2300 First Interstate Tower
            1300 SW Fifth Avenue
            Portland, Oregon 97201
            Attn: Benjamin G. Wolff
            Telephone:  (503) 778-5322
            Facsimile:  (503) 778-5299



                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    RW ACQUISITION, L.L.C.


                                    By /s/ Thomas H. Sullivan
                                       ----------------------------------
                                       Name:  Thomas H. Sullivan
                                       Title:


                                    SKAGIT WIRELESS, LLC


                                    By /s/ Don Adams
                                       ----------------------------------
                                       Name:  Don Adams
                                       Title:

                                                                       EXHIBIT H

                               TELECORP PCS, INC.
                               1010 N. Glebe Road
                            Arlington, Virginia 22201


                                        October 8, 2001



Gerald Vento and Thomas H. Sullivan
Telecorp Management Corp., Inc.
1010 N. Glebe Road -- Suite 800
Arlington, Virginia 22201



Dear Gerry and Tom:

On behalf of Telecorp PCS, Inc. (the "Company"), I am pleased to offer Telecorp Management Corp., Inc. ("Management") the following retention award.

Except as otherwise provided below, the Company will pay to Management a cash payment as of the Closing Date (as defined in the Agreement and Plan of Merger among AT&T Wireless Services, Inc. ("Wireless"), Merger Sub and the Company dated as of the 8th of October, 2001 (the "Merger Agreement")) in an amount equal to three times the sum of (A) Management's Management Fees (as defined in that certain Management Agreement between Management and the Company, dated as November 13, 2000 ("Management Agreement") and (B) Management's highest Annual Bonus (as defined in the Management Agreement) earned for the last three full fiscal years prior to the Closing Date (or for such lesser number of full fiscal years prior to the Closing Date for which Management was eligible to earn such a bonus, and annualized in the case of any bonus earned for a partial fiscal year), if (1) Management continues to provide services to the Company through the Closing Date in accordance with the terms of the Management Agreement, (2) the Management Agreement is terminated by the Company for any reason other than pursuant to Sections 5(b)(ii)(A) or 5(b)(ii)(E) of the Management Agreement prior to the Closing Date, (3) you terminate the Management Agreement pursuant to Section 5(b)(iii)(A), 5(b)(iii)(B) or 5(b)(iii)(C) of the Management Agreement prior to the Closing Date or (4) either of you dies or becomes Disabled prior to the Closing Date.

In the event that either of your employment or the Management Agreement is terminated for any reason other than those set forth above, Management will not be entitled to any amounts hereunder.

In consideration for the payment described above, each of you and Management hereby agree to enter into non-competition and non-solicitation of customers and employees agreements with Wireless and the Company at or prior to the Closing Date.

All amounts payable hereunder will be subject to required withholding.

"Disability" means absence from employment for at least one hundred and eighty days in any 12-month period as a result of your incapacity due to mental or physical illness.

The provisions of this letter agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish your rights under any employee benefit plan or employment agreement or other contract, plan or arrangement nor shall any amounts payable hereunder be treated as compensation for purposes of any benefit formula under any such plan, agreement or contract; provided, however, you agree that neither the execution of the Merger Agreement nor any actions taken by the Company in fulfillment of its obligations thereunder, alone or in conjunction with any other event, shall give rise to any termination right either of you or Management might otherwise have to terminate the Management Agreement, and each of you and Management hereby waive any rights that each of you and Management might otherwise have to do so prior to or following the Closing Date. In addition, you agree to terminate, or to cause Management to terminate, the Management Agreement to be terminated effective on the Closing Date, no later than simultaneous with the Closing (as defined in the Merger Agreement), with no further obligation on the part of the Company or any of its Subsidiaries to you or to Management. Notwithstanding the foregoing, Sections 8(b), 8(c), 8(d) and Section 13 of the Management Agreement shall survive upon termination of the Management Agreement, and Section 4(a) of the Management Agreement shall survive with respect to any reimbursable expenses under Section 4(a) of the Management Agreement incurred by Management prior to the date of termination of the Management Agreement.

This letter agreement shall be governed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

This letter agreement shall not be construed as conferring upon either of you or Management any legal rights with respect to a continuation of your employment or other relationship with the Company or its subsidiaries.

No provision of this letter agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each of you and the Company. No waiver by either party hereto at any time of any breach of the other party hereto of, or compliance with, any condition or provision of this letter agreement to be performed by such party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this letter agreement.

On the Closing Date, this letter agreement shall be assigned to Wireless, or its successor, and Wireless shall have all rights and assume all obligations hereunder. Upon the assignment and assumption, all references in this letter agreement to the "Company" shall be deemed to refer to Wireless.

This letter agreement will be void ab initio, and shall be of no further force and effect, upon termination of the Merger Agreement.

Please indicate your agreement to accept the terms of this letter agreement by signing the enclosed copy of this letter and returning it to the Company.


Sincerely,


/s/ James Hoak
---------------------
Director


ACCEPTED:


/s/ Gerald T. Vento
----------------------
Gerald Vento, in my individual capacity
and my capacity as owner and officer of
Telecorp Management Corp., Inc.


ACCEPTED:


/s/ Thomas H. Sullivan
----------------------
Thomas H. Sullivan, in my individual capacity
and my capacity as owner and officer of
Telecorp Management Corp., Inc.